 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-286854-01
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 30, 2025)
$1,750,000,000
VICI Properties L.P.
$900,000,000 5.400% Senior Notes Due 2031
$850,000,000 5.750% Senior Notes Due 2036
VICI Properties L.P., a Delaware limited partnership (“VICI LP”), is offering $900,000,000 aggregate amount of 5.400% Senior Notes due 2031 (the “2031 Notes”) and $850,000,000 aggregate amount of 5.750% Senior Notes due 2036 (the “2036 Notes” and, together with the 2031 Notes, the “Notes”).
The 2031 Notes will bear interest at a rate of 5.400% per annum and will mature on October 15, 2031. The 2036 Notes will bear interest at a rate of 5.750% per annum and will mature on October 15, 2036.
Interest on the 2031 Notes will be payable in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2027. Interest on the 2036 Notes will be payable in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2027.
We have the option to redeem all or a portion of the 2031 Notes and the 2036 Notes at any time prior to maturity, at the applicable redemption price as described in this prospectus supplement under the heading “Description of the Notes — Optional Redemption.” In addition, the Notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the Notes — Gaming Redemption.”
The Notes will be VICI LP’s unsecured and unsubordinated obligations and will rank equally in right of payment with all of VICI LP’s existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to VICI LP’s future secured indebtedness (to the extent of the value of the collateral securing such indebtedness).
The Notes will also be structurally subordinated in right of payment to all existing and future indebtedness, whether secured or unsecured, and other liabilities of, and any preferred equity in, VICI LP’s subsidiaries. The Notes will benefit from a pledge of all of the limited partnership interests of VICI LP directly owned by VICI OP (as defined below). The Notes will not be secured by any other assets, including any properties or the equity of any subsidiaries of VICI LP.
As more fully described herein, the net proceeds from the Notes offered hereby will be used by VICI Properties Inc., a Maryland corporation (“VICI REIT”) and the indirect parent company of VICI LP, to repay all or a portion of our outstanding (i) $480.5 million in aggregate principal amount of 4.500% Senior Notes due 2026 (the “September 2026 Maturity Notes”), (ii) $19.5 million in aggregate principal amount of 4.500% MGP OP Notes (as defined herein) due 2026 (the “2026 MGP Notes”), and (iii) $1.25 billion in aggregate principal amount of 4.250% Senior Notes due 2026 (the “December 2026 Maturity Notes”), and we expect that any remaining net proceeds will be used for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital and the repayment or refinancing of indebtedness. See “Use of Proceeds.”
The Notes will not be guaranteed by VICI REIT or any of its subsidiaries. On the issue date, the Notes will not be guaranteed by any subsidiary of VICI LP; however, certain subsidiaries of VICI LP will be required to guarantee the Notes in the future under the limited circumstances described herein. See “Description of the Notes — Possible Future Guarantees.”
The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any national securities exchange or include the Notes in any automated quotation system. The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Investing in the Notes involves risks. You should read carefully and consider the “Risk Factors” beginning on page S-6 of this prospectus supplement, the risk factors described in VICI REIT’s and VICI LP’s Annual Report on Form 10-K for the year ended December 31, 2025 and VICI REIT’s and VICI LP’s filings with the Securities and Exchange Commission (the “SEC”) incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state or other securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.
	2031 Notes		2036 Notes
	Per Note	Total	Per Note	Total
Public Offering Price(1)	99.966%	$899,694,000	98.375%	$836,187,500
Underwriting Discount(2)	0.600%	$5,400,000	0.650%	$5,525,000
Estimated proceeds to us, before expenses	99.366%	$894,294,000	97.725%	$830,662,500

(1)
Plus accrued interest from August 14, 2026 if settlement occurs after that date.

(2)
See “Underwriting (Conflicts of Interest)” for additional information regarding fees and expenses of this offering.

The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the account of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System, and Clearstream Banking S.A., against payment in New York, New York on or about August 14, 2026.
Wells Fargo Securities	Barclays	Mizuho	Truist Securities
BNP PARIBAS	BofA Securities	Capital One Securities	Citigroup
Citizens Capital Markets	J.P. Morgan		SMBC Nikko
Deutsche Bank Securities	Goldman Sachs & Co. LLC	Morgan Stanley
Scotiabank
The date of this prospectus supplement is August 5, 2026.

Prospectus Supplement
Prospectus

S-i

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus we may authorize to be delivered to you. References to “documents incorporated by reference” shall also include any documents deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent there are any inconsistencies between the information in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. Neither we nor any of the underwriters or their respective affiliates have authorized any other person to provide you with different or additional information, and take no responsibility for any information others may give you. Neither we nor any of the underwriters are making an offer to sell, or soliciting an offer to buy, these securities in a jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus prepared by us is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results and prospects may have changed since those dates.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a shelf registration statement, we may sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in one or more offerings, one or any combination of the securities described in this prospectus supplement and the accompanying prospectus. As allowed by the SEC rules, this prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as the accompanying prospectus and the documents incorporated by reference herein and therein.
You should read carefully this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference herein and therein, which we have referred you to in “Incorporation of Certain Documents by Reference” on page S-49 of this prospectus supplement, before making an investment decision. Information incorporated by reference after the date of this prospectus supplement may add, update or change information contained in this prospectus supplement. Statements contained or incorporated by reference in this prospectus supplement or the accompanying prospectus as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated by reference in this prospectus supplement or the accompanying prospectus, each such statement being qualified in all respects by such reference.
Unless the context otherwise requires or unless otherwise specified, (i) all references in this prospectus to “VICI REIT” refer to VICI Properties Inc., together with its consolidated subsidiaries, including VICI LP, and (ii) all references to “VICI LP” refer to VICI Properties L.P., the issuer of the Notes. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us” and “our” refer to VICI LP, together with its consolidated subsidiaries.
“April 2022 Notes” refer collectively to the (i) $1,250.0 million in aggregate principal amount of 4.750% Senior Notes due 2028, (ii) $1,000.0 million in aggregate principal amount of 4.950% Senior Notes due 2030, (iii) $1,500.0 million in aggregate principal amount of 5.125% Senior Notes due 2032, and (iv) $750.0 million in aggregate principal amount of 5.625% Senior Notes due 2052.
“Caesars” refers to Caesars Entertainment, Inc., a Delaware corporation, and as the context requires, its subsidiaries.
“CEOC” refers to CEOC, LLC, a Delaware limited liability company.
“Credit Agreement” refers to the Credit Agreement, dated as of February 3, 2025, by and among VICI LP, the lenders from time to time party thereto, and Wells Fargo Bank, N.A., as administrative agent, as amended from time to time.
“December 2024 Notes” refer to the $750.0 million aggregate principal amount of 5.125% Senior Notes due 2031.
“Exchange Notes” refer collectively to the (i) September 2026 Maturity Notes, (ii) $729.5 million aggregate principal amount of 5.750% Senior Notes due 2027, (iii) $349.3 million aggregate principal amount of 4.500% Senior Notes due 2028, and (iv) $727.1 million aggregate principal amount of 3.875% Senior Notes due 2029, in each case issued by the VICI Issuers in April 2022 pursuant to the Exchange Offers and Consent Solicitations (each as defined under the heading “Description of Other Indebtedness”).
“February 2020 Notes” refer collectively to the (i) $750.0 million in aggregate principal amount of 3.750% Senior Notes due 2027 and (ii) $1,000.0 million in aggregate principal amount of 4.125% Senior Notes due 2030.
“Lease Agreements” refer collectively to our leases with our respective tenants, unless the context otherwise requires.

S-iii

“March 2024 Notes” refer collectively to the (i) $550.0 million aggregate principal amount of 5.750% Senior Notes due 2034 and (ii) $500.0 million aggregate principal amount of 6.125% Senior Notes due 2054.
“March 2025 Notes” refer collectively to the (i) $400.0 million aggregate principal amount of 4.750% Senior Notes due 2028 and (ii) $900.0 million aggregate principal amount of 5.625% Senior Notes due 2035.
“MGM” refers to MGM Resorts International, a Delaware corporation, and, as the context requires, its subsidiaries.
“MGM Grand/Mandalay Bay JV” refers to a joint venture that holds the real estate assets of MGM Grand Las Vegas and Mandalay Bay, in which we hold a 100% ownership stake.
“MGM Grand/Mandalay Bay Lease” means the lease agreement for MGM Grand Las Vegas and Mandalay Bay, as amended from time to time.
“MGM Master Lease Agreement” refers to the lease agreement, dated as of April 29, 2022, for the properties leased to MGM, excluding those leased under the MGM Grand/Mandalay Bay Lease, as amended from time to time.
“MGP” refers to MGM Growth Properties LLC, a Delaware limited liability company, and, as the context requires, its subsidiaries.
“MGP OP” refers to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership, and, as the context requires, its subsidiaries.
“MGP OP Notes” refer collectively to the notes issued by MGP OP and MGP Finance Co-Issuer, Inc. (together with MGP OP, the “MGP Issuers”), consisting of the (i) $25.8 million aggregate principal amount of 5.625% Senior Notes due 2024, which were redeemed in full on March 25, 2024, (ii) $0.6 million in aggregate principal amount of 4.625% Senior Notes due 2025, which were redeemed in full on April 26, 2025, (iii) 2026 MGP Notes, (iv) $20.5 million aggregate principal amount of 5.750% Senior Notes due 2027, (v) $0.7 million aggregate principal amount of 4.500% Senior Notes due 2028, and (vi) $22.9 million aggregate principal amount of 3.875% Senior Notes due 2029, in each case, as amended or supplemented as of the date hereof, among the MGP Issuers, the subsidiary guarantors party thereto and U.S. Bank Trust Company, National Association (formerly known as U.S. Bank National Association) as trustee.
“MGP Transactions” refers collectively to a series of transactions in connection with VICI REIT’s acquisition of MGP on April 29, 2022, including the tax protection agreement with MGM and the MGM Master Lease Agreement.
“November 2019 Notes” refer collectively to the (i) December 2026 Maturity Notes, and (ii) $1.0 billion aggregate principal amount of 4.625% Senior Notes due 2029, in each case issued by the VICI Issuers in November 2019.
“Revolving Credit Facility” refers to the four-year unsecured revolving credit facility of VICI LP provided under the Credit Agreement.
“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company and taxable REIT subsidiary through which VICI REIT conducts its golf course business.
“VICI Issuers” refers to VICI LP and VICI Note Co.
“VICI Note Co.” refers to VICI Note Co., Inc., a Delaware corporation.
“VICI OP” refers to VICI Properties OP LLC, a Delaware limited liability company and a consolidated subsidiary of VICI REIT, which serves as our operating partnership.
“VICI OP Units” refer to limited liability company interests in VICI OP.

S-iv

CERTAIN INFORMATION REGARDING CAESARS AND MGM
The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus), as the parent and guarantor of CEOC, one of our significant lessees, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC. In addition, the historical audited and unaudited financial statements of MGM (which are not included or incorporated by reference in this prospectus supplement or the accompanying prospectus), which is the parent and guarantor of MGP Lessee, LLC, one of our significant lessees, have been filed with the SEC. MGM files annual, quarterly and current reports and other information with the SEC.
Caesars’ and MGM’s SEC filings are available to the public through the SEC’s web site at www.sec.gov. We make no representation as to the accuracy or completeness of the information regarding Caesars or MGM that is contained in this prospectus supplement or the accompanying prospectus, which is obtained from Caesars’ or MGM’s publicly available information, or that is available through the SEC’s website or otherwise made publicly available by Caesars or MGM, and none of such publicly available Caesars or MGM information is incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-v

TRADEMARKS AND TRADE NAMES
The brands under which our properties are operated are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees:
•
have approved any disclosure contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein; or

•
are responsible or liable for the content of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein and therein.

S-vi

MARKET AND INDUSTRY DATA
Although we are responsible for all of the disclosures contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, such documents may contain industry, market and competitive position data and estimates that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that such information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is generally reliable, we have not independently investigated or verified such data. The industry forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus may be materially different than our or the industry’s actual results.

S-vii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus supplement, the accompanying prospectus and documents incorporated by reference herein and therein, including statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, constitute “forward-looking statements” within the meaning of the federal securities laws.
Forward-looking statements are based on our current plans, expectations and projections about future events. We therefore caution you against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.
The forward-looking statements included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:
•
the impact of changes in general economic conditions and market developments;

•
the impact of the changing interest rate environment on us, including our ability to obtain debt financing at attractive interest rates, or at all;

•
the financial condition and performance of our tenants, borrowers, and their affiliates, and our dependence on them for substantially all of our revenues (including our tenants’ renewal of the respective lease agreements following the initial or subsequent terms);

•
the performance of the gaming and other experiential industries in which our tenants and borrowers operate, and our dependence on the gaming industry and Las Vegas in particular;

•
our ability to successfully pursue and consummate acquisitions and investments, and realize the anticipated benefits thereof;

•
the impact of extensive regulation from gaming and other regulatory authorities;

•
our substantial indebtedness, including indebtedness to be incurred by us upon consummation of this offering, and ability to service, refinance and fulfill our obligations thereunder, and our ability to make distributions to stockholders;

•
our ability to maintain our qualification for taxation as a REIT;

•
additional operational, legal and external risks;

•
the impact of this offering; and

•
additional factors discussed herein, in the accompanying prospectus or in any of the documents incorporated by reference herein and therein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus supplement, in the accompanying prospectus or in the documents incorporated by reference herein and therein. All forward-looking statements are made as of the respective dates of this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein or such other dates as may be indicated in such documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus supplement,

S-viii

the accompanying prospectus or the documents incorporated by reference herein or therein, as applicable, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein will be achieved.

S-ix

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about our business and this offering and may not contain all of the information that may be important to you. You should read carefully this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the information set forth under the caption “Risk Factors” in this prospectus supplement and in VICI REIT’s and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference herein. You should also read our historical financial statements and related notes, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. See “Incorporation of Certain Documents by Reference.” This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in the “Risk Factors” disclosures referred to above and in “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement.
Overview of Our Company
VICI REIT is an owner and acquirer of experiential real estate assets across leading gaming, hospitality, wellness, entertainment and leisure destinations, subject to long-term triple net leases. VICI LP is currently an indirect subsidiary of VICI REIT. VICI REIT is the sole owner and managing member of VICI Properties GP LLC, the sole general partner of VICI LP. VICI REIT also is the sole owner and managing member of VICI Properties Holdco LLC (“Holdco”), which owns approximately 98.9% of the limited liability company interests of VICI OP, our operating partnership, which in turn owns 100% of the limited partnership interest in VICI LP. The balance of VICI OP Units not held by Holdco are held by third-party unit holders. VICI REIT conducts its real property business through VICI LP and its golf course business through a taxable REIT subsidiary, VICI Golf.
We own 103 experiential assets across a geographically diverse portfolio consisting of 63 gaming properties and 40 other experiential properties across the United States and Canada, including Caesars Palace Las Vegas, MGM Grand and The Venetian Resort Las Vegas, three of the most iconic entertainment facilities on the Las Vegas Strip. Our gaming and entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across approximately 130 million square feet, our well-maintained properties are currently located across urban, destination and drive-to markets in twenty-six states and Canada, contain approximately 66,000 hotel rooms and feature over 700 restaurants, bars, nightclubs and sportsbooks. As of June 30, 2026, our properties are 100% leased with a weighted average lease term based on contractual rent, including extension options, of approximately 39.6 years.
We also have a growing array of real estate and financing partnerships with leading developers and operators in other experiential sectors, including Cabot, Cain, Canyon Ranch, Chelsea Piers, Club Med, Great Wolf Resorts, Homefield, Kalahari Resorts and Lucky Strike Entertainment. This portfolio includes certain real estate debt investments that were originated for strategic purposes, including (i) the potential to convert our investment into the ownership of the underlying real estate, (ii) the opportunity to develop relationships with owners and operators that may lead to other investments in experiential asset classes that fit within our investment criteria and objectives, and (iii) the ability to make investments in experiential asset classes outside of gaming with a goal of increasing our investment activity in these asset classes over time. In addition, we own approximately 33 acres of undeveloped or underdeveloped land on and adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. VICI also owns four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip.
Our portfolio is competitively positioned and well-maintained. Pursuant to the terms of the Lease Agreements, which require our tenants to invest in our properties, and in line with our tenants’ commitment to build guest loyalty, we anticipate our tenants will continue to make strategic value-enhancing investments in our properties over time, helping to maintain their competitive position. Our long-term triple-net leases provide our tenants with complete control over management at our leased properties, including sole responsibility for all operations and related expenses, including property taxes, insurance and maintenance, repair, improvement and other capital expenditures, as well as over the implementation of environmental sustainability and other initiatives.
Corporate Matters
Our principal executive offices are located at 535 Madison Avenue, New York, New York 10022 and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website or any other website identified herein is incorporated in, or constitutes a part of, this prospectus supplement or the accompanying prospectus, and the inclusion of our website address in this prospectus supplement and the accompanying prospectus is an inactive textual reference only.

THE OFFERING
Issuer . . . . . . . . . . . . . . . . . . .
VICI Properties L.P.
Notes Offered . . . . . . . . . . . . .
$900,000,000 aggregate amount of 5.400% Senior Notes due 2031 (the “2031 Notes”).
$850,000,000 aggregate amount of 5.750% Senior Notes due 2036 (the “2036 Notes”).
Maturity . . . . . . . . . . . . . . . . .
The 2031 Notes will mature on October 15, 2031.
The 2036 Notes will mature on October 15, 2036.
Interest . . . . . . . . . . . . . . . . . .
Interest on the 2031 Notes will accrue at a rate of 5.400% per annum and interest on the 2036 Notes will accrue at a rate of 5.750% per annum.
Interest on the 2031 Notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on April 15, 2027, and interest on the 2036 Notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year, commencing on April 15, 2027.
Guarantees . . . . . . . . . . . . . . .
The Notes will not be guaranteed by VICI REIT. On the issue date, the Notes will not be guaranteed by any subsidiary of VICI LP; however, certain subsidiaries of VICI LP will be required to guarantee the Notes in the future under the limited circumstances described herein. See “Description of the Notes — Possible Future Guarantees.”
Ranking . . . . . . . . . . . . . . . . .
The Notes will be our unsecured and unsubordinated obligations and will:
•
rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness;

•
be effectively subordinated in right of payment to all of our future secured indebtedness (to the extent of the value of the collateral securing such indebtedness); and

•
be structurally subordinated in right of payment to all existing and future indebtedness, whether secured or unsecured, and other liabilities of, and any preferred equity in, our subsidiaries.

As of June 30, 2026, we had approximately $17.2 billion principal amount of total indebtedness outstanding on a consolidated basis, approximately $3.0 billion of which was attributable to our subsidiaries. As of such date, we had approximately $3.0 billion of secured indebtedness outstanding, all of which was attributable to our subsidiaries.
Optional Redemption . . . . . . . .
Prior to (i) with respect to the 2031 Notes, September 15, 2031 (one month prior to the maturity date of such notes) and (ii) with respect to the 2036 Notes, July 15, 2036 (three months prior to the maturity date of such notes) (each such date, a “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at the applicable redemption price described herein.
On or after the applicable Par Call Date, we may redeem each series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the

Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
See “Description of the Notes — Optional Redemption” for more information.
Gaming Redemption . . . . . . . .
The Notes will be subject to redemption requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of the Notes — Gaming Redemption.”
Certain Covenants . . . . . . . . . .
The indenture that will govern the Notes will contain certain covenants that, among other things, limit our ability to:
•
incur secured and unsecured indebtedness; and

•
consummate a merger, consolidation or sale of all or substantially all of our assets.

In addition, we will be required to maintain total unencumbered assets of at least 150% of our total unsecured indebtedness. These covenants are subject to a number of important exceptions and qualifications.
See “Description of the Notes.”
Limited Equity Pledge . . . . . . .
The Notes will benefit from a pledge of the limited partnership interests of VICI LP directly owned by VICI OP (the “Limited Equity Pledge”). See “Description of the Notes — Limited Equity Pledge.”
Use of Proceeds . . . . . . . . . . . .
We intend to use the net proceeds from this offering to repay all or a portion of our outstanding (i) $480.5 million in aggregate principal amount of September 2026 Maturity Notes, (ii) $19.5 million in aggregate principal amount of 2026 MGP Notes, and (iii) $1.25 billion in aggregate principal amount of December 2026 Maturity Notes, and we expect that any remaining net proceeds will be used for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital and the repayment or refinancing of indebtedness. See “Use of Proceeds.”
Conflicts of Interest . . . . . . . . .
If any of the underwriters or their affiliates are holders of our September 2026 Maturity Notes, 2026 MGP Notes, December 2026 Maturity Notes or other indebtedness, such underwriters or affiliates will receive a portion of the net proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay such notes or indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”
No Listing of the Notes . . . . . .
We do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on any automated quotation system.
Book-Entry Form . . . . . . . . . .
The Notes will be book-entry only and registered in the name of a nominee of The Depository Trust Company (“DTC”). Investors may elect to hold interests in the Notes through Clearstream Banking, S.A., or Euroclear Bank SA/NV, as operator of the Euroclear System, which in turn will hold interests in the Notes in their capacity as participants at DTC. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Additional Notes . . . . . . . . . . .
We may, without the consent of holders of the Notes, increase the principal amount of either series of Notes by issuing additional Notes of such series in the future on the same terms and conditions as the applicable series of Notes, except for any difference in the issue price, issue date, interest accrued prior to the issue date of the additional Notes of such series, and, if applicable, the first interest payment date and the initial interest accrual date, and with the same CUSIP number as the series of Notes offered hereby so long as such additional Notes of such series are fungible for U.S. federal income tax purposes with the applicable series of Notes offered hereby.
Trustee, Registrar and Paying Agent . . . . . . . . . . . . . . . . .
UMB Bank, National Association.
Governing Law . . . . . . . . . . . .
The Notes will be, and the indenture is, governed by New York law.
Risk Factors . . . . . . . . . . . . . .
See “Risk Factors” beginning on page S-6 of this prospectus supplement and the other information included or incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in the Notes.

RISK FACTORS
An investment in the Notes involves risks. You should carefully consider the risks and uncertainties described below as well as those set forth in VICI REIT’s and our Annual Report on Form 10-K for the year ended December 31, 2025 and the other information and data set forth in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein before making a decision to invest in the Notes. If any of these risks occur, our business, results of operations, financial condition, cash flows and prospects and our ability to satisfy our debt service obligations, including with respect to the Notes, may be materially and adversely affected. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus supplement we deem immaterial may also have a material adverse effect on us.
Risks Relating to the Notes
Our existing substantial indebtedness could materially and adversely affect our ability to meet our debt service obligations under the Notes.
As of June 30, 2026, we had approximately $17.2 billion principal amount of total indebtedness outstanding on a consolidated basis, approximately $3.0 billion of which was attributable to our subsidiaries. In addition, we have the $2.5 billion unsecured Revolving Credit Facility, approximately $2.2 billion of which was available for future borrowing at June 30, 2026.
Our level of indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the Notes, including the following:
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our vulnerability to adverse economic, industry or competitive developments may be increased;

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we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon transaction opportunities or fund future working capital, operational and other corporate needs;

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we may be unable to refinance our indebtedness at maturity or earlier acceleration, if applicable, or the refinancing terms may be less favorable than the terms of the indebtedness being refinanced;

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we may be forced to dispose of one or more of our properties if permitted under the Lease Agreements, possibly on disadvantageous terms;

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we may fail to comply with restrictive covenants in our loan documents, which would entitle the lenders and other creditors to accelerate payment of outstanding obligations and foreclose on any collateral securing such obligations; and

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we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under our hedge agreements and these agreements may not effectively hedge interest rate fluctuation risk.

If any one of these events were to occur, our business, financial condition, liquidity, results of operations and prospects, as well as our ability to satisfy our obligations with respect to the Notes, could be materially and adversely affected.
We may not be able to generate sufficient cash flow to meet our debt service obligations.
Our ability to meet our debt service obligations on, and to refinance, our indebtedness, including the Notes, and to fund our operations, working capital, acquisitions, development projects, capital expenditures and other important business uses depends on our ability to generate sufficient cash flow in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.
We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to meet our debt service obligations on our indebtedness, including the Notes, or to fund our other important business uses. As a result, we would be forced to take other actions to meet those obligations, such as selling properties, raising equity or delaying capital expenditures, any of which could have a material adverse effect on us. Furthermore, we cannot assure you that we will be able to effect any of these actions on favorable terms, or at all. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase significantly and our ability to meet those obligations could depend, in large part, on the returns from such acquisitions or projects, as to which no assurance can be given.
We also may need to refinance all or a portion of our indebtedness, including the Notes, at or prior to maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:
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our financial condition, liquidity, results of operations and prospects and market conditions at the time; and

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restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the Notes, on favorable terms, or at all.
The Notes will be structurally subordinated in right of payment to all existing and future indebtedness, whether secured or unsecured, and other liabilities of, and any preferred equity in, our subsidiaries; our ability to service our debt is dependent on the performance of our subsidiaries.
None of our subsidiaries will initially guarantee the Notes. The Notes will be guaranteed by certain of our subsidiaries in limited circumstances in the future as described under “Description of the Notes — Possible Future Guarantees” and may never have the benefit of a guarantee. Payments on the Notes are only required to be made by VICI LP. As a result, no payments are required to be made by, and holders of Notes will not have a claim against the assets of, any of our subsidiaries, except if those assets are transferred, by dividend or otherwise, to us. Accordingly, the Notes will be structurally subordinated in right of payment to all existing and future indebtedness, whether secured or unsecured, and other liabilities of, and any preferred equity in, our subsidiaries. The incurrence of indebtedness or other liabilities or the issuance of any preferred equity by any of our subsidiaries is not prohibited by the indenture governing the Notes, although the incurrence of additional debt is restricted if certain conditions are not met, and could adversely affect our ability to pay our obligations on the Notes. As of June 30, 2026, there was approximately $3.0 billion of indebtedness attributable to our subsidiaries, excluding intercompany liabilities, that would have been structurally senior to the Notes. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities.
In addition, we are a holding partnership and we have no significant operations and no material assets other than our investment in our subsidiaries. Accordingly, our cash flow and our consequent ability to service our debt, including the Notes, depends upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, may depend upon the earnings of those subsidiaries and may be subject to various business considerations.
The Notes will be our unsecured obligations and therefore will effectively be subordinated to any secured debt our subsidiaries have incurred or may incur in the future.
The Notes will not be secured by any of our assets or those of our subsidiaries, though will benefit from the Limited Equity Pledge. As a result, the Notes will be effectively subordinated to any secured debt our subsidiaries have incurred, including the MGM Grand/Mandalay Bay CMBS Debt (as defined below), or may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes. Accordingly, we may not have sufficient funds to pay amounts due on the Notes and holders of the Notes may lose a portion of or the entire value of the investment in the Notes. As of June 30, 2026, the $3.0 billion MGM Grand/Mandalay Bay CMBS Debt attributable to our subsidiaries was our only outstanding secured indebtedness.

Neither VICI REIT nor VICI OP will guarantee the Notes.
The Notes will not be guaranteed by VICI REIT or VICI OP. As a result, holders of Notes will not have a claim against the assets of VICI REIT or VICI OP, other than the Limited Equity Pledge. In addition, VICI REIT and VICI OP will not be subject to the covenants set forth in the indenture.
Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.
Under certain circumstances, certain of our domestic subsidiaries may be required to guarantee amounts outstanding under the Credit Agreement. If this occurs, we have agreed that such subsidiaries will also guarantee the payment of principal of, premium, if any, and interest on the Notes when due on an unsecured and unsubordinated basis for so long as such entity guarantees amounts outstanding under the Credit Agreement. Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, if any of our subsidiaries guarantee the Notes in the future, any such guarantee could be voided, or claims in respect of any such guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the debt evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee and any of the following is also true:
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such guarantor was insolvent or rendered insolvent by reason of such incurrence;

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such guarantor was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

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such guarantor intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

In addition, any payment by any such guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.
The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:
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the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

Additionally, a court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee unless it benefited from the issuance of the Notes. The risk that a guarantee provided by certain of our domestic subsidiaries in the future, as described above, may be voided or otherwise impaired may be exacerbated due to the fact that any such guarantee would be issued after the issuance of the Notes and in relation to debt issued by their parent entity, making it more likely that a court would find that the domestic subsidiaries did not receive reasonably equivalent value or fair consideration for their guarantee or that they did not benefit from the issuance of the Notes.
We cannot assure you as to what standard a court would apply in making these determinations. In addition, any guarantee would contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect any future guarantees from being voided under fraudulent transfer laws, or may eliminate the guarantor’s obligations or reduce the guarantor’s obligations to an amount that effectively makes the guarantee worthless.

Despite our substantial outstanding indebtedness, we may still incur significantly more indebtedness in the future, which would increase any or all of the risks described above.
We may be able to incur substantial additional indebtedness in the future. Although the agreements governing our Revolving Credit Facility and certain other indebtedness do, and the indenture governing the Notes will, limit our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. To the extent that we incur substantial additional indebtedness in the future, the risks associated with our substantial leverage described herein, including our inability to meet our debt service obligations (including payments on the Notes), would be increased.
The indenture governing the Notes will contain restrictive covenants that may restrict our ability to expand our business or fully pursue our business strategies.
The agreements governing our indebtedness contain, and the indenture governing the Notes will contain, financial and operating covenants that, among other things, may restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:
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incur secured and unsecured indebtedness; and

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consummate a merger, consolidation or sale of all or substantially all of our assets.

In addition, our Revolving Credit Facility requires us to meet specified financial ratios and the indenture governing the Notes will require us to maintain at all times a specified ratio of total unencumbered assets to total unsecured debt. These covenants and any other restrictions contained in future agreements governing our indebtedness may restrict our ability to expand our business or fully pursue our business strategies.
Our ability to comply with these and other provisions of the indenture governing the Notes, our Revolving Credit Facility and any future agreements governing our indebtedness may be affected by changes in our operating and financial performance, changes in general business and economic conditions, adverse regulatory developments or other events beyond our control. The breach of any of these covenants could result in a default under our indebtedness, which could result in the acceleration of the maturity of such and other indebtedness. If any of our indebtedness is accelerated prior to maturity, we may not be able to repay such indebtedness or refinance such indebtedness on favorable terms, or at all.
You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them or otherwise requires us to redeem or repurchase the Notes from you.
In the event that any of the applicable regulatory agencies or authorities requires a holder (including a beneficial holder) of the Notes to be licensed, qualified or found suitable under the applicable gaming or racing laws, and such holder fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so or if such holder is denied such license or qualification or is not found suitable or if any of the applicable regulatory agencies or authorities otherwise require that the Notes held by such holder be redeemed, we will have the right, at our option, to redeem or require such holder to dispose of such holder’s Notes. There can be no assurance that we will have sufficient funds or otherwise will be able to repurchase any or all of your Notes. See “Description of the Notes — Gaming Redemption.”
There is currently no trading market for the Notes, and an active public trading market for the Notes may not develop or, if it develops, may not be maintained. The failure of an active liquid trading market for the Notes to develop or be maintained is likely to adversely affect the market price and liquidity of the Notes.
The Notes are a new issue of securities, and there is currently no existing trading market for the Notes.
We do not intend to apply for listing of the Notes on any securities exchange. Although the underwriters have advised us that they intend to make a market in the Notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the Notes and, even if one develops, may not be maintained or be liquid. If an active trading market for the Notes does not develop or is not maintained, the market price and liquidity of the

Notes is likely to be adversely affected, and holders may not be able to sell their Notes at desired times and prices or at all. If any of the Notes are traded after their purchase, they may trade at a discount from their purchase price.
The liquidity of the trading market, if any, and future trading prices of the Notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, and those of comparable entities, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the Notes, regardless of our financial condition, results of operations, business, prospects or credit quality.
A downgrade in our corporate credit ratings could materially adversely affect our financial condition, liquidity and results of operations and the market price of the Notes.
Our corporate credit ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, such credit ratings are not recommendations to buy, sell or hold the Notes or any other securities, and they may not reflect all risks of your investment in the Notes. If any of the credit rating agencies downgrade our corporate ratings or otherwise indicate that its outlook for that rating is negative, it could have a material adverse effect on the market price of the Notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, liquidity and results of operations and our ability to satisfy our debt service obligations (including payments on the Notes).
In addition, the indentures governing our November 2019 Notes, February 2020 Notes, April 2022 Notes, March 2024 Notes, December 2024 Notes, March 2025 Notes and Exchange Notes include certain restrictive covenants. As of April 18, 2022, VICI LP and its restricted subsidiaries were no longer subject to most of these restrictive covenants due to (i) achievement of a credit ratings agency condition and (ii) no default or event of default having occurred and been continuing under the respective indentures. However, in the event that the November 2019 Notes, February 2020 Notes, April 2022 Notes, March 2024 Notes, December 2024 Notes, March 2025 Notes or Exchange Notes are no longer in compliance with the applicable credit ratings agency condition under their respective indentures, VICI LP and its restricted subsidiaries will again be subject to all of the covenants of the respective indentures, as applicable, which could have a material adverse effect on our business and operations.
Redemption may adversely affect your return on the Notes.
The Notes are redeemable at our option and we may choose to redeem some or all of either series of Notes from time to time, especially when prevailing interest rates are lower than the rate borne by such series of Notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on either series of Notes being redeemed. See “Description of the Notes — Optional Redemption.”

USE OF PROCEEDS
We expect the net proceeds from the sale of the Notes in this offering will be approximately $1,720.0 million, after deducting the underwriting discounts and other estimated offering expenses payable by us.
We intend to use the net proceeds from this offering to repay all or a portion of our outstanding (i) $480.5 million in aggregate principal amount of September 2026 Maturity Notes, (ii) $19.5 million in aggregate principal amount of 2026 MGP Notes, and (iii) $1.25 billion in aggregate principal amount of December 2026 Maturity Notes. Each of the September 2026 Maturity Notes and 2026 MGP Notes bear interest at a rate of 4.500% per annum and mature on September 1, 2026, and the December 2026 Maturity Notes bear interest at a rate of 4.250% per annum and mature on December 1, 2026. We expect that any remaining net proceeds will be used for general corporate purposes, which may include the acquisition and improvement of properties, capital expenditures, working capital and the repayment or refinancing of indebtedness.
If any of the underwriters or their affiliates are holders of our September 2026 Maturity Notes, 2026 MGP Notes, December 2026 Maturity Notes or other indebtedness, such underwriters or affiliates will receive a portion of the net proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay such notes or indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. See “Underwriting (Conflicts of Interest) — Conflicts of Interest.”

DESCRIPTION OF OTHER INDEBTEDNESS
Unsecured Credit Facilities
On February 3, 2025, we entered into the Credit Agreement, providing for the Revolving Credit Facility in the amount of $2.5 billion scheduled to mature on February 3, 2029. The Revolving Credit Facility includes two six-month maturity extension options (or one twelve-month extension option), the exercise of which in each case is subject to customary conditions and the payment of an extension fee of (i) 0.0625% on the extended commitments, in the case of each six-month extension of the Revolving Credit Facility, and (ii) 0.125% on the extended commitments, in the case of a twelve-month extension of the Revolving Credit Facility. The Revolving Credit Facility includes the option to increase the revolving loan commitments by up to $1.0 billion to the extent that any one or more lenders (from the syndicate or otherwise) agree to provide such additional credit extensions.
Borrowings under the Revolving Credit Facility will bear interest, at our option, for U.S. Dollar borrowings at either (i) a rate based on the secured overnight financing rate (“SOFR”) plus a margin ranging from 0.70% to 1.40%, or (ii) a base rate plus a margin ranging from 0.00% to 0.40%, in each case, with the actual margin determined according to our debt ratings and total leverage ratio. The base rate is the highest of (i) the prime rate of interest last quoted by the Wall Street Journal in the U.S. then in effect, (ii) the Federal Reserve Bank of New York rate from time to time plus 0.5% and (iii) the SOFR rate for a one-month interest period plus 1.0%, subject to a floor of 1.0%. In addition to U.S. Dollar borrowings, borrowings under the Revolving Credit Facility are also available in certain specific foreign currencies, bearing interest based on rates customary for such foreign currencies and subject to the same applicable margins for U.S. Dollar borrowings. In addition, the Revolving Credit Facility requires the payment of a facility fee ranging from 0.10% to 0.30% (depending on our debt rating and total leverage ratio) of total commitments. The Revolving Credit Facility may be voluntarily prepaid in full or in part at any time, subject to customary breakage costs, if applicable.
The Credit Agreement contains customary representations and warranties and affirmative, negative and financial covenants. Such covenants include restrictions on mergers, affiliate transactions, and asset sales as well as certain financial maintenance covenants. The Credit Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of VICI LP under the Credit Agreement to be immediately due and payable. The Credit Agreement is consistent with certain tax-related requirements related to security for the VICI REIT’s debt.
The Credit Agreement benefits from the Limited Equity Pledge by VICI OP of its interests in VICI LP.
As of June 30, 2026, we had approximately $2.2 billion of available capacity to borrow under the Revolving Credit Facility.
Exchange Notes
On September 13, 2021, we announced that the VICI Issuers commenced (i) private exchange offers to certain eligible holders (collectively, the “Exchange Offers”) for any and all of each series of the MGP OP Notes for up to an aggregate principal amount of $4.2 billion of new notes issued by the VICI Issuers and (ii) consent solicitations with respect to each series of MGP OP Notes (collectively, the “Consent Solicitations”) to adopt certain proposed amendments to each of the indentures governing the MGP OP Notes (collectively, the “MGP OP Notes Indentures”), which, among other things, eliminated or modified certain of the covenants, restrictions, provisions and events of default in each of the MGP OP Notes Indentures. Upon settlement of the Exchange Offers and Consent Solicitations on April 29, 2022, supplemental indentures to each of the MGP OP Notes Indentures that effected the proposed amendments became operative.
On April 29, 2022, the VICI Issuers issued (i) $1,024.2 million in aggregate principal amount of 5.625% Senior Notes due May 1, 2024, which were redeemed in full on March 19, 2024, (ii) $799.4 million in aggregate principal amount of 4.625% Senior Notes due June 15, 2025, which were redeemed in full on April 8, 2025, (iii) the September 2026 Maturity Notes, (iv) $729.5 million in aggregate principal amount of 5.750% Senior

Notes due February 1, 2027, (v) $349.3 million in aggregate principal amount of 4.500% Senior Notes due January 15, 2028, and (vi) $727.1 million in aggregate principal amount of 3.875% Senior Notes due February 15, 2029, in each case in exchange for the validly tendered and not validly withdrawn MGP OP Notes, originally issued by the MGP Issuers, pursuant to the settlement of the Exchange Offers and Consent Solicitations in connection with the closing of the MGP Transactions. The Exchange Notes were issued with the same interest rate, maturity date and redemption terms as the corresponding series of MGP OP Notes, in each case under a supplemental indenture dated as of April 29, 2022, between the VICI Issuers and UMB Bank, National Association, as trustee (the “Trustee”).
We intend to redeem the September 2026 Maturity Notes in full following settlement of this offering. The Exchange Notes due 2027, 2028, and 2029 are redeemable at our option, in whole or in part, at any time on or after November 1, 2026, October 15, 2027 and November 15, 2028, respectively, at the redemption prices set forth in the respective indenture governing such Exchange Notes. We may redeem some or all of such notes prior to such respective dates at a price equal to 100% of the principal amount thereof plus a “make-whole” premium.
MGP OP Notes
Following the issuance of the Exchange Notes pursuant to the settlement of the Exchange Offers and Consent Solicitations, the 2026 MGP Notes, $20.5 million in aggregate principal amount of MGP OP Notes due 2027, $0.7 million in aggregate principal amount of MGP OP Notes due 2028 and $22.9 million in aggregate principal amount of MGP OP Notes due 2029 remain outstanding.
Each series of the MGP OP Notes is redeemable at our option, in whole or in part, at any time on or after the same dates as set forth above with respect to the corresponding maturity series of the Exchange Notes. We may redeem some or all of such notes prior to such respective dates at a price equal to 100% of the principal amount thereof plus a “make-whole” premium.
March 2025 Senior Notes
On April 7, 2025, we issued (i) $400.0 million aggregate principal amount of 4.750% Senior Notes due 2028, which mature on April 1, 2028, and (ii) $900.0 million aggregate principal amount of 5.625% Senior Notes due 2035, which mature on April 1, 2035. We used the net proceeds from the offering of the March 2025 Notes to redeem our then-outstanding (x) $500.0 million in aggregate principal amount of our 4.375% Senior Notes due 2025, (y) $799.4 million in aggregate principal amount of our 4.625% senior exchange notes due 2025, and (z) $0.6 million in aggregate principal amount of our 4.625% MGP OP Notes due 2025.
Prior to March 1, 2028 (one month prior to the maturity date of the March 2025 Notes due 2028) and January 1, 2035 (three months prior to the maturity date of the March 2025 Notes due 2035), respectively, in the case of the March 2025 Notes due 2028 and 2035, we may redeem the March 2025 Notes at our option, in whole or in part, at any time and from time to time, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. On or after March 1, 2028 and January 1, 2035, respectively, we may redeem the March 2025 Notes due 2028 and 2035 at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
December 2024 Senior Notes
On December 19, 2024, we issued $750.0 million aggregate principal amount of 5.125% Senior Notes due 2031, which mature on November 15, 2031. We used the net proceeds from the offering of the December 2024 Notes to redeem our then-outstanding $750.0 million in aggregate principal amount of 3.500% Senior Notes due 2025.
Prior to September 15, 2031 (two months prior to the maturity date), we may redeem the December 2024 Notes at our option, in whole or in part, at any time and from time to time, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. On or after September 15, 2031, we may redeem the December 2024 Notes at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

March 2024 Senior Notes
On March 18, 2024, we issued (i) $550.0 million aggregate principal amount of 5.750% Senior Notes due 2034, which mature on April 1, 2034, and (ii) $500.0 million aggregate principal amount of 6.125% Senior Notes due 2054, which mature on April 1, 2054. We used the net proceeds from the offering of the March 2024 Notes to redeem our then-outstanding (x) $1,024.2 million in aggregate principal amount of 5.625% Senior Notes due 2024, and (y) $25.8 million in aggregate principal amount of 5.625% MGP OP Notes due 2024.
Prior to January 1, 2034 (three months prior to the maturity date of the March 2024 Notes due 2034) and October 1, 2053 (six months prior to the maturity date of the March 2024 Notes due 2054), respectively, in the case of the March 2024 Notes due 2034 and 2054, we may redeem the March 2024 Notes at our option, in whole or in part, at any time and from time to time, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. On or after January 1, 2034 and October 1, 2053, respectively, we may redeem the March 2024 Notes due 2034 and 2054 at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
April 2022 Senior Notes
On April 29, 2022, we issued (i) $500.0 million in aggregate principal amount of 4.375% Senior Notes due 2025, which were redeemed in full on April 8, 2025, (ii) $1,250.0 million in aggregate principal amount of 4.750% Senior Notes due 2028, which mature on February 15, 2028, (iii) $1,000.0 million in aggregate principal amount of 4.950% Senior Notes due 2030, which mature on February 15, 2030, (iv) $1,500.0 million in aggregate principal amount of 5.125% Senior Notes due 2032, which mature on May 15, 2032, and (v) $750.0 million in aggregate principal amount of 5.625% Senior Notes due 2052, which mature on May 15, 2052, in each case under a supplemental indenture dated as of April 29, 2022, between VICI LP and the Trustee. We used the net proceeds of the offering of our April 2022 Notes to (i) fund the consideration for the redemption of a majority of the VICI OP Units received by MGM for $4,404.0 million in cash in connection with the closing of the MGP Transactions on April 29, 2022, and (ii) pay down the outstanding $600.0 million balance on our previous revolving credit facility.
Prior to January 15, 2028 (one month prior to the maturity date of the April 2022 Notes due 2028), December 15, 2029 (two months prior to the maturity date of the April 2022 Notes due 2030), February 15, 2032 (three months prior to the maturity date of the April 2022 Notes due 2032) and November 15, 2051 (six months prior to the maturity date of the April 2022 Notes due 2052), respectively, in the case of the April 2022 Notes due 2028, 2030, 2032 and 2052, we may redeem the April 2022 Notes at our option, in whole or in part, at any time and from time to time, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium. On or after January 15, 2028, December 15, 2029, February 15, 2032 and November 15, 2051, respectively, we may redeem the April 2022 Notes due 2028, 2030, 2032 and 2052 at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
February 2020 Senior Notes
On February 5, 2020, the VICI Issuers issued (i) $750.0 million in aggregate principal amount of 3.500% Senior Notes due 2025, which were redeemed in full on December 20, 2024, (ii) $750.0 million in aggregate principal amount of 3.750% Senior Notes due 2027, which mature on February 15, 2027, and (iii) $1,000.0 million in aggregate principal amount of 4.125% Senior Notes due 2030, which mature on August 15, 2030, under separate indentures, each dated as of February 5, 2020, among the VICI Issuers, the subsidiary guarantors party thereto and the Trustee.
The February 2020 Notes due 2027 and 2030 are redeemable at our option, in whole or in part, at any time on or after February 15, 2023 and February 15, 2025, respectively, at the redemption prices set forth in the respective indenture. We may redeem some or all of the February 2020 Notes due 2027 and 2030 prior to such respective dates at a price equal to 100% of the principal amount thereof plus a “make-whole” premium.

November 2019 Senior Notes
On November 26, 2019, the VICI Issuers issued (i) the December 2026 Maturity Notes, and (ii) $1,000.0 million in aggregate principal amount of 4.625% Senior Notes due 2029, which mature on December 1, 2029, under separate indentures, each dated as of November 26, 2019, among the VICI Issuers, the subsidiary guarantors party thereto and the Trustee.
The November 2019 Notes due 2026 and 2029 are redeemable at our option, in whole or in part, at any time on or after December 1, 2022 and December 1, 2024, respectively, at the redemption prices set forth in the respective indenture. We may redeem some or all of the November 2019 Notes due 2026 or 2029 prior to such respective dates at a price equal to 100% of the principal amount thereof plus a “make-whole” premium.
MGM Grand/Mandalay Bay CMBS Debt
On January 9, 2023, as a result of acquiring the remaining 49.9% interest of the MGM Grand/Mandalay Bay JV, we consolidated its assets and liabilities, which includes the $3.0 billion in principal amount of outstanding CMBS debt (the “MGM Grand/Mandalay Bay CMBS Debt”). The MGM Grand/Mandalay Bay CMBS Debt was originally incurred on February 14, 2020 pursuant to a loan agreement (as amended from time to time, the “MGM Grand/Mandalay Bay CMBS Loan Agreement”), and is secured primarily by mortgages on certain affiliates of the MGM Grand/Mandalay Bay JV’s fee interest in the real estate assets related to the MGM Grand Las Vegas and the Mandalay Bay Resort and Casino.
The MGM Grand/Mandalay Bay CMBS Debt matures in March 2032 and bears interest at 3.558% per annum until March 2030 at which time the rate can change in accordance with the terms of the MGM Grand/Mandalay Bay CMBS Loan Agreement until maturity. The MGM Grand/Mandalay Bay CMBS Loan Agreement contains certain customary affirmative and negative covenants and events of default, including, among other things, restrictions on the ability of the MGM Grand/Mandalay Bay JV and certain of its affiliates to incur additional debt and transfer, pledge or assign certain equity interests or its assets, and covenants requiring certain affiliates of the MGM Grand/Mandalay Bay JV to exist as “special purpose entities,” maintain certain ongoing reserve funds and comply with other customary obligations for commercial mortgage-backed securities loan financings.

DESCRIPTION OF THE NOTES
The following description summarizes key terms and provisions of the Notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the Notes and the indenture, which are incorporated herein by reference. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities.”
Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Notes or the indenture, as applicable. As used in this “Description of the Notes,” references to “we,” “our” or “us” and “VICI LP” refer solely to VICI Properties L.P., a Delaware limited partnership, references to “VICI OP” refer solely to VICI Properties OP LLC, a Delaware limited liability company that owns all of the limited partnership interests in VICI LP and is 98.9% indirectly owned by VICI REIT, and references to “VICI REIT” refer solely to VICI Properties Inc., a Maryland corporation; it being understood that references to VICI LP, VICI OP and VICI REIT do not include such entity’s subsidiaries, unless otherwise expressly stated or the context otherwise requires.
General
VICI LP will issue each series of debt securities from time to time, including the Notes, under an indenture, dated as of April 29, 2022, between us and UMB Bank, National Association (the “Trustee”), as supplemented by a supplemental indenture thereto with respect to the Notes to be dated as of August 14, 2026, between us and the Trustee. We refer to the indenture, as supplemented by such supplemental indenture thereto, as the “indenture”. The Trustee will initially be the registrar and paying agent for each series of Notes.
The terms of each series of Notes include those provisions contained in the applicable Notes and the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and holders of Notes are referred to the applicable Notes, the indenture, and the Trust Indenture Act for a statement thereof. You may request copies of the indenture and the form of Notes of each series from us.
The Notes of each series will be issued only in fully registered, book-entry form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described in the accompanying prospectus under the caption “Book-Entry Securities.” The principal of, and premium, if any, and interest on, the Notes will be payable in U.S. dollars. The registered holder of a Note will be treated as its owner for all purposes.
If any interest payment date, stated maturity date or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next business day. The term “business day” means, with respect to any Note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.
The Notes will not be guaranteed by VICI REIT. On the issue date, the Notes will not be guaranteed by any Subsidiary of VICI LP; however, a domestic Subsidiary of VICI LP will be required to guarantee the Notes of each series in the future under the limited circumstances described below under “— Possible Future Guarantees.”
Ranking
The Notes will be our unsecured and unsubordinated obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness. The Notes will be structurally subordinated in right of payment to all existing and future indebtedness, whether secured or unsecured, and other liabilities of, and any preferred equity in, our Subsidiaries. As of June 30, 2026, we had approximately $17.2 billion principal amount of total indebtedness outstanding on a consolidated basis, approximately $3.0 billion of which was attributable to our Subsidiaries. As of such date, we had approximately $3.0 billion of secured indebtedness outstanding, all of which was attributable to our Subsidiaries.
Except as described under “— Certain Covenants” below and under the caption “Description of Debt Securities — Merger, Consolidation or Sale” of the accompanying prospectus, the indenture governing the Notes does not prohibit VICI LP or any of its Subsidiaries from incurring additional indebtedness or issuing preferred equity in the future, nor does the indenture afford holders of the Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us or VICI REIT, (2) a change of control of us or VICI REIT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of our or VICI REIT’s assets or a similar transaction that could materially and adversely affect the holders of the Notes. We may, in the future, enter into certain transactions such as the sale or other transfer of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which could have a material adverse effect on our ability to service our indebtedness, including the Notes. See “Risk Factors — Risks Relating to the Notes.”
Additional Notes
The 5.400% Senior Notes due 2031 (the “2031 Notes”) will initially be limited to an aggregate principal amount of $900.0 million and the 5.750% Senior Notes due 2036 (the “2036 Notes”) will initially be limited to an aggregate principal amount of $850.0 million. We may, without the consent of holders of the applicable series of Notes offered hereby, increase the principal amount of a series of Notes by issuing additional Notes of such series in the future on the same terms and conditions, except for any difference in the issue date, issue price, interest accrued prior to the issue date of the additional Notes, and, if applicable, the first interest payment date and the initial interest accrual date, with the same CUSIP number as the applicable series of Notes offered hereby so long as such additional Notes are fungible for U.S. federal income tax purposes with such applicable series of Notes offered hereby. The Notes of a series offered hereby and any additional Notes of such series would rank equally and ratably in right of payment and would be treated as a single series of debt securities for all purposes under the indenture.
Interest
The 2031 Notes will accrue interest at the rate of 5.400% per year and the 2036 Notes will accrue interest at the rate of 5.750% per year, in each case from and including August 14, 2026 or the most recent interest payment date to which interest has been paid or provided for.
Interest on the 2031 Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2027, to each holder in whose name a 2031 Note is registered at the close of business on the immediately preceding April 1 or October 1 (whether or not a business day), as the case may be. Interest on the 2036 Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning April 15, 2027, to each holder in whose name a 2036 Note is registered at the close of business on the immediately preceding April 1 or October 1 (whether or not a business day), as the case may be. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.
If we redeem the Notes in accordance with the terms of such Notes, we will pay accrued and unpaid interest and premium, if any, to each holder that surrenders a Note for redemption. However, if a redemption falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest due on such interest payment date to the holder of record at the close of business on the corresponding record date.
Maturity
The 2031 Notes will mature on October 15, 2031 and the 2036 Notes will mature on October 15, 2036, subject in each case to the provisions described below under “— Optional Redemption” and “— Gaming Redemption”.
The Notes will be paid, subject to the procedures of DTC, against presentation and surrender thereof at the corporate trust office of the Trustee unless earlier redeemed by us at our option as described under

“— Optional Redemption” or “— Gaming Redemption” below. The Notes will not be entitled to the benefits of, or be subject to, any sinking fund.
Optional Redemption
Prior to their applicable Par Call Date (as defined below), we may redeem the Notes of either series at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest on such Notes to be redeemed discounted to the redemption date (assuming the Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 20 basis points in the case of the 2031 Notes and 25 basis points in the case of the 2036 Notes, less (b) interest accrued to the date of redemption; and

(2)
100% of the principal amount of the Notes to be redeemed;

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, we may redeem either series of Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of such Notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.
As used herein:
“Par Call Date” means, in the case of the 2031 Notes, September 15, 2031 (one month prior to the maturity date of the 2031 Notes) and in the case of the 2036 Notes, July 15, 2036 (three months prior to the maturity date of the 2036 Notes).
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date of the notice of redemption based upon the yield or yields for the most recent day that appears or appear, as applicable, after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the applicable Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the date of the notice of redemption H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding the date of the notice of redemption of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on such Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from such Par Call Date, one with a maturity date preceding such Par Call Date and one with a maturity date following such Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on such Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depository’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.
In the case of a partial redemption of the Notes of either series, selection of such Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Notes of a principal amount of $2,000 or less will be redeemed in part. If the Notes of either series are to be redeemed in part only, the notice of redemption that relates to such Notes will state the portion of the principal amount of such Notes to be redeemed. A new Note of the same series in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder of the Note upon surrender for cancellation of the original Note. For so long as the Notes are held by DTC (or another depository), the redemption of the Notes shall be done in accordance with the policies and procedures of the depository.
Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes of the applicable series or portions thereof called for redemption.
Gaming Redemption
In addition to the foregoing, if any Gaming Authority requires that a holder or Beneficial Owner of Notes must be licensed, qualified or found suitable under any applicable Gaming Laws and such holder or Beneficial Owner:
(1)
fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority, or

(2)
is denied such license or qualification or not found suitable, or if any Gaming Authority otherwise requires that Notes from any holder or Beneficial Owner be redeemed (the receipt of notice from a Gaming Authority of any of the foregoing events are collectively referred to herein as “Gaming Redemption Events”), subject to applicable Gaming Laws, VICI LP will have the right, at its option:

(a)
to require any such holder or Beneficial Owner to dispose of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of a Gaming Redemption Event, or

(b)
to call for the redemption of the Notes of such holder or Beneficial Owner at a redemption price equal to the least of:

(i)
the principal amount thereof, together with accrued and unpaid interest to the earlier of the date of redemption or the date of a Gaming Redemption Event,

(ii)
the price at which such holder or Beneficial Owner acquired the Notes, together with accrued and unpaid interest to the earlier of the date of redemption or the date of a Gaming Redemption Event, or

(iii)
such other lesser amount as may be required by any Gaming Authority.

VICI LP will notify the Trustee in writing of any such redemption as soon as practicable. The holder or Beneficial Owner applying for license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.
Certain Covenants
The indenture contains, among other things, the following covenants:
Limitation on Incurrence of Indebtedness
Aggregate debt test.   The Notes of each series will provide that VICI LP will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness, on a Pro Forma Basis, the Total Net Debt to Adjusted Total Assets Ratio would exceed 0.60 to 1.00; provided that such ratio may exceed 0.60 to 1.00 on or after the consummation of a Significant Acquisition so long as (i) such ratio does not exceed 0.60 to 1.00 as of the end of more than four consecutive fiscal quarters in relation to any such Significant Acquisition and (ii) such ratio does not exceed 0.65 to 1.00 as of the end of any such fiscal quarter.
Secured debt test.   The Notes of each series will provide that VICI LP will not, and will not permit any of its Subsidiaries to, Incur any Secured Indebtedness if, immediately after giving effect to the Incurrence of such Secured Indebtedness, on a Pro Forma Basis, the Senior Secured Net Debt to Adjusted Total Assets Ratio would exceed 0.40 to 1.00.
Debt service test.   The Notes of each series will provide that VICI LP will not, and will not permit any of its Subsidiaries to, Incur any Indebtedness if, immediately after giving effect to the Incurrence of such Indebtedness, on a Pro Forma Basis, the Interest Coverage Ratio of VICI LP and its Subsidiaries on a consolidated basis would be less than 1.5 to 1.0.
Notwithstanding the foregoing, in the event that Indebtedness Incurred is Refinancing Indebtedness, then VICI LP and its Subsidiaries will not be required to satisfy any of the foregoing tests in order to Incur such Refinancing Indebtedness.
Maintenance of total unencumbered assets
The Notes of each series will provide that VICI LP shall maintain Total Unencumbered Assets as of each Reporting Date of not less than 150% of the aggregate outstanding principal amount of VICI LP’s and its Subsidiaries’ Unsecured Debt as of such Reporting Date, all calculated on a consolidated basis in accordance with GAAP.
Provision of financial information
For so long as any Notes are outstanding, if VICI LP is subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, VICI LP will deliver to the Trustee the annual reports, quarterly reports and other documents which it is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days after the date that VICI LP files the same with the SEC. If VICI LP is not subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, and for so long as any Notes are outstanding, VICI LP will deliver to the Trustee the quarterly and annual financial statements and accompanying Item 303 of Regulation S-K (“management’s discussion and analysis of financial condition and results of operations”) disclosure that would have been required to be contained in annual reports on Form 10-K and quarterly reports on Form 10-Q required to be filed with the SEC if VICI LP was subject to Section 13(a) or 15(d) of the Exchange Act or any successor provision, within 15 days of the filing date that would be applicable to VICI LP at that time pursuant to applicable SEC rules and regulations.

Reports and other documents filed with the SEC and publicly available via the EDGAR system or posted to VICI REIT’s website will be deemed to be delivered to the Trustee as of the time of such filing via EDGAR or posting to VICI REIT’s website for purposes of this covenant; provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed or are publicly available via EDGAR or posted to VICI REIT’s website. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the Notes (as to which the Trustee is entitled to rely exclusively on an officer’s certificate).
Calculations in Respect of the Notes
VICI LP will be responsible for making all calculations required under the Notes. VICI LP will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of the Notes. VICI LP will provide a schedule of our calculations to the Trustee, and the Trustee is entitled to rely upon the accuracy of our calculations without independent investigation or verification.
The Trustee will forward our calculations to any holder of Notes upon request.
Possible Future Guarantees
The Notes will not be guaranteed by VICI REIT. On the issue date, the Notes will not be guaranteed by any Subsidiary of VICI LP; however, a domestic Subsidiary of VICI LP will be required to guarantee the Notes of each series under the limited circumstances described below.
If and for so long as a domestic Subsidiary of VICI LP (a “Possible Future Guarantor”) guarantees amounts outstanding under the Credit Agreement, such entity will be required to guarantee the payment of principal of, and premium, if any, and interest on, the Notes of each series when due on the same basis as such entity’s guarantee under the Credit Agreement; provided, that if at any time a Possible Future Guarantor no longer guarantees or is required to guarantee the amounts outstanding under the Credit Agreement, then such entity’s obligation to be a Possible Future Guarantor under any possible future guarantee will immediately cease and automatically be terminated (including the effectiveness of any supplemental indenture executed pursuant to the following paragraph) from such date and without any other action by any person and without the execution or delivery of any supplemental indenture or other instrument; provided that the Trustee shall be entitled to receive an officer’s certificate to the effect that such entity’s obligations to be a Possible Future Guarantor under any possible future guarantee shall have ceased and terminated; provided, further, that if, following the cessation and termination of such obligation, such Possible Future Guarantor subsequently guarantees any amounts under the Credit Agreement, it shall again be required to guarantee the Notes of each series to the extent provided herein.
If a Possible Future Guarantor is required to guarantee the Notes of each series pursuant to the immediately preceding paragraph, such Possible Future Guarantor shall execute and deliver to the trustee a supplemental indenture to evidence such guarantee within 10 business days of such requirement. For so long as any Possible Future Guarantor guarantees the Notes of either series, it agrees that it waives and will not in any manner whatsoever claim or take the benefit or advantage of any right of reimbursement, indemnity or subrogation or any other rights against VICI LP as a result of any payment by the Possible Future Guarantor under its possible future guarantee until the Notes of all series have been paid in full.
Limited Equity Pledge
The Notes of each series will benefit from a pledge of the limited partnership interests of VICI LP directly owned by VICI OP (the “Limited Equity Pledge”). The Limited Equity Pledge has been granted, and may in the future be granted, in favor of the other pari passu Indebtedness of VICI LP, including Indebtedness pursuant to the Credit Agreement. VICI OP is not a guarantor of the Notes and the Limited Equity Pledge is provided without recourse against VICI OP.
VICI OP has executed and delivered a pledge agreement (the “Limited Equity Pledge Agreement”) to the Trustee defining the terms of the Limited Equity Pledge that will apply to the Notes. The Limited Equity

Pledge will secure the payment and performance when due of all of the obligations of VICI LP under the Notes and the indenture, as provided in the Limited Equity Pledge Agreement. By their acceptance of the Notes, each holder will be deemed to have accepted the terms of, and agreed to be bound by and authorize the Trustee to perform its obligations under, the Limited Equity Pledge Agreement. The execution of such Limited Equity Pledge Agreement does not create a guarantee in respect of the Notes and there shall not be any recourse against VICI OP in connection therewith. The Limited Equity Pledge Agreement does not require VICI LP or VICI OP to take any actions, and no action has been taken or will be taken, to perfect any Liens of the Trustee in the limited partnership interest of VICI LP directly owned by VICI OP.
Pursuant to the Limited Equity Pledge Agreement, the Limited Equity Pledge will be released with respect to a series of Notes: (i) upon payment in full of the principal of, together with premium, if any, and accrued and unpaid interest on, such series of Notes and all other obligations under the indenture that are due and payable at or prior to the time such principal, premium, if any, and interest, are paid; (ii) upon legal defeasance, covenant defeasance or discharge of the indenture with respect to such series of Notes; or (iii) at the option of VICI OP, six months following the termination of the MGM Tax Protection Agreement; provided, that in the case of this clause (iii), the Limited Equity Pledge has been released or will be simultaneously released under the Credit Agreement and any other outstanding Capital Markets Indebtedness of VICI LP.
Discharge, Defeasance and Covenant Defeasance
VICI LP may, at its option and at any time, elect to have its obligations released with respect to certain covenants under the indenture, including the covenants listed under “— Certain Covenants”, as described under “Description of Debt Securities — Discharge, Defeasance and Covenant Defeasance” of the accompanying prospectus, and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default.
Trustee
UMB Bank, National Association will initially act as the Trustee, registrar and paying agent for the Notes, subject, in the case of the registrar and paying agent, to replacement at VICI LP’s option as provided in the indenture.
The Trustee may resign at any time with respect to either or both series of Notes by giving written notice thereof to VICI LP. The Trustee may also be removed with respect to either or both series of Notes by act of the holders of a majority in aggregate principal amount of the outstanding Notes of such series. The Trustee may also be removed with respect to either or both series of Notes by VICI LP upon the occurrence of certain conditions as set forth under the indenture. No resignation or removal of the Trustee and no appointment of a successor Trustee will become effective until the acceptance of appointment by a successor Trustee in accordance with the applicable requirements of the indenture.
If an Event of Default occurs and is continuing, the Trustee will be required to exercise such of the rights and powers vested in it under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The Trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the Notes only after those holders have offered the Trustee indemnity satisfactory to it.
If the Trustee becomes one of our creditors, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with VICI LP and its affiliates. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.
No Conversion or Exchange Rights
The Notes will not be convertible into or exchangeable for any shares of VICI REIT or any partnership interests in VICI LP.

No Personal Liability of Directors, Officers, Employees and Stockholders
No director, officer, employee, incorporator, controlling person, stockholder, general partner, limited partner, member or agent of VICI LP or VICI REIT, as such, or of any of VICI LP’s or VICI REIT’s respective predecessors or successors or subsidiaries or affiliates, as such, will have any liability for any of our obligations under the Notes or the indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of any Note, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the U.S. federal securities laws.
Notices
Except as otherwise provided in the indenture, notices to holders of the Notes will be given by mail to the addresses of the holders of the Notes as they appear in the Note register; provided that notices given to holders holding Notes in book-entry form shall be given electronically through the facilities of DTC or any successor depository.
Governing Law
The indenture is, and the Notes and any possible future guarantees will be, governed by, and construed in accordance with, the laws of the State of New York.
Definitions
As used in the indenture, the following terms have the respective meanings specified below:
“Adjusted Total Assets” means, as of any date of determination, the sum of (1) Total Assets as of the Reporting Date; and (2) any increase in Total Assets following the Reporting Date determined on a Pro Forma Basis, including any Pro Forma increase in Total Assets resulting from the application of the proceeds of any additional Indebtedness.
“Average Life” means at any date of determination with respect to any Indebtedness, the quotient obtained by dividing:
(1)
the sum of the products obtained by multiplying:

(a)
the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security, and

(b)
the amount of such principal payment; by

(2)
the sum of all such principal payments.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
“Caesars Las Vegas Master Lease” means the lease agreement, dated as of October 6, 2017, by and among CPLV Property Owner LLC and Claudine PropCo LLC, collectively, as landlord, and Desert Palace LLC, Caesars Entertainment Operating Company, Inc., CEOC, LLC and Harrah’s Las Vegas, LLC, collectively, as tenant, for the properties listed on Exhibit A thereto, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Caesars Regional Master Lease” means the lease agreement, dated as of October 6, 2017, by and among CEOC and the entities listed on Schedule A thereto, as landlord, and the entities listed on Schedule B thereto, as tenant, for the properties listed on Exhibit A thereto, as the same may be further amended, amended and restated, supplemented or otherwise modified from time to time.
“Capital Markets Indebtedness” means any Indebtedness having an aggregate outstanding principal amount in excess of $100.0 million, consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”), (b) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S under the Securities Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the U.S. Securities and Exchange Commission or (c) a private placement to institutional investors. For the avoidance of doubt, the term “Capital Markets Indebtedness” does not include any Indebtedness under Credit Facilities or other commercial bank facilities or similar Indebtedness, a sale and leaseback transaction, liabilities under a Finance Lease as reflected on the balance sheet of such Person in accordance with GAAP, or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”
“Capital Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting), including partnership interests, whether general or limited, in the equity of such Person, whether outstanding on the original issue date of the Notes or issued thereafter.
“Cash Equivalents” means any of the following types of Investments:
(1)
Government Securities due within one year after the date of the making of the Investment;

(2)
readily marketable direct obligations of any State of the United States or any political subdivision of any such State or any public agency or instrumentality thereof given on the date of such Investment a credit rating of at least A2 by Moody’s or A by S&P in each case due within one year from the making of the Investment;

(3)
time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the laws of the United States, any State thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (7) of this definition and (iii) has combined capital and surplus of at least $1.0 billion, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(4)
certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any bank incorporated under the laws of the United States, any State thereof or the District of Columbia and having on the date of such Investment combined capital, surplus and undivided profits of at least $250.0 million, or total assets of at least $5.0 billion, in each case due within one year after the date of the making of the Investment;

(5)
certificates of deposit issued by, bank deposits in, eurodollar deposits through, bankers’ acceptances of, and repurchase agreements covering Government Securities executed by any branch or office located in the United States of a bank incorporated under the laws of any jurisdiction outside the United States having on the date of such Investment combined capital, surplus and undivided profits of at least $500.0 million, or total assets of at least $15.0 billion, in each case due within one year after the date of the making of the Investment;

(6)
repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Exchange Act having on the date of the Investment capital of at least $500.0 million, due within 180 days after the date of the making of the Investment; provided that the maker of the Investment receives written confirmation of the transfer to it of record ownership of the Government Securities on the books of a “primary dealer” in such Government Securities or on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

(7)
commercial paper issued by any Person organized under the laws of the United States, any State thereof or the District of Columbia and having one of the two highest ratings obtainable from Moody’s or S&P, in each case with maturities of not more than 180 days from the date of acquisition thereof;

(8)
“money market preferred stock” issued by a corporation incorporated under the laws of the United States, any State thereof or the District of Columbia (i) given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P, in each case having an investment period not exceeding 180 days or (ii) to the extent that investors therein have the benefit of a standby letter of credit issued by a lender or a bank described in clauses (3) or (4) above;

(9)
a readily redeemable “money market mutual fund” sponsored by a bank described in clause (4) or (5) above, or a registered broker or dealer described in clause (6) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (1) through (8) hereof and given on the date of such Investment a credit rating of at least Aa by Moody’s and AA by S&P;

(10)
corporate notes or bonds having an original term to maturity of not more than one year issued by a corporation incorporated under the laws of the United States, any State thereof or the District of Columbia, or a participation interest therein; provided that any commercial paper issued by such corporation is given on the date of such Investment a credit rating of at least A2 by Moody’s and A by S&P; and

(11)
Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (3) and (7) of this definition.

“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer and other cash management arrangements.
“Century Canadian Portfolio” means the real estate assets of (i) Century Casino & Hotel Edmonton located in Edmonton, Alberta, (ii) Century Casino St. Albert located in St. Albert, Alberta, (iii) Century Mile Racetrack and Casino located in Edmonton, Alberta and (iv) Century Downs Racetrack and Casino located in Calgary, Alberta.
“Century Master Lease” means the lease agreement, dated as of December 6, 2019, by and among Lady Luck C LLC, Cape G LLC and Mountaineer CRR LLC, collectively, as landlord, Mountaineer Park Inc., IOC-Cape Girardeau LLC and IOC-Caruthersville, LLC, collectively, as tenant, for the (i) Mountaineer Casino Resort & Racetrack located in New Cumberland, West Virginia, (ii) Century Casino Caruthersville located in Caruthersville, Missouri, (iii) Century Casino Cape Girardeau located in Cape Girardeau, Missouri, (iv) Rocky Gap Casino Resort located in Flintstone, Maryland and (v) the Century Canadian Portfolio, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“CEOC” means CEOC, LLC, a Delaware limited liability company.
“Chelsea Piers Master Lease” means the sublease agreement, dated as of December 18, 2023, between a certain subsidiary of VICI LP, as sublandlord, and Chelsea Piers L.P. and North River Operating Company L.P., collectively, as subtenant, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Consolidated EBITDA” means, for any Test Period and with respect to any Person, the sum of (a) Consolidated Net Income of such Person for that period, plus (b) any extraordinary loss reflected in such Consolidated Net Income, and, without duplication, any loss associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, in each case for that period, minus (c) any extraordinary gain reflected in such Consolidated Net Income, and, without duplication, any gains associated with the early retirement of Indebtedness and with any disposition not in the ordinary course of business, in each case for that period, plus (d) Consolidated Interest Expense of such Person for that period, plus (e) the aggregate amount of expense for federal, foreign, state and local taxes on or measured by income of such Person for that period (whether or not payable during that period); minus (f) the aggregate amount of benefit for federal, foreign, state and local taxes on or measured by income of such Person for that period (whether or not receivable during that period); plus (g) depreciation, amortization and all unusual or non-recurring and/or non-cash expenses to the extent deducted in arriving at Consolidated Net Income for that period, plus (h) expenses classified as “transaction and acquisition expenses” on the applicable financial statements of that Person for that period, plus (i) rental revenues receivable in cash related to any Master Lease for that period and not recognized under GAAP (so long as such amount is actually received for such period), minus (j) rental revenues recognized under GAAP but not currently receivable in cash under any Master Lease, plus (k) non-controlling or minority interest reflected in Consolidated Net Income, and, without duplication, in each case as determined in accordance with GAAP, in each case for that period, plus (l) non-cash lease and financing adjustments for that period.
“Consolidated Interest Expense” means, for any Test Period, the aggregate amount of interest expense of VICI LP and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, plus, to the extent deducted in arriving at Consolidated Net Income and without duplication:
(1)
the interest portion of payments paid or payable (without duplication) on Finance Leases;

(2)
amortization of financing fees, debt issuance costs and interest or deferred financing or debt issuance costs;

(3)
all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing;

(4)
interest with respect to Indebtedness that has been discharged;

(5)
the accretion or accrual of discounted liabilities during such period;

(6)
interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Contracts or other derivative instruments;

(7)
payments made under Swap Contracts relating to interest rates with respect to such period and any costs associated with breakage in respect of hedging agreements for interest rates;

(8)
all interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees;

(9)
annual or quarterly agency fees paid to the administrative agent under any Credit Facilities; and

(10)
costs and fees associated with obtaining Swap Contracts and fees payable thereunder, all as calculated in accordance with GAAP.

“Consolidated Net Income” means, for any Test Period, the net income (loss) of VICI LP and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, without any reduction in respect of dividends on Preferred Stock; provided that the following items will be excluded in computing Consolidated Net Income, without duplication:
(1)
the net income (or loss) of any Person that is not a Subsidiary, except to the extent of the amount of cash dividends or other distributions actually paid to VICI LP or any of its Subsidiaries by such Person during such period (and, for the avoidance of doubt, the amount of such cash dividends and other distributions will be included in calculating Consolidated Net Income);

(2)
all after-tax gains or losses attributable to asset sales and other asset dispositions;

(3)
all after-tax gains or losses attributable to the extinguishment, retirement or conversion of debt and all after-tax gains and losses attributable to the settlement or termination of Hedging Obligations;

(4)
all after-tax extraordinary gains and extraordinary losses;

(5)
all after-tax gains and losses realized as a result of the cumulative effect of a change in accounting principles;

(6)
all impairment charges or asset write-offs or write-downs, including those related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(7)
all non-cash provisions and benefits attributable to expected credit losses pursuant to Accounting Standards Codification 326;

(8)
all non-cash gains and losses attributable to mark-to-market valuation of Hedging Obligations pursuant to Accounting Standards Codification 815; and

(9)
all non-cash charges and expenses related to stock-based compensation plans or other non-cash compensation, provided further that when calculating Total Unencumbered Assets, the net income (loss) of VICI LP and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, shall exclude any amounts attributable to unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.

“Convertible Indebtedness” means Indebtedness of VICI LP permitted to be Incurred under the terms of the indenture that is (1) either (a) convertible into common stock of VICI REIT (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock) or (b) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common stock of VICI REIT and/or cash (in an amount determined by reference to the price of such common stock) and (2) subordinated to the Notes and all obligations with respect to the Notes on terms customary at the time for convertible subordinated debt securities.
“Credit Agreement” means the Credit Agreement, dated as of February 3, 2025, among VICI LP, the lenders from time to time party thereto and Wells Fargo Bank, N.A., as administrative agent, including any related notes, guarantees and collateral documents, as the same may be amended, amended and restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“Credit Facilities” means one or more debt facilities (including the Credit Agreement), commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for revolving loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables), letters of credit or the issuance of securities, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or otherwise), refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.
“EBCI Southern Indiana Lease” means the lease agreement, dated as of September 3, 2021, by and between Caesars Southern Indiana Propco LLC, as landlord, and Caesars Riverboat Casino, LLC, as tenant, for the real estate assets associated with Caesars Southern Indiana, located in Elizabeth, Indiana, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Currency Agreement” means any agreement or arrangement designed to protect against fluctuations in currency exchange rates.
“Development Property” means Real Property acquired for purposes of becoming, or currently under development into, an Income Property that is owned, operated or leased or otherwise controlled by VICI LP or its Subsidiaries. Each Development Property shall continue to be classified as a Development Property under the indenture until VICI LP reclassifies such Development Property as an Income Property for purposes of the indenture, upon and after which such property shall be classified as an Income Property under the indenture.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the U.S. Securities and Exchange Commission promulgated thereunder.
“Fair Market Value” means the price that would be paid in an arm’s-length transaction under the applicable circumstances, as determined in good faith by VICI LP.
“Finance Lease” means, as applied to any Person, any lease of any property, whether real, personal or mixed, of such Person as lessee that is required to be classified and accounted for as a finance lease liability in accordance with GAAP; provided, that for the avoidance of doubt, any lease that is accounted for by any Person as an operating lease as of the original issue date of the Notes and any similar lease entered into after the issue date by any Person may, in the sole discretion of VICI LP, be treated as an operating lease and not a Finance Lease; and provided further that any Master Lease and any ground lease or similar obligation in which the obligations pursuant to such ground lease or similar obligation are passed on to the tenant under or in connection with a Master Lease will be deemed not to be a Finance Lease.
“Foundation Master Lease” means the lease agreement, dated as of December 22, 2022, by and among Fitz Propco LLC and WaterView Propco LLC, collectively, as landlord, and Majestic Mississippi, LLC and Casino Vicksburg, LLC, collectively, as tenant, for the Fitz Casino & Hotel, located in Tunica, Mississippi, and the WaterView Casino & Hotel, located in Vicksburg, Mississippi, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“GAAP” means accounting principles generally accepted in the United States of America, consistently applied, as in effect on the date of any calculation or determination.
“Gaming” means casino, race track, racino, video lottery terminal, card club or other gambling activities, including, but not limited to, the operation of slot machines, video lottery terminals, table games, pai gow poker, pari-mutuel wagering, sports wagering or other applicable types of wagering.
“Gaming Approval” means any and all approvals, licenses, findings of suitability, authorizations, registrations, permits, consents, rulings, orders or directives of any Governmental Authority: (1) necessary to enable VICI LP or its Subsidiaries to engage in a Gaming business (including the business of owning or leasing Real Property or vessels used in the Gaming business) or otherwise to continue to conduct its business substantially as is presently conducted or contemplated to be conducted following the original issue date of the Notes, (2) required by any Gaming Law or (3) required to accomplish the financing and other transactions contemplated hereby.
“Gaming Authority” means any governmental agency, authority, board, bureau, commission, department, office or instrumentality with regulatory, licensing or permitting authority or jurisdiction over any Gaming Facility owned by VICI LP or any of its Subsidiaries, or with regulatory, licensing or permitting authority or jurisdiction over any Gaming operation (or a proposed Gaming operation) at a Gaming Facility owned by VICI LP or any of its Subsidiaries.
“Gaming Facility” means any casino, hotel, resort, race track at which pari-mutuel wagering is conducted, racino, off-track wagering site, card club casinos, or venue at which Gaming or wagering is conducted, and all related or ancillary property and assets.
“Gaming Laws” means all applicable provisions of all: (a) constitutions, treaties, statutes or laws governing Gaming Facilities owned by VICI LP or any of its Subsidiaries and rules, regulations, codes and ordinances of, and all administrative or judicial orders or decrees or other laws pursuant to which, any Gaming Authority possesses or exercises regulatory, licensing or permit authority or jurisdiction over Gaming Facilities owned by VICI LP or any of its Subsidiaries; (b) Gaming Approvals; and (c) orders, decisions, determinations, judgments, awards and decrees of any Gaming Authority.
“Golden Entertainment Master Lease” means the lease agreement, dated as of April 30, 2026, between certain subsidiaries of VICI LP listed on Schedule A thereto, as landlord, and certain subsidiaries of Golden Entertainment, LLC listed on Schedule B thereto, as tenant, for the properties listed on Exhibit A thereto, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Government Securities” means readily marketable (a) direct full faith and credit obligations of the United States or obligations guaranteed by the full faith and credit of the United States and (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States that are generally considered in the securities industry to be implicit obligations of the United States.
“Governmental Authority” means any government or political subdivision of the United States or any other country, whether national, federal, state, provincial, local or otherwise, or any agency, authority, board, bureau, central bank, commission, department, municipality or instrumentality thereof or therein, including any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision (including any supra-national bodies such as the European Union or the European Central Bank) including any Gaming Authority.
“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:
(1)
to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person; or

(2)
entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term “Guarantee” will not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Hard Rock Cincinnati Lease” means the lease agreement, dated as of September 20, 2019, by and between Cincinnati Propco LLC, as landlord, and Jack Cincinnati Casino LLC, as tenant, for the real estate assets associated with the Hard Rock Cincinnati Casino, located in Cincinnati, Ohio, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under any Interest Rate Agreement or Currency Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute Hedging Obligations.
“Income Property” means any Real Property or assets or vessels (including any personal property ancillary thereto or used in connection therewith) owned, operated or leased or otherwise controlled by VICI LP or its Subsidiaries and earning, or intended to earn, current income, whether from rent, lease payments, operations or otherwise. “Income Property” shall not include any Development Property, Redevelopment Property or undeveloped land. Each Income Property shall continue to be classified as an Income Property under the indenture until VICI LP reclassifies such Income Property as a Redevelopment Property for purposes of the indenture, upon and after which such property shall be classified as Redevelopment Property under the indenture.
“Incur” means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for the payment of, contingently or otherwise, such Indebtedness; provided, that any premiums, interest (including post-petition interest and payment-in- kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted under the indenture will not be considered to be an Incurrence of Indebtedness.
“Indebtedness” means, with respect to any Person at any date of determination (without duplication):
(1)
all obligations of such Person for borrowed money;

(2)
all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(3)
all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person;

(4)
all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (i) trade accounts payable and accrued obligations incurred in the ordinary course of business or other accounts payable in the ordinary course of business in accordance with ordinary trade terms, (ii) financing of insurance premiums and (iii) any earn-out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP);
(5)
all Indebtedness of others to the extent secured by any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; provided, that if such obligations have not been assumed, the amount of such Indebtedness included for the purposes of this definition will be the amount equal to the lesser of the Fair Market Value of such property and the amount of the Indebtedness secured;

(6)
with respect to any Finance Leases of such Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP;

(7)
the net amount of the obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements (including Swap Contracts);

(8)
all obligations of such Person as an account party in respect of letters of credit and bankers’ acceptances, except obligations in respect of letters of credit issued in support of obligations not otherwise constituting Indebtedness shall not constitute Indebtedness except to the extent such letter of credit is drawn and not reimbursed within 10 business days; and

(9)
all Guarantees of such Person in respect of Indebtedness of others of the kinds referred to in clauses (1) through (8) above (other than, for the avoidance of doubt, in connection with any completion guarantee);

provided, that Indebtedness shall not include any obligations in respect of indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds, in each case securing any such obligations of VICI LP or any of its Subsidiaries, in any case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition) in a principal amount not in excess of the gross proceeds including non-cash proceeds (the Fair Market Value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by VICI LP and its Subsidiaries on a consolidated basis in connection with such disposition.
The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless recourse is limited, in which case the amount of such Indebtedness shall be the amount such Person is liable therefor (except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor). The amount of Indebtedness of the type described in clause (4) shall be calculated based on the net present value thereof. The amount of Indebtedness of the type referred to in clause (7) above of any Person shall be zero unless and until such Indebtedness becomes due, in which case the amount of such Indebtedness shall be the amount due that is payable by such Person. For the avoidance of doubt, it is understood and agreed that (w) any obligations of such Person in respect of Cash Management Agreements, (x) any obligations of such Person in respect of employee, consultant or independent contractor deferred compensation and benefit plans, (y) any obligations of such Person in respect of taxes, assessments, governmental charges or levies and (z) any funding obligations of a Person in its capacity as a lender shall not constitute Indebtedness. For all purposes with respect to this definition, the Indebtedness of VICI LP and its Subsidiaries shall exclude (i) any obligations under any Master Leases, (ii) intercompany liabilities arising from or associated with cash management, tax, or accounting operations and made in the ordinary course of business, (iii) intercompany loans, advances or Indebtedness having a term not exceeding 364 days (inclusive of any rollover or extensions of terms) and made in the ordinary course of business and (iv) operating lease liabilities on the balance sheet in accordance with GAAP.
“Interest Coverage Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Consolidated EBITDA of VICI LP and its Subsidiaries for the Test Period to (2) Consolidated Interest Expense of VICI LP and its Subsidiaries for such Test Period; provided, however, for purposes of calculating the Interest Coverage Ratio, Consolidated Interest Expense related to any amortization of deferred financing costs and original issue discount shall be excluded.

“Interest Rate Agreement” means any interest rate swap agreement (whether from fixed to floating or from floating to fixed), interest rate cap agreement or interest rate collar agreement and any other agreement or arrangement designed to manage interest rates or interest rate risk.
“Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement, but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the consolidated balance sheet of VICI LP and its Subsidiaries, and residual liabilities with respect to assigned leaseholds incurred in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property (tangible or intangible) to such Person or any payment for property or services solely for the account or use of such Person, or otherwise), or any purchase or acquisition of Equity Interests, bonds, notes, debentures or other similar instruments issued by, such Person.
“JACK Master Lease” means the lease agreement, dated as of January 24, 2020, by and among Cleveland Propco LLC and Thistledown Propco LLC, collectively, as landlord, and Jack Cleveland Casino LLC and Jack Thistledown Racino LLC, collectively, as tenant, for the real estate assets associated with the Jack Cleveland Casino located in Cleveland, Ohio, and Thistledown Racino, located in North Randall, Ohio, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Lien” means any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Lucky Strike Master Lease” means the master lease agreement, dated as of October 19, 2023, between certain subsidiaries of VICI LP and certain subsidiaries of Bowlero Corp., as tenant, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Master Leases” means the Caesars Las Vegas Master Lease, the Caesars Regional Master Lease, the Century Master Lease, the Chelsea Piers Master Lease, the EBCI Southern Indiana Lease, the Foundation Master Lease, the Golden Entertainment Master Lease, the Hard Rock Cincinnati Lease, the JACK Master Lease, the Lucky Strike Master Lease, the MGM Grand/Mandalay Bay Lease, the MGM Master Lease, the PENN Master Lease, the PURE Master Lease, any Severance Lease and each Similar Lease entered into after the issue date by VICI LP or any of its Subsidiaries and any other Person (other than VICI LP or a Subsidiary).
“MGM” means MGM Resorts International, a Delaware corporation, and, as the context requires, its subsidiaries.
“MGM Grand/Mandalay Bay Lease” means the master lease agreement, dated as of February 14, 2020, by and among Mandalay PropCo, LLC and MGM Grand PropCo, LLC, collectively, as landlord, and MGM Lessee II, LLC, as tenant, for MGM Grand Las Vegas and Mandalay Bay, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“MGM Master Lease” means the lease agreement, dated as of April 29, 2022, between MGP Lessor, LLC, as landlord, and MGM Lessee, LLC, as tenant, for the properties leased to MGM, excluding those leased under the MGM Grand/Mandalay Bay Lease, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“MGM Tax Protection Agreement” means the tax matters agreement among VICI OP, VICI REIT and the Initial Protected Parties (as defined therein) dated as of April 29, 2022.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Funded Senior Secured Indebtedness” means, as of any date of determination, Net Funded Total Indebtedness that is Secured Indebtedness (other than any such Net Funded Total Indebtedness that is expressly subordinated in right of payment to the Notes and all obligations with respect to the Notes pursuant to a written agreement).
“Net Funded Total Indebtedness” means, as of any date of determination, (a) the sum, without duplication, of the aggregate principal amount of all outstanding Indebtedness of VICI LP and any of its

Subsidiaries (other than any such Indebtedness that has been discharged) of the kind described in clause (1) of the definition of “Indebtedness,” Indebtedness evidenced by promissory notes and similar instruments and Guarantees in respect of any of the foregoing (to be included only to the extent set forth in clause (ii) below); provided that (i) Net Funded Total Indebtedness shall not include Indebtedness in respect of letters of credit, except to the extent of unreimbursed amounts thereunder and (ii) Net Funded Total Indebtedness shall not include Guarantees; provided, however, that if and when any such Guarantee is demanded for payment from VICI LP or any of its Subsidiaries, then the amounts of such Guarantees shall be included in such calculations, minus (b) Unrestricted Cash in an amount not to exceed $250 million.
“PENN Master Lease” means the lease agreement, dated as of December 4, 2025, by and between Greektown Propco LLC and Margaritaville Propco LLC, as lessor, and Penn Tenant III, LLC and Penn Tenant II, LLC, as lessee, for the Hollywood Casino at Greektown in Detroit, Michigan and Margaritaville Resort Casino in Bossier City, Louisiana, respectively, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) on the common stock of VICI REIT purchased by VICI LP in connection with the issuance of any Convertible Indebtedness; provided that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by VICI LP from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by VICI LP from the sale of such Convertible Indebtedness issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Convertible Indebtedness Call Transaction” means any Permitted Bond Hedge Transaction and any Permitted Warrant Transaction.
“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) on the common stock of VICI REIT sold by VICI LP substantially concurrently with any purchase by VICI LP of a related Permitted Bond Hedge Transaction.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Preferred Stock” means, with respect to any Person, any and all shares, interests, participation or other equivalents (however designated, whether voting or non-voting) that have a preference on liquidation or with respect to distributions over any other class of Capital Stock, including preferred partnership interests, whether general or limited, or such Person’s preferred or preference stock, whether outstanding on the original issue date of the Notes or issued thereafter, including all series and classes of such preferred or preference stock.
“Pro Forma” or “Pro Forma Basis” means that the following adjustments have been made:
(1)
if the specified Person or any of its Subsidiaries Incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems Preferred Stock during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, then the Consolidated Interest Expense will be calculated giving Pro Forma effect (determined in good faith by VICI LP) to such Incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of proceeds therefrom, as if the same had occurred at the beginning of such period;

(2)
asset sales and asset acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or by any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including all related financing transactions and including increases in ownership of Subsidiaries during the period commencing on the first day of the specified period and ending on (and including) the Transaction Date, will be given Pro Forma effect (including giving Pro Forma effect to the receipt and application of the proceeds of any asset sale) (determined in good faith by VICI LP) as if they had occurred and such proceeds had been applied on the first day of such specified period, provided that for purposes of calculating any ratio or determining compliance with the covenants set forth under “— Certain Covenants” and under the caption “Description of Debt Securities — Merger, Consolidation or Sale” of the accompanying prospectus, including Investments or acquisitions (and the Incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made shall be calculated on a Pro Forma Basis assuming that all such Investments or acquisitions (and any increase or decrease in Consolidated Net Income, Consolidated EBITDA, or Adjusted Total Assets and the component financial definitions used therein attributable to such transaction) had occurred on the first day of the applicable Test Period;
(3)
Consolidated EBITDA will be adjusted to give effect to all Pro Forma Cost Savings;

(4)
the Consolidated EBITDA and Consolidated Net Income attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded;

(5)
the Consolidated Interest Expense attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of on or prior to the Transaction Date, will be excluded, but only to the extent that the obligations giving rise to such Consolidated Interest Expense will not be obligations of the specified Person or any of its Subsidiaries following the Transaction Date;

(6)
any Person that is or will become a Subsidiary on the Transaction Date will be deemed to have been a Subsidiary at all times during the specified period;

(7)
any Person that is not, or will cease to be, a Subsidiary on the Transaction Date will be deemed not to have been a Subsidiary at any time during the specified period; and

(8)
if any Indebtedness (other than ordinary working capital borrowings) bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Transaction Date had been the applicable rate for the entire specified period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Transaction Date in excess of 12 months).

“Pro Forma Cost Savings” means, with respect to any period, the reduction in net costs and expenses that:
(1)
were attributable to an asset sale, asset acquisition, Investment, merger, consolidation or discontinued operation that occurred during the period or after the end of the period and on or prior to the Transaction Date and that (a) would properly be reflected in a pro forma income statement prepared in accordance with Regulation S-X under the Securities Act or (b) VICI LP reasonably determines will actually be realized within 18 months of the Transaction Date; or

(2)
were actually implemented on or prior to the Transaction Date in connection with or as a result of an asset sale, asset acquisition, Investment, merger, consolidation or discontinued operation and that are supportable and quantifiable by the underlying accounting records.

“PURE Master Lease” means the lease agreement, dated as of January 6, 2023, by and among PURE CAN Holdings GP 1 ULC, PURE CAN Holdings GP 2 ULC, PURE CAN Holdings GP 3 ULC and PURE CAN Holdings GP 4 ULC, collectively, as landlord, and PURE Canadian Gaming Corp., as tenant, for the (i) PURE Casino Edmonton located in Edmonton, Alberta, (ii) PURE Casino Yellowhead located in Edmonton, Alberta, (iii) PURE Casino Calgary located in Calgary, Alberta, (iv) PURE Casino Lethbridge located in Lethbridge, Alberta, (v) Deerfoot Inn & Casino located in Calgary, Alberta and (vi) the Great Northern Casino and two adjacent limited-service hotels located in Grande Prairie, Alberta, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Real Property” means (i) each parcel of real property leased or operated by VICI LP or its Subsidiaries, whether by lease, license or other use or occupancy agreement, and (ii) each parcel of real property owned by VICI LP or its Subsidiaries, together with all buildings, structures, improvements and fixtures located thereon, together with all easements, licenses, rights, privileges, appurtenances, interests and entitlements related thereto.
“Redevelopment Property” means any Real Property that operates or is intended to operate as an Income Property (1) that is designated by VICI LP as a “Redevelopment Property,” (2)(A)(i) that has been acquired by VICI LP or its Subsidiaries with a view toward renovating or rehabilitating such Real Property at an aggregate anticipated cost of at least 10.0% of the acquisition cost thereof and such renovation or rehabilitation is expected to disrupt the occupancy of at least 30.0% of the square footage of such Real Property or (ii) that VICI LP or its Subsidiaries intends to renovate or rehabilitate at an aggregate anticipated cost in excess of 10.0% of the Adjusted Total Assets consisting of or related to such Real Property immediately prior to such renovation or rehabilitation and such renovation or rehabilitation is expected to temporarily reduce the Consolidated EBITDA attributable to such Real Property by at least 30.0% as compared to the immediately preceding comparable prior period and (B) with respect to which VICI LP or its Subsidiaries thereof have entered into a binding construction contract or construction has commenced and (3) that does not qualify as a “Development Property.” Each Redevelopment Property shall continue to be classified as a Redevelopment Property under the indenture until VICI LP reclassifies such Real Property as an Income Property for purposes of the indenture, upon and after which such Real Property shall be classified as an Income Property under the indenture.
“Refinancing Indebtedness” means Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease, discharge or refund, in whole or in part, any Indebtedness in an amount not to exceed the amount so refinanced plus the aggregate of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection with such refinancing (any such action, to “Refinance” or a “Refinancing”); provided that Indebtedness will be permitted only if:
(1)
such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes at least to the extent that the Indebtedness to be Refinanced is subordinated to the Notes, if applicable; and

(2)
such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the earlier of (i) the Stated Maturity of the Indebtedness to be Refinanced, or (ii) the date that is 91 days after the Stated Maturity of each series of Notes, and the Average Life of such new Indebtedness is at least equal to the earlier of (A) the remaining Average Life of the Indebtedness to be Refinanced, or (B) 91 days more than the Average Life of each series of Notes.

“Related Businesses” means the development, ownership, leasing or operation of (i) Gaming Facilities, (ii) hotel facilities, retail facilities, entertainment facilities, amusement facilities or experiential facilities related or ancillary to Gaming Facilities and (iii) hotel facilities, retail facilities, entertainment facilities, amusement facilities or experiential facilities and land held for potential development or under development as Gaming Facilities, hotel facilities, retail facilities, entertainment facilities, amusement facilities and experiential facilities (including related or ancillary uses and including Investments in any such Related Businesses or assets related thereto).
“Reporting Date” means the last day of the most recently completed fiscal quarter of VICI LP for which financial statements have been or are required to be delivered pursuant to “— Certain Covenants — Provision of financial information.”
“Secured Indebtedness” means the portion of outstanding Indebtedness secured by a Lien upon the properties or other assets of VICI LP or any of its Subsidiaries.
“Senior Secured Net Debt to Adjusted Total Assets Ratio” means, as of any date of determination, the ratio of (a) the outstanding principal amount of Net Funded Senior Secured Indebtedness to (b) Adjusted Total Assets.

“Severance Lease” means any “Severance Lease” (as defined in the Caesars Las Vegas Master Lease and the Caesars Regional Master Lease), any “Separate Lease” (as defined in the MGM Master Lease) and any similar leases permitted under any of the other Master Leases.
“Significant Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in the acquisition (including a merger or consolidation or any other combination with another Person) by one or more of VICI LP and its Subsidiaries of properties or assets of a Person (or the capital stock of a Person) for a purchase price in excess of 5% of Total Assets or its foreign currency equivalent.
“Similar Lease” means a lease that is entered into by VICI LP or any of its Subsidiaries with another Person (other than VICI LP or its Subsidiary) for the purpose of, or with respect to operating or managing Gaming Facilities, Related Businesses, lodging, leisure and entertainment-related, amusement or experiential Real Property assets of VICI LP or its Subsidiaries.
“Stated Maturity” means:
(1)
with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable; and

(2)
with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50.0% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person and the accounts of which would be consolidated with those of such Person in its consolidated financial statements in accordance with GAAP, if such statements were prepared as of such date.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. For the avoidance of doubt, any Permitted Convertible Indebtedness Call Transaction will not constitute a Swap Contract.
“S&P” means S&P Global Ratings and its successors.
“Test Period” means the most recently completed fiscal quarter of VICI LP for which financial statements have been or are required to be delivered pursuant to “— Certain Covenants — Provision of financial information,” and the three fiscal quarters immediately preceding such fiscal quarter.
“Total Assets” means, as of any date of determination, Consolidated EBITDA of VICI LP and its Subsidiaries for the Test Period most recently ended on or prior to such date of determination divided by 7.00%, plus:
(1)
in the case of any Development Property or Redevelopment Property (or former Development Property or Redevelopment Property) prior to the date when financial results for at least one complete fiscal quarter following completion or opening of the applicable development project are available, 100% of the book value (determined in accordance with GAAP but determined without giving effect to any depreciation) of any such Development Property or Redevelopment

Property (or former Development Property or Redevelopment Property) owned or leased by VICI LP and its Subsidiaries as of the Reporting Date; plus
(2)
100% of the book value (determined in accordance with GAAP) of any undeveloped land owned or leased by VICI LP and its Subsidiaries as of the Reporting Date; plus

(3)
an amount (but not less than zero) equal to all Unrestricted Cash and Cash Equivalents on hand of VICI LP and its Subsidiaries as of the Reporting Date that are not netted against indebtedness in the determination of Net Funded Total Indebtedness or Net Funded Senior Secured Indebtedness, as applicable; plus

(4)
an amount (but not less than zero) equal to all earnest money deposits associated with potential acquisitions by VICI LP and its Subsidiaries as of the Reporting Date that are not netted against indebtedness in the determination of Net Funded Total Indebtedness or Net Funded Senior Secured Indebtedness, as applicable; plus

(5)
the book value (determined in accordance with GAAP) (but determined without giving effect to any depreciation or amortization) of all other Investments (for the avoidance of doubt, other than Income Properties, Development Properties, Redevelopment Properties and unimproved land) held by VICI LP and its Subsidiaries as of the Reporting Date (exclusive of goodwill and other intangible assets); plus

(6)
the book value of all other assets (for the avoidance of doubt, other than Income Properties and assets included in clause (1), (2), (3), (4) or (5) above) of VICI LP and its Subsidiaries as of the Reporting Date, all determined on a consolidated basis in accordance with GAAP;

provided that, the Consolidated EBITDA attributable to any Development Property, Redevelopment Property or undeveloped land (or former Development Property, Redevelopment Property or undeveloped land) or other asset the book value of which is included in Total Assets under clauses (1), (2), (5) or (6) above, shall be excluded. Total Assets shall not include any right of use assets associated with an operating lease in accordance with GAAP.
“Total Net Debt to Adjusted Total Assets Ratio” means, as of any date of determination, the ratio of (a) Net Funded Total Indebtedness to (b) Adjusted Total Assets.
“Total Unencumbered Assets” means, as of any date, the Adjusted Total Assets of VICI LP and its Subsidiaries as of such date (excluding any assets in unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities), less any such assets pledged as of such date as collateral to secure any obligations with respect to Secured Indebtedness.
“Transaction Date” means, with respect to the Incurrence of any Indebtedness by VICI LP or any of its Subsidiaries, the date such Indebtedness is to be Incurred.
“Unrestricted Cash” means, as of any date of determination, all cash and Cash Equivalents included in the balance sheets of VICI LP and its Subsidiaries as of such date that, in each case, are free and clear of all Liens that do not secure Indebtedness for borrowed money.
“Unsecured Debt” means, for any Person, any Indebtedness of such Person or its Subsidiaries which is not Secured Indebtedness.
“VICI OP” means VICI Properties OP LLC and its permitted successors and assigns. “VICI REIT” means VICI Properties Inc. and its permitted successors and assigns.
“Voting Stock” means with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This summary supplements and should be read together with the general discussion of the tax considerations relating to VICI REIT’s qualification as a REIT described in the accompanying prospectus under the title “Material U.S. Federal Income Tax Considerations.” To the extent any information set forth under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first paragraph under the title “Material U.S. Federal Income Tax Considerations” in the accompanying prospectus as if that paragraph was set forth in this prospectus supplement.
Taxation of Holders of the Notes
The following is a summary of certain United States federal income tax consequences of the ownership and disposition of the Notes. This summary deals only with Notes held as capital assets (within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”)) by persons who purchase the Notes for cash upon original issuance at their initial offering price. As used herein, the term “U.S. holder” means a beneficial owner of the Notes that, for United States federal income tax purposes, is:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or an entity treated as a corporation for United States federal income tax purposes) that is created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable regulations promulgated by the U.S. Department of the Treasury (the “Treasury Regulations”) to be treated as a United States person.

The term “non-U.S. holder” refers to a beneficial owner of the Notes that is neither a U.S. holder nor a partnership (or any other entity treated as a partnership for United States federal income tax purposes).
If any entity classified as a partnership for United States federal income tax purposes holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership considering an investment in the Notes, you should consult your own tax advisors.
This summary does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including, without limitation, if you are a United States expatriate, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). This summary does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, regulated investment companies, tax-exempt entities, insurance companies, REITs, persons holding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, persons liable for alternative minimum tax, investors in pass-through entities, U.S. holders of Notes whose “functional currency” is not the United States dollar, or persons required to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement.
Certain Contingent Payments
We may be obligated to pay amounts in excess of the stated interest or principal on the Notes, including as described under “Description of the Notes — Optional Redemption.” We may also have the right to redeem the Notes for a redemption price that is less than their initial issue price plus accrued and unpaid interest, if any, as described under “Description of the Notes — Gaming Redemption.” These potential payments may implicate the provisions of Treasury Regulations relating to “contingent payment debt instruments.” According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are remote or incidental. We intend to take the position that the foregoing contingencies are remote or incidental, and we do not intend to treat the Notes as contingent payment debt instruments. Our position that such contingencies are remote or incidental is binding on a holder unless such holder discloses to the Internal Revenue Service (“IRS”) its contrary position in the manner required by applicable Treasury Regulations. Our position is not, however, binding on the IRS, and if the IRS were to successfully challenge this position, a holder might be required to accrue interest income at a higher rate than the stated interest rate (as described below) on the Notes, and to treat as ordinary interest income any gain realized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes will not be treated as contingent payment debt instruments. Investors should consult their own tax advisors regarding the possible application of the contingent payment debt instrument rules to the Notes.
Considerations Relevant to U.S. Holders
United States Federal Income Tax
Stated interest on a Note will generally be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for United States federal income tax purposes.
A U.S. holder will generally recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of a Note equal to the difference between the amount realized upon the sale, exchange, retirement, redemption or other taxable disposition (less any portion of such amount attributable to accrued and unpaid stated interest, which will be taxable as such to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note will generally be equal to the amount that such U.S. holder paid for the Note.
Any gain or loss recognized on a taxable disposition of the Note will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the Note, a U.S. holder is treated as holding the Note for more than one year, this capital gain or loss will be long-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains generally are subject to preferential tax rates. A U.S. holder’s ability to deduct capital losses may be limited.
Certain U.S. holders that are individuals, estates, or trusts are subject to an additional 3.8% Medicare tax on “net investment income,” which includes, among other things, interest on and gains from the sale or other disposition of Notes. Investors in Notes should consult their own tax advisors regarding the 3.8% Medicare tax.
Information Reporting and Backup Withholding
Information reporting generally will be required with respect to interest on the Notes and the proceeds of a sale or other taxable disposition (including a retirement or redemption) of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient (such as a corporation). Backup withholding will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, or if the U.S. holder is notified by the IRS that it has failed to report in full payments of interest and dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s United States federal income tax liability if the required information is furnished in a timely manner to the IRS.
Considerations Relevant to Non-U.S. Holders
United States Federal Withholding Tax
Subject to the discussion of backup withholding and FATCA below, United States federal withholding tax will not apply to any payment of interest on the Notes under the “portfolio interest rule,” provided that:

•
interest paid on the Notes is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States;

•
the non-U.S. holder does not actually (or constructively) own 10% or more of our capital or profits interests within the meaning of the Code and applicable United States Treasury Regulations;

•
the non-U.S. holder is not a controlled foreign corporation that is related to us within the meaning of the Code;

•
the non-U.S. holder is not a bank whose receipt of interest on the Notes is described in Section 881(c)(3)(A) of the Code; and

•
either (1) the non-U.S. holder provides its name and address on an applicable IRS Form W-8 (or other applicable form), and certifies, under penalties of perjury, that it is not a United States person as defined under the Code or (2) the non-U.S. holder holds its Notes through certain foreign intermediaries and satisfies the certification requirements of applicable United States Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If the non-U.S. holder cannot satisfy the requirements described above, payments of interest made to the non-U.S. holder will be subject to a 30% United States federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly executed:
•
IRS Form W-8BEN or W-8BEN-E, as applicable (or other applicable form) certifying an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•
IRS Form W-8ECI (or other applicable form) certifying that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under “— United States Federal Income Tax”).

The 30% United States federal withholding tax generally will not apply to any gain that the non-U.S. holder realizes on the sale, exchange, retirement, redemption or other taxable disposition of a Note.
United States Federal Income Tax
If the non-U.S. holder is engaged in a trade or business in the United States and interest on the Notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then the non-U.S. holder will be subject to United States federal income tax on that interest on a net income basis in generally the same manner as if the non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, the non-U.S. holder may be subject to a branch profits tax equal to 30% (or a lower applicable income tax treaty rate) of the non-U.S. holder’s effectively connected earnings and profits, subject to adjustments. If interest received with respect to the Notes is effectively connected income (whether or not a treaty applies), the 30% withholding tax described above will not apply, provided the certification requirements discussed above in “— United States Federal Withholding Tax” are satisfied.
Any gain realized on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will not be subject to United States federal income tax unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), in which case such gain will be subject to United States federal income tax in generally the same manner as effectively connected interest is taxed (as discussed above); in addition, if the non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) on its earnings and profits, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States; or

•
the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met, in which case, unless an applicable income tax treaty provides otherwise, the non-U.S. holder will be subject to a flat 30% United

States federal income tax on the gain derived from the sale or other taxable disposition, which may be offset by certain United States source capital losses. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty.
Information Reporting and Backup Withholding
Generally, we must report to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.
In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest on the Notes that are made to the non-U.S. holder provided that the applicable withholding agent has received from the non-U.S. holder the required certification that it is a non-U.S. holder described above in the fifth bullet point under “— United States Federal Withholding Tax” and the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.
Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other taxable disposition (including a retirement or redemption) of Notes within the United States or conducted through certain United States-related financial intermediaries, unless the non-U.S. holder certifies to the applicable withholding agent under penalties of perjury that it is a non-U.S. holder, or the non-U.S. holder otherwise establishes an exemption and the withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, that is not an exempt recipient.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.
FATCA
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any interest income paid on the Notes and, subject to the proposed Treasury Regulations discussed below, the gross proceeds from a disposition of a Note, in each case paid to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “nonfinancial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). The foregoing rules generally will apply whether the foreign financial institution or nonfinancial foreign entity is the beneficial owner of the Notes or an intermediary. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our Notes on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— United States Federal Withholding Tax,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Each holder should consult his/her own tax advisors regarding these rules and whether they may be relevant to his/ her ownership and disposition of Notes.

UNDERWRITING (CONFLICTS OF INTEREST)
Wells Fargo Securities, LLC, Barclays Capital Inc., Mizuho Securities USA LLC and Truist Securities, Inc. are acting as the representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us, VICI REIT and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the respective principal amounts of each series of Notes set forth opposite such underwriter’s name below.
Underwriter	Principal Amount of 2031 Notes	Principal Amount of 2036 Notes
Wells Fargo Securities, LLC	$81,000,000	$76,500,000
Barclays Capital Inc.	72,000,000	68,000,000
Mizuho Securities USA LLC	72,000,000	68,000,000
Truist Securities, Inc.	72,000,000	68,000,000
BNP Paribas Securities Corp.	63,000,000	59,500,000
BofA Securities, Inc.	63,000,000	59,500,000
Capital One Securities, Inc.	63,000,000	59,500,000
Citigroup Global Markets Inc.	63,000,000	59,500,000
Citizens JMP Securities, LLC	63,000,000	59,500,000
J.P. Morgan Securities LLC	63,000,000	59,500,000
SMBC Nikko Securities America, Inc.	63,000,000	59,500,000
Deutsche Bank Securities Inc.	45,000,000	42,500,000
Goldman Sachs & Co. LLC	45,000,000	42,500,000
Morgan Stanley & Co. LLC	45,000,000	42,500,000
Scotia Capital (USA) Inc.	27,000,000	25,500,000
Total	$900,000,000	$850,000,000
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold pursuant to the underwriting agreement if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments they may be required to make in respect of those liabilities.
The underwriters are offering the Notes, subject to prior sale, when, as and if issued or sold to and accepted by them, subject to approval of legal matters by their counsel and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives of the underwriters have advised us that the underwriters propose initially to offer the Notes to the public at the respective public offering prices listed on the cover page of this prospectus supplement and may offer the Notes to dealers at those respective prices less a concession not in excess of 0.350% of the principal amount, in the case of the 2031 Notes, and not in excess of 0.400% of the principal amount, in the case of the 2036 Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of 0.250% of the principal amount, in the case of the 2031 Notes, and not in excess of 0.250% of the principal amount, in the case of the 2036 Notes, to other dealers. After the initial offering, the public offering prices, concessions and discounts may be changed.

The following table shows the underwriting discounts to be paid to the underwriters by us.
	2031 Notes		2036 Notes
	Per Note	Total	Per Note	Total
Underwriting Discount	0.600%	$5,400,000	0.650%	$5,525,000
The expenses of this offering, not including the underwriting discounts, are estimated at approximately $5.0 million and are payable by us.
No Prior Market
The Notes of each series are a new issue of securities with no established trading market. Although the underwriters may make a market for the Notes after we complete this offering, they have no obligation to do so and may discontinue making a market in the Notes at any time without notice. We have not listed and do not intend to apply for listing of the Notes on any securities exchange. We cannot assure you that a trading market for the Notes will develop or, if developed, that it will continue, or as to the liquidity of any trading market for the Notes that may develop.
Price Stabilization and Short Positions
In connection with this offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating a short position. In addition, the underwriters may bid for, and purchase, Notes of either series in the open market to cover short positions or to stabilize the price of such Notes. Any of these activities may stabilize or maintain the market price of the applicable series of Notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if commenced, may have on the market price of the Notes of the applicable series. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.
Delayed Settlement
We expect that the delivery of the Notes will be made against payment therefor on or about the closing date specified on the cover page of this prospectus supplement, which will be the seventh business day following the date of this prospectus supplement. Under rules of the SEC, trades in the secondary market generally are required to settle in one business day, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes before the first business day prior to the closing date specified on the cover page of this prospectus supplement will be required, by virtue of the fact that the normal settlement date for that trade would occur prior to the closing date for the issuance of the Notes, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement, and should consult their own advisors with respect to these matters.
No Sales of Similar Securities
During the period beginning on the date of this prospectus supplement and continuing to and including the date of delivery of the Notes, we and VICI REIT have agreed not to offer, sell, contract to sell or otherwise dispose of any of our or VICI REIT’s debt securities or warrants to purchase or otherwise acquire our or VICI REIT’s debt securities substantially similar to the Notes (other than (i) the Notes, (ii) commercial paper issued in the ordinary course of business or (iii) securities or warrants permitted with the prior written consent of the representatives of the underwriters).
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us, for which they received or will receive customary fees and expenses. In particular, affiliates of certain of the underwriters are lenders under our Revolving Credit Facility.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our or VICI REIT’s securities and instruments. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.
Conflicts of Interest
We intend to use the net proceeds from the sale of the Notes to repay all or a portion of our outstanding (i) $480.5 million in aggregate principal amount of September 2026 Maturity Notes, (ii) $19.5 million in aggregate principal amount of 2026 MGP Notes, and (iii) $1.25 billion in aggregate principal amount of December 2026 Maturity Notes, and any remaining net proceeds will be used for general corporate purposes, which may include, among other things, the repayment or refinancing of indebtedness. See “Use of Proceeds.” If any of the underwriters or their affiliates are holders of our September 2026 Maturity Notes, 2026 MGP Notes, December 2026 Maturity Notes or other indebtedness, such underwriters or affiliates will receive a portion of the net proceeds from this offering. In the event that greater than 5% of the net proceeds from this offering are used to repay such notes or indebtedness owed to any individual underwriter or its affiliates, this offering will be conducted in accordance with FINRA Rule 5121. In such event, such underwriter or underwriters will not confirm sales of the Notes to accounts over which they exercise discretionary authority without the prior written approval of the customer. However, the appointment of a “qualified independent underwriter” would not be required under FINRA Rule 5121 because the notes are “investment grade rated” (as defined in FINRA Rule 5121).
Selling Restrictions
European Economic Area
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither VICI LP nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the EEA other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, (a) a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
United Kingdom
None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Financial Conduct Authority’s Prospectus Rules: Admission to Trading on a Regulated Market sourcebook. This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Notes in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of Notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither VICI LP nor the underwriters have authorized, nor do they authorize, the making of any offer of Notes in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The Notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the United Kingdom. For these purposes, (a) a “retail investor” means a person who is either one (or both) of: (i) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or (ii) not a UK Qualified Investor; and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes. Consequently, no disclosure document required by the Financial Conduct Authority’s Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering, selling or distributing the Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the Notes offered hereby or any of their contents.
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to VICI LP.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Notes in, from or otherwise involving the United Kingdom.
Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment hereto or thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The Notes have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the laws of Hong Kong) (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the laws of Hong Kong) (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the Notes has been or will be issued, or has been or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO. The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this offering. If you are in any doubt about any of the contents of this prospectus supplement or the accompanying prospectus, you should obtain independent professional advice.
Japan
The Notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “FIEA”) on the basis that the solicitation for subscription of the Notes falls within the definition of “solicitation to qualified institutional investors” as defined in Article 2, paragraph 3, item 2 (I) of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions. Such solicitation shall be subject to the condition that qualified institutional investors (as defined under the FIEA, “QIIs”) who desire to acquire the Notes shall be notified that it may transfer the Notes only to another QII. Any QII who acquires the Notes shall be deemed to have agreed to such transfer restriction.
Accordingly, the Notes have not been and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except in a private placement to QIIs as described above pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the time of such offering or sale.
Singapore
This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001 (the “SFA”) by the Monetary Authority of Singapore, and the offer of the Notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018; or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the Notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(1)
a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(2)
a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the Notes except:
(1)
to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA.

Singapore’s Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, VICI LP has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and

“Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Notes. The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to FinSA, and neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
LEGAL MATTERS
The validity of the Notes offered by this prospectus supplement and the accompanying prospectus and certain U.S. federal income tax matters will be passed upon for us by Hogan Lovells Cadwalader US LLP. Sidley Austin LLP, New York, New York, will act as counsel to the underwriters.

EXPERTS
The financial statements of VICI Properties Inc. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of VICI Properties Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of VICI Properties L.P. as of December 31, 2025 and 2024, and for each of the three years in the period ended December 31, 2025, incorporated by reference in this prospectus supplement, and the effectiveness of VICI Properties L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us and VICI REIT to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus supplement. This prospectus supplement incorporates by reference the documents and reports listed below:
•
VICI REIT’s and our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026;

•
VICI REIT’s definitive proxy statement on Schedule 14A for its 2026 annual meeting of stockholders, filed with the SEC on March 16, 2026 (solely to the extent incorporated by reference into Part III of VICI REIT’s and our Annual Report on Form 10-K for the year ended December 31, 2025);

•
VICI REIT’s and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026, filed with the SEC on April 29, 2026, and June 30, 2026, filed with the SEC on July 29, 2026; and

•
VICI REIT’s and our current report on Form 8-K, filed with the SEC on April 28, 2026.

We and VICI REIT also incorporate by reference the information contained in all other documents we and VICI REIT file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus supplement.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
We will provide to each person, including any beneficial owner of our securities, to whom a prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus supplement free of charge upon written or oral request. Our and VICI REIT’s filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus supplement. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:
VICI Properties Inc.
535 Madison Avenue
New York, New York 10022
Attn: Secretary

PROSPECTUS
VICI Properties Inc.
Common Stock
Preferred Stock
Stock Purchase Contracts
Depositary Shares Warrants
Rights
Units
VICI Properties L.P.
Debt Securities

VICI Properties Inc., a Maryland corporation (“VICI REIT”), may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities: common stock, preferred stock, stock purchase contracts, depositary shares representing our preferred stock, warrants to purchase our common stock, preferred stock or depositary shares representing our preferred stock, rights to purchase common stock and units representing an interest in two or more securities.
VICI Properties L.P., a Delaware limited partnership (“VICI LP”) and subsidiary of VICI REIT, may from time to time offer, in one or more series and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, debt securities.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time VICI REIT and/or VICI LP sell securities, a prospectus supplement will be provided that will contain specific information about the terms and conditions of any securities offered, any net proceeds that VICI REIT and/or VICI LP, as applicable, expect to receive from the sale of such securities and the specific manner in which the securities will be offered. The applicable prospectus supplement will also contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. The prospectus supplement may add to, update or change the information in this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in any of the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
VICI REIT and/or VICI LP may offer the securities directly to investors, through agents designated from time to time by VICI REIT and/or VICI LP, or to or through underwriters or dealers. If any agents, underwriters or dealers are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement with, between or among them will be set forth, or will be calculable from the information set forth, in an accompanying prospectus supplement. For more detailed information, see “Plan of Distribution” on page 65.
The common stock of VICI REIT is listed on the New York Stock Exchange (the “NYSE”) under the symbol “VICI.” On April 29, 2025, the last reported sale price of VICI REIT’s common stock on the NYSE was $32.26 per share. VICI REIT’s and VICI LP’s principal executive offices are located at 535 Madison Avenue, 28th Floor, New York, NY 10022, and VICI REIT’s and VICI LP’s telephone number is (646) 949-4631.

Investing in the securities involves various risks. See “Risk Factors” on page 5 as well as the risk factors contained in documents we file with the Securities and Exchange Commission and which are incorporated by reference in this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2025.

We are responsible for the information contained or incorporated by reference in this prospectus, any prospectus supplement or, any free writing prospectus we may authorize to be delivered to you. To the extent there are any inconsistencies between the information in or incorporated by reference in this prospectus and any prospectus supplement, you should rely on the information in the applicable prospectus supplement. We have not authorized any other person to provide you with different or additional information, and we take no responsibility for any information others may give you. You should assume that the information appearing or incorporated by reference in this prospectus or in any prospectus supplement or free writing prospectus prepared by us is accurate only as of their respective dates or on the date or dates which are specified in such documents. Our business, financial condition, cash flows, operating and financial results, and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). By using a “shelf” registration statement, we may sell, at any time and from time to time, in one or more offerings, one or any combination of the securities described in this prospectus and any accompanying prospectus supplement. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits, as well as any accompanying prospectus supplement and any documents incorporated by reference herein and therein. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are only summaries. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of the related matters.
You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus and any applicable prospectus supplement, which we have referred you to in “Incorporation of Certain Documents by Reference” on page 69 of this prospectus, before making an investment decision. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Statements contained or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement as to the content of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to a document incorporated or deemed to be incorporated by reference in this prospectus or such prospectus supplement, each such statement being qualified in all respects by such reference. Any information in such subsequent filings and any applicable prospectus supplement that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.
Unless the context otherwise requires or unless otherwise specified, (i) all references in this prospectus to “VICI REIT” refer to VICI Properties Inc., together with its consolidated subsidiaries and (ii) all references to “VICI LP” refer to VICI Properties L.P. Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us” and “our” refer to VICI REIT, together with its consolidated subsidiaries, including VICI LP.
“Caesars” refers to Caesars Entertainment, Inc., a Delaware corporation, and as the context requires, its subsidiaries.
“CEOC” refers to Caesars Entertainment Operating Company, Inc., a Delaware corporation, and its subsidiaries, prior to October 6, 2017 (the “Formation Date”), and following the Formation Date, CEOC, LLC, a Delaware limited liability company and, as the context requires, its subsidiaries.
“MGM” refers to MGM Resorts International, a Delaware corporation, and, as the context requires, its subsidiaries.
“MGM Grand/Mandalay Bay Lease” means the lease agreement for MGM Grand Las Vegas and Mandalay Bay, as amended from time to time.
“MGM Master Lease Agreement” refers to the lease agreement, dated as of April 29, 2022, for the properties leased to MGM, excluding those leased under the MGM Grand/Mandalay Bay Lease, as amended from time to time.
“MGP” refers to MGM Growth Properties LLC, a Delaware limited liability company, and, as the context requires, its subsidiaries.
“MGP Master Transaction Agreement” refers to the Master Transaction Agreement between VICI REIT, MGP, MGP OP, VICI LP, Venus Sub LLC, a Delaware limited liability company and wholly owned subsidiary of VICI LP, and VICI OP, a Delaware limited liability company and indirect wholly owned subsidiary of VICI REIT.

“MGP OP” refers to MGM Growth Properties Operating Partnership LP, a Delaware limited partnership, and, as the context requires, its subsidiaries.
“MGP Transactions” refers collectively to a series of transactions pursuant to the MGP Master Transaction Agreement in connection with VICI REIT’s acquisition of MGP on April 29, 2022, as contemplated by the MGP Master Transaction Agreement, including the tax protection agreement with MGM and the MGM Master Lease Agreement.
“VICI Golf” refers to VICI Golf LLC, a Delaware limited liability company that is the owner and operator of our golf segment business.
“VICI LP” refers to VICI Properties L.P., a Delaware limited partnership and a wholly owned subsidiary of VICI REIT.
“VICI OP” refers to VICI Properties OP LLC, a Delaware limited liability company and a consolidated subsidiary of VICI REIT, which serves as our operating partnership.
“VICI OP Units” refer to limited liability company interests in VICI OP.

CERTAIN INFORMATION REGARDING CAESARS AND MGM
The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus), as the parent and guarantor of CEOC, one of our significant lessees, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC. In addition, the historical audited and unaudited financial statements of MGM (which are not included or incorporated by reference in this prospectus), which is the parent and guarantor of MGP Lessee, LLC, one of our significant lessees, have been filed with the SEC. MGM files annual, quarterly and current reports and other information with the SEC.
Caesars’ and MGM’s SEC filings are available to the public through the SEC’s web site at www.sec.gov. We make no representation as to the accuracy or completeness of the information regarding Caesars and MGM that is contained in this prospectus, which is obtained from Caesars’ or MGM’s publicly available information, or that is available through the SEC’s website or otherwise made publicly available by Caesars and MGM, and none of such publicly available Caesars or MGM information is incorporated by reference in this prospectus.
TRADEMARKS AND TRADE NAMES
The brands under which our properties are operated are trademarks of their respective owners. None of these owners nor any of their respective officers, directors, agents or employees:
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have approved any disclosure contained in this prospectus or the documents incorporated by reference herein; or

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are responsible or liable for the content of this prospectus or the documents incorporated by reference herein.

MARKET AND INDUSTRY DATA
Although we are responsible for all of the disclosures contained in this prospectus and the documents incorporated by reference herein, such documents may contain industry, market and competitive position data and estimates that are based on industry publications and studies conducted by third parties. The industry publications and third-party studies generally state that the information that they contain has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that such information included in this prospectus and the documents incorporated by reference herein is generally reliable, we have not independently investigated or verified such data. The industry forward-looking statements included or incorporated by reference in this prospectus may be materially different than our or the industry’s actual results.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this prospectus and documents incorporated by reference herein, including statements such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” or similar expressions, constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are based on our current plans, expectations and projections about future events. We therefore caution you against relying on any of these forward-looking statements. They give our expectations about the future and are not guarantees. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed in or implied by such forward-looking statements.
The forward-looking statements included in this prospectus and the documents incorporated by reference herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results, performance and achievements could differ materially from those set forth in the forward-looking statements and may be affected by a variety of risks and other factors, including, among others:
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the impact of changes in general economic conditions and market developments, including inflation, interest rate changes and volatility, tariffs and trade barriers, supply chain disruptions, changes in consumer spending, consumer confidence levels, and unemployment levels, and depressed real estate prices resulting from the severity and duration of any downturn or recession in the U.S. or global economy;

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our ability to successfully pursue and consummate transactions, including investments in, and acquisitions of, real estate and to obtain debt financing for such investments at attractive interest rates, or at all;

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risks associated with our completed transactions, including our ability or failure to realize the anticipated benefits thereof;

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our dependence on our tenants at our properties and their affiliates that serve as guarantors of the lease payments, and the negative consequences any material adverse effect on their respective businesses could have on us;

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the possibility that any future transactions may not be consummated on the terms or timeframes contemplated, or at all, including our ability to obtain the financing necessary to complete any acquisitions on the terms we expect in a timely manner, or at all, the ability of the parties to satisfy the conditions set forth in the definitive transaction documents, including the receipt of, or delays in obtaining, governmental and regulatory approvals and consents required to consummate such transactions, or other delays or impediments to completing the transactions;

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the anticipated benefits of certain arrangements with certain tenants in connection with our funding of “same store” capital improvements in exchange for increased rent pursuant to the terms of our agreements with such tenants, which we refer to as the Partner Property Growth Fund strategy;

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our decision and ability to exercise our purchase rights under our put-call agreements, call agreements, right of first refusal agreements and right of first offer agreements;

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our borrowers’ ability to repay their outstanding loan obligations to us;

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our dependence on the gaming industry;

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our ability to pursue our business and growth strategies may be limited by the requirement that we distribute 90% of our real estate investment trust (“REIT”) taxable income in order to qualify for taxation as a REIT and that we distribute 100% of our REIT taxable income in order to avoid current entity-level U.S. federal income taxes;

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the impact of extensive regulation from gaming and other regulatory authorities;

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the ability of our tenants to obtain and maintain regulatory approvals in connection with the operation of our properties, or the imposition of conditions to such regulatory approvals;

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the possibility that our tenants may choose not to renew their respective lease agreements following the initial or subsequent terms of the leases;

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restrictions on our ability to sell our properties subject to the lease agreements;

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our tenants’ and any guarantors’ historical results may not be a reliable indicator of their future results;

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our substantial amount of indebtedness and ability to service, refinance (at attractive interest rates, or at all), and otherwise fulfill our obligations under such indebtedness;

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our historical financial information may not be reliable indicators of our future results of operations, financial condition and cash flows;

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the possibility that we identify significant environmental, tax, legal or other issues, including additional costs or liabilities, that materially and adversely impact the value of assets acquired or secured as collateral (or other benefits we expect to receive) in any of our completed transactions;

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the impact of changes to tax laws and regulations, including U.S. federal income tax laws, state tax laws or global tax laws;

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the impact of changes in governmental or regulatory actions and initiatives;

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the possibility of adverse tax consequences as a result of our completed transactions, including pursuant to tax protection agreements to which we are a party;

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increased volatility in our stock price, including as a result of our completed transactions;

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our inability to maintain our qualification for taxation as a REIT;

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the impact of climate change, natural disasters or other severe weather events, war or conflict, political and public health conditions, uncertainty or civil unrest, violence or terrorist activities or threats on our properties, or in areas where our properties are located and changes in economic conditions or heightened travel security, and any measures instituted in response to these events;

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the loss of the services of key personnel;

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the inability to attract, retain and motivate employees;

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the costs and liabilities associated with environmental compliance;

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failure to establish and maintain an effective system of integrated internal controls;

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the risks related to us or our tenants not having adequate insurance to cover potential losses;

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the potential impact on the amount of our cash distributions if we determine to sell or divest any of our properties in the future or are unable to redeploy capital returned from investments at attractive rates, or at all;

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our ability to continue to make distributions to holders of our common stock or maintain anticipated levels of distributions over time, including our reliance on distributions received from our subsidiaries, including VICI OP, to make such distributions to our stockholders;

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competition for transaction opportunities, including from other REITs, investment companies, private equity firms and hedge funds, sovereign funds, lenders, gaming companies and other investors that may have greater resources and access to capital and a lower cost of capital or different investment parameters than us;

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the impact of any sales of our securities pursuant to this prospectus, any accompanying prospectus supplement or otherwise; and

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additional factors discussed herein, in any accompanying prospectus supplement or in any of the documents incorporated by reference herein and therein.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus, any prospectus supplement or in the documents incorporated by reference herein and therein. All forward-looking statements are made as of the respective dates of this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein or such other dates as may be indicated in such documents, as applicable, and the risk that actual results, performance and achievements will differ materially from the expectations expressed in or referenced by the applicable document will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, as applicable, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein, the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and strategies set forth in this prospectus, any prospectus supplement or the documents incorporated by reference herein or therein will be achieved.
VICI REIT AND VICI LP
VICI REIT is an owner and acquirer of experiential real estate assets across leading gaming, hospitality, wellness, entertainment and leisure destinations, subject to long-term triple net leases. VICI LP is currently an indirect subsidiary of VICI REIT. VICI REIT is the sole owner and managing member of VICI Properties GP LLC, the sole general partner of VICI LP. VICI REIT also is the sole owner and managing member of VICI Properties Holdco LLC (“Holdco”), which owns approximately 98.9% of the limited liability company interests of VICI OP, our operating partnership, which in turn owns 100% of the limited partnership interest in VICI LP. The balance of VICI OP Units not held by Holdco are held by third-party unit holders. VICI REIT conducts its real property business through VICI LP and its golf course business through a taxable REIT subsidiary, VICI Golf.
We own 93 experiential assets across a geographically diverse portfolio consisting of 54 gaming properties and 39 other experiential properties across the United States and Canada, including Caesars Palace Las Vegas, MGM Grand and the Venetian Resort, three of the most iconic entertainment facilities on the Las Vegas Strip. Our gaming and entertainment facilities are leased to leading brands that seek to drive consumer loyalty and value with guests through superior services, experiences, products and continuous innovation. Across approximately 127 million square feet, our well-maintained properties are currently located across urban, destination and drive-to markets in twenty-six states and Canada, contain approximately 60,300 hotel rooms and feature over 500 restaurants, bars, nightclubs and sportsbooks. As of March 31, 2025, our properties are 100% leased with a weighted average lease term based on contractual rent, including extension options, of approximately 40.4 years.
We believe we have a mutually beneficial relationship with each of our tenants, all of which are leading owners and operators of gaming, hospitality, wellness, entertainment and leisure properties. Our long-term triple-net lease agreements with our tenants provide us with a highly predictable revenue stream with embedded growth potential. We believe our geographic diversification limits the effect of changes in any one market on our overall performance. We are focused on driving long-term total returns through managing experiential asset growth and allocating capital diligently, maintaining a highly productive tenant base, and optimizing our capital structure to support external growth. As a growth focused public REIT with long-term investments, we expect our relationship with our partners will position us for the acquisition of additional properties across gaming, hospitality, wellness, entertainment and leisure over the long term.
We also have a growing array of real estate and financing partnerships with leading developers and operators in other experiential sectors, including Cabot, Cain International, Canyon Ranch, Chelsea Piers, Great Wolf Resorts, Homefield, Kalahari Resorts and Lucky Strike Entertainment. This portfolio includes certain real estate debt investments that we have originated for strategic reasons, primarily in connection with transactions that either do or may provide the potential to convert our investment into the ownership of certain of the underlying real estate in the future. In addition, we own approximately 33 acres of undeveloped or underdeveloped land on and adjacent to the Las Vegas Strip that is leased to Caesars, which we may look to monetize as appropriate. VICI also owns four championship golf courses located near certain of our properties, two of which are in close proximity to the Las Vegas Strip.
Our portfolio is competitively positioned and well-maintained. Pursuant to the terms of our lease agreements, which require our tenants to invest in our properties, and in line with our tenants’ commitment to build guest loyalty, we anticipate our tenants will continue to make strategic value-enhancing investments in our properties over time, helping to maintain their competitive position. Our long-term triple-net leases provide our tenants with complete control over management at our leased properties, including sole responsibility for all operations and related expenses, including property taxes, insurance and maintenance, repair, improvement and other capital expenditures, as well as over the implementation of environmental sustainability and other initiatives.
We conduct our operations as a REIT for U.S. federal income tax purposes. We generally will not be subject to U.S. federal income taxes on our taxable income to the extent that we annually distribute all of our net taxable income to stockholders and maintain our qualification as a REIT. We believe our election of REIT status, combined with the income generation from the lease agreements and loans, will enhance our ability to make distributions to our stockholders, providing investors with current income as well as long-term growth, subject to the macroeconomic environment, other global events and market conditions more broadly. We conduct our real property business through VICI OP and our golf course business through a taxable REIT subsidiary of VICI REIT, VICI Golf.
Corporate Matters
Our principal executive offices are located at 535 Madison Avenue, 28th Floor, New York, New York 10022, and our main telephone number is (646) 949-4631. Our website address is www.viciproperties.com. None of the information on, or accessible through, our website or any other website identified herein is incorporated in, or constitutes a part of, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the risks and uncertainties described in VICI REIT’s Annual Report on Form 10-K and the other information and data set forth in this prospectus and any other documents incorporated by reference therein or herein, as well as the other information contained and incorporated by reference in this prospectus and any prospectus supplement, before making an investment in our securities. If any of these risks occur, our business, results of operations, financial condition, cash flows and prospects, the market price of our common stock or any other securities offered and sold pursuant to this prospectus, and our ability to make distributions to our stockholders and to satisfy any debt service obligations may be materially and adversely affected. This could cause the value of our securities to decline and you could lose part or all of your investment. These risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that as of the date of this prospectus we deem immaterial may also have a material adverse effect on us. Some statements included in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement constitute forward-looking statements. Please refer to the sections entitled “Where You Can Find More Information,” “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS
Unless otherwise indicated to the contrary in an accompanying prospectus supplement, VICI REIT and/or VICI LP, as the case may be, intend to use the net proceeds from the sales of securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, the acquisition and improvement of properties, real estate investments, capital expenditures, working capital, and the repayment or refinancing of indebtedness. Until VICI REIT and/or VICI LP, as the case may be, use the net proceeds for the purposes described above, we may invest them in short-term income producing investments, such as commercial paper, government securities or money market funds that invest in government securities and/or commercial paper that are consistent with our intention to continue to qualify as a REIT for U.S. federal income tax purposes.
Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and, if necessary, will be described in a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of the rights and preferences of our capital stock. This summary does not purport to be complete and is subject to and is qualified in its entirety by reference to our charter and bylaws and applicable provisions of the Maryland General Corporation Law (“MGCL”). While we believe the following summary covers the material terms of our capital stock, the description may not include all of the information that is important to you. We encourage you to read carefully this entire prospectus, any applicable prospectus supplement, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.
General
Our charter authorizes us to issue up to 1,350,000,000 shares of common stock, $0.01 par value per share, and up to 50,000,000 shares of preferred stock, $0.01 par value per share, of which 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share. Our charter authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock that we are authorized to issue or the number of authorized shares of any class or series, subject to the terms of any outstanding preferred stock.
As of April 29, 2025, 1,056,707,123 shares of our common stock are issued and outstanding, and no shares of preferred stock are issued or outstanding.
Under Maryland law, a stockholder generally is not liable for a corporation’s debts or obligations solely as a result of the stockholder’s status as a stockholder.
Common Stock
Subject to the restrictions on ownership and transfer of our stock discussed below under the caption “—Restrictions on Ownership and Transfer” and the voting rights of holders of outstanding shares of any other class or series of our stock, holders of our common stock will be entitled to one vote for each share held of record on all matters on which stockholders are entitled to vote generally, including the election or removal of directors. The holders of our common stock will not have cumulative voting rights in the election of directors.
Holders of our common stock will be entitled to receive dividends if, as and when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of outstanding shares of any class or series of our stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of our common stock will not have preemptive, subscription, redemption, preference, exchange, conversion or appraisal rights. There will be no sinking fund provisions applicable to the common stock. All issued and outstanding shares of our common stock will be fully paid and nonassessable and will have equal dividend and liquidation rights. The rights, powers, preferences and privileges of holders of our common stock will be subject to those of the holders of any shares of our preferred stock or any other class or series of stock we may authorize and issue in the future.
Under Maryland law, a Maryland corporation generally may not amend its charter (with limited exceptions), consolidate, merge, convert, sell all or substantially all of its assets, engage in a statutory share exchange or dissolve unless the action is advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. As permitted by Maryland law, our charter provides that any of these actions, once advised by our board of directors, may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except for amendments to the charter provisions relating to indemnification and limitation of liability of directors and officers and certain amendments to our charter affecting these provisions, which require the affirmative vote of stockholders entitled to cast 75% of all of the votes entitled to be cast generally in the election of directors. See “Certain Provisions of Maryland Law and Our Charter and Bylaws.” Maryland law also permits a corporation to transfer all or substantially all of its assets without the approval of its stockholders to an entity owned, directly or indirectly, by the corporation. In addition, because many of our operating assets are held by our subsidiaries, these subsidiaries will be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Power to Reclassify and Issue Stock
Subject to the rights of holders of any outstanding shares of our preferred stock, our board of directors will be able to, without approval of holders of our common stock, classify and reclassify any unissued shares of our stock into other classes or series of stock, including one or more classes or series of stock that have preference over our common stock with respect to dividends or upon liquidation, or have voting rights and other rights that differ from the rights of the common stock, and authorize us to issue the newly-classified shares. Before authorizing the issuance of shares of any new class or series, our board of directors will be required to set, subject to the provisions in our charter relating to the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series of stock. In addition, our charter authorizes our board of directors, with the approval of a majority of our board of directors and without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock, or the number of shares of any class or series of stock, that we are authorized to issue, subject to the rights of holders of our preferred stock. These actions will be able to be taken without the approval of holders of our common stock unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded.
Preferred Stock
Prior to issuance of shares of each class or series of preferred stock having terms not already established pursuant to our charter, our board of directors is required by the MGCL and our charter to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series. Our board of directors could authorize the issuance of shares of preferred stock that have priority over our common stock with respect to dividends or rights upon liquidation or with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of our company that might involve a premium price for holders of our common stock or that holders of our common stock otherwise view to be in their best interests.
Series A Preferred Stock
Of the 50,000,000 shares of preferred stock authorized for issuance under our charter, 12,000,000 shares are classified as Series A preferred stock, $0.01 par value per share, all of which automatically converted on November 6, 2017 in accordance with the terms of the Series A preferred stock into shares of our common stock. As a result of this conversion, none of the authorized shares of Series A preferred stock are currently issued or outstanding. Our board of directors has no plans to issue any shares of Series A preferred stock as currently constituted, and given the terms applicable to the Series A preferred stock and the circumstances in which originally issued, any such additional issuance would be impractical. Our board of directors could, however, without stockholder approval, reclassify the authorized but unissued shares of Series A preferred stock as preferred stock without further designation, or into one or more other or additional series or classes of our capital stock, pursuant to its power to reclassify stock, as described above, and cause us to issue the newly-classified shares, subject, however, to the rights of holders of any then outstanding shares of our preferred stock.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT for U.S. federal income tax purposes, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of our stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year.

Our charter contains restrictions on the ownership and transfer of our stock. Subject to the exceptions described below, our charter provides that no person or entity will be able to beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, with respect to any class or series of our capital stock (including our common stock), more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock.
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of 9.8% or less of a class or series of our capital stock, or the acquisition of an interest in an entity that owns our stock, could, nevertheless, cause the acquirer or another individual or entity to own our stock in excess of the ownership limit.
An exemption from the 9.8% ownership limit was granted to certain stockholders, and our board may in the future provide exceptions to the ownership limit for other stockholders, subject to certain initial and ongoing conditions designed to protect our status as a REIT. In addition, our charter provides that our board of directors will have the power to, upon receipt of certain representations and agreements and in its sole discretion, prospectively or retroactively, exempt a person from the ownership limit or establish a different limit on ownership for a particular stockholder if the stockholder’s ownership in excess of the ownership limit would not result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT. As a condition to granting a waiver of the ownership limit or creating an excepted holder limit, our board of directors will be able, but will not be required, to require an opinion of counsel or IRS ruling satisfactory to our board of directors as it may deem necessary or advisable to determine or ensure our status as a REIT and may impose such other conditions or restrictions as it deems appropriate.
In connection with granting a waiver of the ownership limit or creating or modifying an excepted holder limit, or at any other time, our charter provides that our board of directors will be able to increase or decrease the ownership limit unless, after giving effect to any increased or decreased ownership limit, five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) could beneficially own or constructively own, in the aggregate, more than 50% in value of the shares of our stock then outstanding or we would otherwise fail to qualify as a REIT. A decreased ownership limit will not apply to any person or entity whose percentage ownership of our stock is in excess of the decreased ownership limit until the person or entity’s ownership of our stock equals or falls below the decreased ownership limit, but any further acquisition of our stock will be subject to the decreased ownership limit.
Our charter also provides that:
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any person is prohibited from owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT;

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any person is prohibited from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT; and

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any person is prohibited from transferring shares of our stock if the transfer would result in shares of our stock being beneficially owned by fewer than 100 persons.

Our charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate the ownership limit or any other restrictions on ownership and transfer of our stock discussed above, and any person who owned or would have owned shares of our stock that are transferred to a trust for the benefit of one or more charitable beneficiaries described below, will be required to give immediate written notice of such an event or, in the case of a proposed or attempted transfer, give at least five days’ prior written notice to us and provide us with such other information as we may request in order to determine the effect of the transfer on our status as a REIT. The provisions of our charter relating to the restrictions on ownership and transfer of our stock will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT, or that compliance is no longer required in order for us to qualify as a REIT.
Our charter provides that any attempted transfer of our stock that, if effective, would result in our stock being beneficially owned by fewer than 100 persons will be void ab initio and the intended transferee will acquire no rights in such shares of stock. Our charter provides that any attempted transfer of our stock that, if effective, would result in a violation of the ownership limit (or other limit established by our charter or our board of directors), any person owning shares of our stock that, if effective, would cause us to constructively own more than 10% of the ownership interests, assets or net profits in (i) any of our tenants or (ii) any tenant of one of our direct or indirect subsidiaries, to the extent such ownership would cause us to fail to qualify as a REIT, or our being “closely held” under Section 856(h) of the Code or our otherwise failing to qualify as a REIT will be void ab initio and the intended transferee will acquire no rights in such shares of stock and, if such voidness is not effective, the number of shares causing the violation (rounded up to the nearest whole share) will be transferred automatically to a trust for the exclusive benefit of one or more charitable beneficiaries, and the intended transferee will not acquire any rights in the shares. The automatic transfer will be effective as of the close of business on the business day before the date of the attempted transfer or other event that resulted in a transfer to the trust. Our charter provides that if the transfer to the trust as described above does not occur or is not automatically effective, for any reason, to prevent a violation of the applicable restrictions on ownership and transfer of our stock, then the attempted transfer which, if effective, would have resulted in a violation on the restrictions of ownership and transfer of our stock, will be void ab initio and the intended transferee will acquire no rights in such shares of stock.
Our charter provides that shares of our stock held in the trust will be issued and outstanding shares. The intended transferee may not benefit economically from ownership of any shares of our stock held in the trust and will have no rights to dividends and no rights to vote or other rights attributable to the shares of our stock held in the trust. The trustee of the trust will exercise all voting rights and receive all dividends and other distributions with respect to shares held in the trust for the exclusive benefit of the charitable beneficiary of the trust. Our charter provides that any dividend or other distribution paid before we discover that the shares have been transferred to a trust as described above must be repaid by the recipient to the trustee upon demand by us. Pursuant to our charter, subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority to rescind as void any vote cast by an intended transferee before our discovery that the shares have been transferred to the trustee and to recast the vote in accordance with the direction of the trustee acting for the benefit of the charitable beneficiary of the trust.
Pursuant to our charter, within 20 days of receiving notice from us of a transfer of shares to the trust, the trustee must sell the shares to a person, designated by the trustee, that would be permitted to own the shares without violating the ownership limit or the other restrictions on ownership and transfer of our stock in our charter. After such sale of the shares, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute to the intended transferee, an amount equal to the lesser of:
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the price paid by the intended transferee for the shares or, if the intended transferee did not give value for the shares in connection with the event that resulted in the transfer to the trust at the market price of the shares on the day of the event that resulted in the transfer of such shares to the trust; and

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the sales proceeds received by the trustee for the shares.

Any net sales proceeds in excess of the amount payable to the intended transferee shall be paid to the charitable beneficiary.
Our charter provides that shares of our stock held in the trust will be deemed to be offered for sale to us, or our designee, at a price per share equal to the lesser of:
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the price per share in the transaction that resulted in the transfer to the trust or, in the case of a gift, devise or other such transaction, at market price, at the time of such gift, devise or other such transaction; and

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the market price on the date we accept, or our designee accepts, such offer.

The amount payable to the transferee may be reduced by the amount of any dividends or other distributions that we paid to the intended transferee before we discovered that the shares had been transferred to the trust and that is owed by the intended transferee to the trustee as described above. We may accept the offer until the trustee has otherwise sold the shares of our stock held in the trust. Pursuant to our charter, upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee must distribute the net proceeds of the sale to the intended transferee and distribute any dividends or other distributions held by the trustee with respect to the shares to the charitable beneficiary.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give us written notice stating the person’s name and address, the number of shares of each class and series of our stock that the person beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s beneficial ownership on our status as a REIT and to ensure compliance with the ownership limit. In addition, any person or entity that is a beneficial owner or constructive owner of shares of our stock and any person or entity (including the stockholder of record) who is holding shares of our stock for a beneficial owner or constructive owner will be required to, on request, disclose to us such information as we may request in order to determine our status as a REIT or to comply, or determine our compliance, with the requirements of any governmental or taxing authority.
If our board of directors authorizes any of our shares to be represented by certificates, the certificates will bear a legend referring to the restrictions described above.
These restrictions on ownership and transfer of our stock could delay, defer or prevent a transaction or a change of control of us that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders.
Redemption of Securities Owned or Controlled by an Unsuitable Person or Affiliate
In addition to the restrictions set forth above, all of our outstanding shares of capital stock will be held subject to applicable gaming laws. Any person owning or controlling at least 5% of the outstanding shares of any class of our capital stock will be required to promptly notify us of such person’s identity. Our charter provides that any shares of our capital stock that are owned or controlled by an unsuitable person or an affiliate of an unsuitable person are redeemable by us, out of funds legally available for that redemption, to the extent required by the gaming authorities making the determination of unsuitability or to the extent determined to be necessary or advisable by our board of directors. From and after the redemption date, the securities will not be considered outstanding and all rights of the unsuitable person or affiliate will cease, other than the right to receive the redemption price. The redemption price with respect to any securities to be redeemed will be the price, if any, required to be paid by the gaming authority making the finding of unsuitability or if the gaming authority does not require a price to be paid (including if the finding of unsuitability is made by our board of directors alone), an amount that in no event exceeds (i) the market price of such securities as reported on a securities exchange, a generally recognized reporting system or domestic over-the-counter market, as applicable, or (ii) if such securities are not quoted by any recognized reporting system, then the fair market value thereof, as determined in good faith and in the reasonable discretion of the board of directors. The redemption price may be paid in cash, by promissory note, or both, as required by the applicable gaming authority and, if not, as determined by us. If all or a portion of the redemption price is paid with a promissory note, such note shall have a ten year term, bear interest at 3% and amortize in 120 equal monthly installments and contain such other terms determined by our board.
Our charter provides that the redemption right is not exclusive and that our capital stock that is owned or controlled by an unsuitable person or an affiliate of an unsuitable person may also be transferred to a trust for the benefit of a designated charitable beneficiary, and that any such unsuitable person or affiliate will not be entitled to any dividends on the shares or be entitled to vote the shares or receive any proceeds from the subsequent sale of the shares in excess of the lesser of the price paid by the unsuitable person or affiliate for the shares or the amount realized from the sale, in each case less a discount in a percentage (up to 100%) to be determined by our board of directors in its sole and absolute discretion.

Our charter requires any unsuitable person and any affiliate of an unsuitable person to indemnify us and our affiliated companies for any and all losses, costs and expenses, including attorneys’ fees, incurred by us and our affiliated companies as a result of the unsuitable person’s ownership or control or failure to promptly divest itself of any of our securities when and in the specific manner required by a gaming authority or by our charter.
Under our charter, an unsuitable person will be defined as one who (i) fails or refuses to file an application, or has withdrawn or requested the withdrawal of a pending application, to be found suitable by any gaming authority or for any gaming license, (ii) is denied or disqualified from eligibility for any gaming license by any gaming authority, (iii) is determined by any gaming authority to be unsuitable or disqualified to own or control any of our capital stock or the capital stock or any other equity securities of any of our affiliates, (iv) is determined by any gaming authority to be unsuitable to be affiliated, associated or involved with a person engaged in gaming activities or holding a gaming license in any gaming jurisdiction, (v) causes any gaming license of our company or any of our affiliates to be lost, rejected, rescinded, suspended, revoked or not renewed, or causes our company or any of our affiliates to be threatened by any gaming authority with the loss, rejection, rescission, suspension, revocation or non-renewal of any gaming license, or (vi) is deemed likely, in the sole and absolute discretion of our board, to preclude or materially delay, impede, impair, threaten or jeopardize any gaming license, cause or otherwise result in, the disapproval, cancellation, termination, material adverse modification or non-renewal of any material contract with a gaming authority to which our company or our affiliates is a party, or cause or otherwise result in the imposition of any materially burdensome or unacceptable terms or conditions on any gaming license of our company or any of our affiliates.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company.
Certain Provisions of Maryland Law and Our Charter and Bylaws
The following summary of certain provisions of Maryland law and of our charter and bylaws is only a summary, and is subject to, and qualified in its entirety by reference to, our charter and bylaws and the applicable provisions of the MGCL. Copies of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part.
Election and Removal of Directors
Our charter and bylaws provide that the number of our directors may be established only by our board of directors but may not be more than fifteen or fewer than the minimum number permitted by the MGCL, which is one. The number of directors is currently set at seven. Our bylaws provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Our bylaws provide that a director may not be an “unsuitable person” as defined in our charter, and that the term of office of any director determined by our board of directors to be an unsuitable person will end upon that determination.
Our bylaws provide that any vacancy on our board of directors may be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum of the board of directors except that a vacancy created by the removal of a director by stockholders may also be filled by the requisite vote or consent of stockholders set forth in our bylaws.
Our charter also provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect one or more directors, a director may be removed, with or without cause, by the affirmative vote of stockholders holding a majority of all of the shares of our stock entitled to vote generally in the election of directors.
Amendment to Charter and Bylaws
Except as provided in our charter with respect to indemnification and limitation of liability of directors and officers and certain amendments to our charter affecting these provisions, which must each be advised by our board of directors and receive the affirmative vote of stockholders entitled to cast 75% of all the votes entitled to be cast generally in the election of directors, amendments to our charter must be advised by our board of directors and, with limited exceptions, approved by the affirmative vote of our stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Each of our board of directors and our stockholders, by the affirmative vote of not less than a majority of all shares then outstanding and entitled to be cast on the matter, have the power to amend our bylaws.
Business Combinations
Under the MGCL, certain “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, and, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
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any person who beneficially, directly or indirectly, owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

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an affiliate or associate of the corporation who, at any time within the two-year period before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the corporation’s then outstanding voting stock.

A person is not an interested stockholder under the MGCL if the corporation’s board of directors approves in advance the transaction by which the person otherwise would have become an interested stockholder. In approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the Maryland corporation and the interested stockholder generally must be recommended by the corporation’s board of directors and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The foregoing provisions of the MGCL do not apply, however, to business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. In addition, our charter provides that, notwithstanding any other provision of our charter or our bylaws, these provisions, known as the Maryland Business Combination Act (Title 3, Subtitle 6 of the MGCL), will not apply to any business combination between us and any interested stockholder of ours and that we expressly elect not to be governed by the operative provisions of the Maryland Business Combination Act in whole or in part. Any amendment to such provision of our charter must be advised by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all votes entitled to be cast on the matter. Consequently, the five- year prohibition and the supermajority vote requirements will not apply to a business combination between us and any other person. As a result, any person described in the preceding sentence may be able to enter into a business combination with us that our stockholders may view to not be in their best interests, without compliance with the supermajority vote requirements and other provisions of the statute. We cannot assure you that this provision of our charter will not be amended or repealed in the future. In that event, business combinations between us and an interested stockholder or an affiliate of an interested stockholder would be subject to the five-year prohibition and the super-majority vote requirements.

Control Share Acquisitions
The Maryland Control Share Acquisition Act (Title 3, Subtitle 7 of the MGCL) provides that a holder of control shares of a Maryland corporation acquired in a control share acquisition has no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise or direct voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares the acquirer is then entitled to vote as a result of having previously obtained stockholder approval or shares acquired directly from us. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquirer does not deliver an acquiring person statement as required by the statute, then the corporation may, subject to certain limitations and conditions, redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last acquisition of control shares by the acquiring person in a control share acquisition; or, if a meeting of stockholders is held at which the voting rights of the shares are considered and not approved, then as of the date of the meeting. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority of the voting power, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The Maryland Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting any acquisition of our stock by any person from the foregoing provisions on control shares. In the event that our bylaws are amended by our directors or our stockholders to modify or eliminate this provision, acquisitions of our common stock may constitute a control share acquisition and may be subject to the Maryland Control Share Acquisition Act.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL (“Subtitle 8”) permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and without the need for stockholder approval, and notwithstanding any contrary provision in the charter or bylaws, unless the charter or a resolution adopted by the board of directors prohibits such election, to be subject to any or all of five provisions, including:
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a classified board of directors;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the board of directors;

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a requirement that a vacancy on the board of directors be filled only by the affirmative vote of a majority of the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; and

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a provision that a special meeting of stockholders must be called upon stockholder request only on the written request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting.

We do not currently have a classified board. Our charter provides that we are prohibited from electing to be subject to any or all of the provisions of Subtitle 8 unless such election is first approved by the affirmative vote of stockholders of not less than a majority of all shares of ours then outstanding and entitled to be cast on the matter.
Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) vest in our board of directors the exclusive power to fix the number of directors, and (2) require the request of stockholders entitled to cast a majority of the votes entitled to be cast at the meeting to call a special meeting (unless the special meeting is called by our board of directors, the chairman of our board of directors, our president or chief executive officer as described below under “—Special Meetings of Stockholders”).
Special Meetings of Stockholders
Our board of directors, the chairman of our board of directors, our president or our chief executive officer may call a special meeting of our stockholders. Our bylaws provide that a special meeting of our stockholders to act on any matter that may properly be considered at a meeting of our stockholders must also be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at the meeting and containing the information required by our bylaws.
Stockholder Action by Written Consent
The MGCL generally provides that, unless the charter of the corporation authorizes stockholder action by less than unanimous consent, stockholder action may be taken by consent in lieu of a meeting only if it is given by all stockholders entitled to vote on the matter. Our charter permits stockholder action by consent in lieu of a meeting to the extent permitted by our bylaws. Our bylaws provide that any action required or permitted to be taken at any meeting of the holders of common stock entitled to vote generally in the election of directors may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders or (b) if the action is advised, and submitted to the stockholders for approval, by our board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to us in accordance with the MGCL. We will be required to give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.
Competing Interests and Activities of Our Directors or Officers
Our charter provides that we have the power to renounce, by resolution of the board of directors, any interest or expectancy in, or in being offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are (i) presented to us or (ii) developed by or presented to one or more of our directors or officers.
Advance Notice of Director Nomination and New Business
Our bylaws provide that nominations of individuals for election as directors and proposals of business to be considered by stockholders at any annual meeting may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (3) by any stockholder present in person or by proxy who was a stockholder of record at the time of provision of notice by the stockholders and at the time of the meeting, who is entitled to vote at the meeting in the election of the individuals so nominated or on such other proposed business, who is not an “unsuitable person” as defined in our charter, and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 150th day or later than the close of business on the 120th day before the first anniversary of the date of our proxy statement for the preceding year’s annual meeting.
Only the business specified in the notice of the meeting may be brought before a special meeting of our stockholders. Nominations of individuals for election as directors at a special meeting of stockholders may be made only (1) by or at the direction of our board of directors or any duly authorized committee of our board of directors or (2) if the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of provision of notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice procedures of our bylaws. Stockholders generally must provide notice to our secretary not earlier than the 120th day before such special meeting or later than the later of the close of business on the 90th day before such special meeting or the tenth day after the first public announcement of the date of the special meeting and the nominees of our board of directors to be elected at the meeting.
A stockholder’s notice must contain certain information specified by our bylaws about the stockholder, its affiliates and any proposed business or nominee for election as a director, including information about the economic interest of the stockholder, its affiliates and any proposed nominee in us.
Proxy Access Nominations
Our bylaws permit an eligible stockholder, or group of up to 20 stockholders, who have owned 3% or more of our common stock continuously for at least three years to nominate and include in our proxy statement director candidates to occupy up to the greater of two directors or 20% of the board of directors, provided that the stockholder or group has satisfied the procedural, eligibility and disclosure requirements set forth in our bylaws.
Effect of Certain Provisions of Maryland Law and our Charter and Bylaws
The restrictions on ownership and transfer of our stock discussed under the caption “—Restrictions on Ownership and Transfer of our Common Stock” prohibit any person from acquiring, with respect to any class or series of our capital stock, more than 9.8% (in value or by number of shares, whichever is more restrictive) of the aggregate of the outstanding shares of such class or series of our capital stock, including our common stock, without the approval of our board of directors. These provisions may delay, defer or prevent a change in control of us. Further, subject to the rights of holders of preferred stock, our board of directors has the power to increase the aggregate number of authorized shares, or the number of authorized shares of any class or series, and to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly-classified shares, as discussed above under the captions “—Common Stock” and “—Power to Reclassify and Issue Stock,” and could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. We believe that the power to increase the aggregate number of authorized shares and to classify or reclassify unissued shares of common or preferred stock, without approval of holders of our common stock, provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.
Our charter and bylaws also provide that the number of directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions “—Special Meetings of Stockholders” and “—Advance Notice of Director Nomination and New Business” require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent’s interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our present or former directors or officers or other employees or stockholders to us or to our stockholders, as applicable, or any standard of conduct applicable to our directors, (c) any action asserting a claim against us or any of our present or former directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any of our present or former directors or officers or other employees that is governed by the internal affairs doctrine.
Limitation of Liability and Indemnification of Directors and Officers
Maryland law permits us to include a provision in our charter eliminating the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) a final judgment based upon a finding that his or her action or failure to act was the result of active and deliberate dishonesty by the director or officer and was material to the cause of action adjudicated. Our charter contains a provision that eliminates our directors’ and officers’ liability to us and our stockholders for money damages to the maximum extent permitted by Maryland law.
The MGCL requires us (unless our charter were to provide otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a part to, or witness in, by reason of their service in those or certain other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, the MGCL prohibits us from indemnifying a director or officer who has been adjudged liable in a suit by us or on our behalf or in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the standard of conduct for indemnification set forth above or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or on our behalf, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, the MGCL permits us to advance reasonable expenses to a director or officer upon our receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.
Our charter provides that we will have the power to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
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any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity.

Our charter and bylaws provide that we have the power, with approval of our board, to provide such indemnification and advance of expenses to a person who served a predecessor of us in any such capacity described above and to any employee or agent of us or a predecessor of us.
Indemnification Agreements
We have entered into an indemnification agreement with each of our directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
We have purchased and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not we are required to have the power to indemnify them against the same liability.

DESCRIPTION OF STOCK PURCHASE CONTRACTS
The following description of stock purchase contracts does not purport to be complete and contains only general terms and provisions of stock purchase contracts to which any prospectus supplement may relate. The particular terms of the stock purchase contracts offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the stock purchase contracts so offered will be described in the prospectus supplement relating to such stock purchase contracts. For more information, please refer to the provisions of the stock purchase contract, a form of which we will file with the SEC at or prior to the time of the sale of the stock purchase contracts. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We may issue stock purchase contracts, which are contracts obligating holders to purchase from or sell to us, and obligating us to purchase from or sell to the holders, a specified number of shares of our common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula contained in the stock purchase contracts. We may issue stock purchase contracts in such amounts and in as many distinct series as we wish.
The prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:
•
whether the stock purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock or preferred stock and the nature and amount of common stock or preferred stock, or the method of determining that amount;

•
whether the stock purchase contracts are to be prepaid or not;

•
whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•
any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts; and

•
whether the stock purchase contracts will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any stock purchase contracts. The preceding description and any description of stock purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the stock purchase contract agreement and, if applicable, collateral arrangements and depository arrangements relating to such stock purchase contracts.

DESCRIPTION OF DEPOSITARY SHARES
The following description of depositary shares does not purport to be complete and contains only general terms and provisions of depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the depositary shares so offered will be described in the prospectus supplement relating to such depositary shares. For more information, please refer to the provisions of the deposit agreement, a form of which we will file with the SEC at or prior to the time of the sale of the depositary shares. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
General
We may issue receipts for depositary shares, each of which will represent a fractional interest of a share of a particular series of preferred stock, as specified in the applicable prospectus supplement. Shares of preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement among us, the depositary named therein and the holders from time to time of the depositary receipts. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of preferred stock represented by the depositary shares evidenced by such depositary receipt, to all the rights and preferences of the preferred stock represented by such depositary shares (including dividend, voting, conversion, redemption and liquidation rights).
The depositary shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following the issuance and delivery of the preferred stock by us to a depositary, we will cause such depositary to issue, on our behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from us upon request, and the statements made hereunder relating to the deposit agreement and the depositary receipts to be issued thereunder are summaries of certain provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribute the net proceeds from such sale to such holders.
No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into other securities.
Withdrawal of Stock
Upon surrender of the depositary receipts at the corporate trust office of the applicable depositary (unless the related depositary shares have previously been called for redemption or converted into other securities), the holders thereof will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional shares of preferred stock and any money or other property represented by the depositary shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of preferred stock on the basis of the proportion of preferred stock represented by each depositary share as specified in the applicable prospectus supplement, but holders of such preferred stock will not thereafter be entitled to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.
Redemption of Depositary Shares
Whenever we redeem preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing preferred stock so redeemed, provided we shall have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the corresponding proportion of the redemption price and any other amounts per share payable with respect to the preferred stock. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional depositary shares) or by any other equitable method determined by us that will not result in a violation of the ownership restrictions in our declaration of trust. See “Description of Capital Stock—Restrictions on Ownership and Transfer.”
From and after the date fixed for redemption, all dividends in respect of the preferred stock so called for redemption will cease to accrue, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the depositary shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption and surrender thereof to the depositary.
Voting of the Shares of Preferred Stock
Upon receipt of notice of any meeting at which the holders of the class or series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the depositary shares that represent such preferred stock. Each record holder of depositary receipts evidencing depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock represented by such holder’s depositary shares. The depositary will vote the amount of preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the amount of preferred stock represented by such depositary shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such depositary shares. The depositary shall not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non- action is in good faith and does not result from negligence or willful misconduct of the depositary.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.
Conversion of Shares of Preferred Stock
The depositary shares, as such, are not convertible into common stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of depositary shares, the depositary receipts may be surrendered by holders thereof to the depositary with written instructions to the depositary to instruct us to cause conversion of the shares of preferred stock represented by the depositary shares evidenced by such depositary receipts into whole shares of common stock, other preferred stock, and we agree that upon receipt of such instructions and any amounts payable in respect thereof, we will cause the conversion thereof utilizing the same procedures as those provided for delivery of preferred stock to effect such conversion. If the depositary shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted. No fractional shares of common stock will be issued upon conversion, and if such conversion would result in a fractional share being issued, an amount will be paid in cash by us equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares which represent the preferred stock and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related preferred stock will not be effective unless such amendment has been approved by the existing holders of at least two-thirds of the applicable depositary shares evidenced by the applicable depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the deposit agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related preferred stock and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.
The deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the depositary if (i) such termination is necessary to preserve our status as a REIT or (ii) a majority of each series of preferred stock affected by such termination consents to such termination, whereupon the depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by the depositary with respect to such depositary receipts. We have agreed that if the deposit agreement is terminated to preserve our status as a REIT, then we will use our best efforts to list the preferred stock issued upon surrender of the related depositary shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each related preferred stock shall have been converted into our securities not so represented by depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, we will pay the fees and expenses of the depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay the fees and expenses of the depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary. A successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and that meets certain combined capital and surplus requirements.

Miscellaneous
The depositary will forward to holders of depositary receipts any notices, reports and communications from us which are received by the depositary with respect to the related preferred stock.
Neither the depositary nor us will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. The obligations of us and the depositary under the deposit agreement will be limited to performing their duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of preferred stock represented by the depositary shares), gross negligence or willful misconduct, and we and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or preferred stock represented thereby unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.
In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS
The following description of warrants does not purport to be complete and contains only general terms and provisions of warrants to which any prospectus supplement may relate. The particular terms of the warrants offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the warrants so offered will be described in the prospectus supplement relating to such warrants. For more information, please refer to the provisions of the warrant agreement and warrant, forms of which we will file with the SEC at or prior to the time of the sale of the warrant. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We may offer by means of this prospectus warrants for the purchase of our common stock, preferred stock or depositary shares representing preferred stock. We may issue warrants separately or together with any other securities offered by means of this prospectus, and the warrants may be attached to or separate from such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent specified therein or the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:
•
the title and issuer of such warrants;

•
the aggregate number of such warrants;

•
the price or prices at which such warrants will be issued;

•
the currencies in which the price or prices of such warrants may be payable;

•
the designation, amount and terms of the securities purchasable upon exercise of such warrants;

•
the designation and terms of the other securities with which such warrants are issued and the number of such warrants issued with each such security;

•
if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

•
the price or prices at which and currency or currencies in which the securities purchasable upon exercise of such warrants may be purchased;

•
the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•
the minimum or maximum amount of such warrants which may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
a discussion of material U.S. federal income tax considerations; and

•
any other material terms of such warrants, including terms, procedures and limitations relating to the transferability, exchange and exercise of such warrants.

DESCRIPTION OF RIGHTS
The following description of rights does not purport to be complete and contains only general terms and provisions of rights to which any prospectus supplement may relate. The particular terms of the rights offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the rights so offered will be described in the prospectus supplement relating to such rights. For more information, please refer to the provisions of the rights agreement and rights certificate, forms of which we will file with the SEC at or prior to the time of the sale of the rights. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the terms of the rights to be issued, including the following, where applicable:
•
the date for determining the stockholders entitled to the rights distribution;

•
the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•
the aggregate number of rights being issued;

•
the date, if any, on and after which such rights may be transferable separately;

•
the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•
a discussion of material U.S. federal income tax considerations; and

•
any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

DESCRIPTION OF UNITS
The following description of units does not purport to be complete and contains only general terms and provisions of units to which any prospectus supplement may relate. The particular terms of the units offered by any prospectus supplement and the extent, if any, to which such general provisions may not apply to the units so offered will be described in the prospectus supplement relating to such units. For more information, please refer to the provisions of the unit agreement and unit certificate, forms of which we will file with the SEC at or prior to the time of the sale of the units. For information on incorporation by reference, and how to obtain copies of these documents, see the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”
We may issue units from time to time in such amounts and in as many distinct series as we determine. We will issue each series of units under a unit agreement to be entered into between us and a unit agent to be designated in the applicable prospectus supplement. When we refer to a series of units, we mean all units issued as part of the same series under the applicable unit agreement.
We may issue units consisting of any combination of two or more securities offered by VICI REIT described in this prospectus; we will not issue units consisting of debt securities offered by VICI LP described in this prospectus. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. These units may be issuable as, and for a specified period of time may be transferable as, a single security only, rather than as the separate constituent securities comprising such units.
The applicable prospectus supplement will describe the terms of the units offered pursuant to it, including one or more of the following:
•
the title of any series of units;

•
the designation and terms of the units and of the securities comprising the units;

•
the aggregate number of, and the price at which we will issue, the units and any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
whether the units will be issued in fully registered or global form;

•
a description of the terms of any unit agreement to be entered into between us and a bank or trust company, as unit agent, governing the units;

•
a discussion of the material U.S. federal income tax considerations applicable to the units;

•
whether the units will be listed on any securities exchange; and

•
any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES
VICI LP may issue debt securities in one or more series under an indenture, dated as of April 29, 2022, between VICI LP and UMB Bank, National Association, as trustee (herein referred to as the “Trustee”). The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The indenture is available for inspection as described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” If any provision of the indenture limits, qualifies or conflicts with a provision of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), that is required under the Trust Indenture Act to be a part of and govern the indenture, the latter provision shall control. If any provision of the indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to the indenture as so modified or to be excluded, as the case may be. Some of the terms of the debt securities and some of the provisions of the indenture are described below. VICI LP will describe the particular terms of the debt securities offered and the extent to which the provisions described below apply in the prospectus supplement relating to such debt securities. The descriptions in this prospectus and the applicable prospectus supplement are not complete and may not contain all of the information that may be important to you. If any particular terms of such debt securities described in a prospectus supplement are inconsistent with any of the terms of the debt securities generally described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For more information, please refer to the provisions of the indenture and the debt securities. Capitalized terms used in this summary but not defined have the meaning specified in the indenture.
General
VICI LP may issue an unlimited principal amount of debt securities under the indenture in one or more series. The indenture provides that debt securities of any series may be issued up to the aggregate principal amount which may be authorized from time to time by resolution of the board of directors of VICI LP, if any, or resolution of the board of directors of a direct or indirect general partner of VICI LP, including any committee of such board duly authorized to act generally or in any particular respect for VICI LP under the indenture. Please read the applicable prospectus supplement relating to the debt securities of the particular series being offered thereby for the specific terms of such debt securities, including, where applicable:
•
the title of the series of debt securities;

•
the aggregate principal amount of debt securities of the series and any limit thereon;

•
whether such debt securities are to be issuable in global form or as registered securities;

•
if issued in global form, among other things, the identity of the depository for the global debt securities;

•
the date or dates, or the method or methods, if any, by which such date or dates shall be determined or extended, on which VICI LP will pay the principal of and premium, if any, on debt securities of the series;

•
the rate or rates at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine such rate or rates;

•
the basis used to calculate interest, if any, on the debt securities of the series, if other than a 360-day year of twelve 30-day months;

•
the date or dates, if any, from which interest on the debt securities of the series will accrue, or the method or methods, if any, used to determine such date or dates;

•
the date or dates, if any, on which interest on the debt securities of the series will be payable and the record dates for any such payment of interest;

•
the place or places where (1) amounts due on the debt securities of the series will be payable, (2) the debt securities of the series may be surrendered for registration of transfer or exchange, (3) the debt securities of the series may be surrendered for conversion or exchange and (4) notices or demands to or upon VICI LP in respect of the debt securities of the series or the indenture may be served, if different than the corporate trust office of the Trustee;
•
the terms and conditions, if any, upon which VICI LP is obligated to, or may, at its option, redeem debt securities of the series;

•
the terms of any sinking fund or analogous provision;

•
the authorized denominations in which debt securities of the series will be issued, if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof;

•
the terms and conditions, if any, upon which the debt securities will be convertible into and/or exchangeable for equity or other securities or property of VICI LP or of any other person;

•
if other than the entire principal amount thereof, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration;

•
if other than U.S. dollars, the currency or currencies in which purchases of, and payments on, the debt securities of the series must be made, the manner of determining the equivalent thereof in U.S. dollars for any purpose, and the ability, if any, of VICI LP or the holders of debt securities of the series to elect for payments to be made in any other currency or currencies and the terms and conditions upon which such election may be made;

•
whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula, or other method or methods (any of those debt securities being referred to as “Indexed Securities”) and, if so, the terms and conditions upon which and the manner used to determine and pay those amounts;

•
any additional covenants subject to waiver by the act of the holders of debt securities pursuant to the indenture;

•
any addition to, modification of, or deletion of, any covenant or Event of Default with respect to debt securities of the series or any guarantee, and any change in the right of the Trustee or the holders of debt securities of the series to declare the principal amount due and payable;

•
any addition to, modification of, or deletion of, any of the covenants subject to satisfaction and discharge, defeasance or covenant defeasance;

•
the terms and conditions, if any, upon which VICI LP will be required to repurchase debt securities of the series at the option of the holders of debt securities of the series;

•
if debt securities issuable in global form are to be issuable in definitive form, then the forms and terms related to such issuance;

•
the circumstances under which VICI LP will pay additional amounts on the debt securities of the series in respect of any tax, assessment, or other governmental charge and whether VICI LP will have the option to redeem such debt securities rather than pay the additional amounts;

•
the terms and conditions, if any, upon which the debt securities will be secured;

•
if there is more than one trustee, the identity of the trustee that has any obligations, duties and remedies with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to the debt securities;

•
the person to whom any interest on any registered security shall be payable, if other than the person in whose name such security is registered at the close of business on the regular record date for such payment and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid if other than in the manner provided in the indenture;

•
the terms of any guarantee of the debt securities and, if applicable, the identity of any guarantor or guarantors of the debt securities, and the extent to which, and the terms and conditions upon which, such debt securities shall be guaranteed and may be subordinated to other indebtedness of the guarantor or guarantors, if applicable;

•
if the principal amount payable at the stated maturity of the debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any date;

•
the exchanges, if any, on which the debt securities of the series may be listed;

•
the price or prices at which the debt securities of the series will be sold; and

•
any other terms of debt securities of the series and any deletions from or modifications or additions to the indenture in respect of such securities.

As used in this prospectus, references to the principal of and premium, if any, and interest, if any, on the debt securities of a series include additional amounts, if any, payable on the debt securities of such series in that context.
VICI LP may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Important federal income tax and other considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.
The terms of the debt securities of any series may be inconsistent with the terms of the debt securities of any other series. Unless otherwise specified in the applicable prospectus supplement, VICI LP may, without the consent of, or notice to, the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.
Other than to the extent provided in “—Merger, Consolidation or Sale” or to the extent provided with respect to the debt securities of a particular series and described in the applicable prospectus supplement, the indenture will not contain any provisions that would limit the ability of VICI LP to incur indebtedness or to substantially reduce or eliminate its consolidated assets, which may have a material adverse effect on the ability of VICI LP to service its indebtedness (including the debt securities) or that would afford holders of the debt securities protection in the event of:
(1)
a highly leveraged or similar transaction involving VICI LP’s management, or any affiliate of any of those parties,

(2)
a change of control, or

(3)
a reorganization, restructuring, merger, or similar transaction involving VICI LP or its affiliates.

Registration, Transfer, Payment and Paying Agent
Unless otherwise specified in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons.
Unless otherwise specified in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange at an office of VICI LP or an agent of VICI LP in the United States. However, VICI LP, at its option, may make payments of interest on any interest payment date on any debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States; provided, that the paying agent shall have received appropriate wire transfer instructions at least five (5) business days prior to the interest payment date.
Any interest and any additional amounts not punctually paid or duly provided for on any interest payment date with respect to the debt securities of any series will forthwith cease to be payable to the holders of those debt securities on the relevant regular record date and may either be paid, in each case at VICI LP’s election, (i) to the persons in whose names those debt securities are registered at the close of business on a special record date for the payment of the interest not punctually paid or duly provided for to be fixed by the Trustee, in consultation with the Issuer, and notice whereof shall be given to the holders of those debt securities not less than ten (10) days prior to the special record date, or (ii) at any time in any other lawful manner, all as completely described in the indenture.

Subject to certain limitations imposed on debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of those debt securities at the designated place or places. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer or exchange thereof at the designated place or places if duly endorsed or accompanied by a written instrument of transfer. No service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or any conversion or exchange of debt securities for other types of securities or property, but VICI LP may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with certain of those transactions.
Unless otherwise specified in the applicable prospectus supplement, VICI LP will not be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business fifteen (15) days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

•
register the transfer of or exchange any debt security, or portion of any debt security, selected for redemption, except the unredeemed portion of any debt security being redeemed in part; or

•
issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Outstanding Debt Securities
In determining whether the holders of the requisite principal amount of outstanding debt securities have given any request, demand, authorization, direction, notice, consent, or waiver under the indenture:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding for these purposes shall be that portion of the principal amount of the original issue discount security that would be due and payable upon acceleration of the original issue discount security as of the time of the determination,

•
the principal amount of any Indexed Security that shall be deemed to be outstanding for these purposes shall be the principal amount of the Indexed Security determined on the date of its original issuance, unless otherwise provided in the indenture,

•
the principal amount of a debt security denominated in a foreign currency that may be counted in making such determination shall be the U.S. dollar equivalent, determined on the date of its original issuance, of the principal amount of the debt security, and

•
a debt security owned by VICI LP, VICI REIT or any other obligor on the debt security or any affiliate of VICI LP, the VICI REIT or such other obligor shall be deemed not to be outstanding for these purposes.

Redemption and Repurchase
The debt securities of any series may be redeemable at VICI LP’s option or may be subject to mandatory redemption by VICI LP as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase by VICI LP at the option of the holders thereof. The applicable prospectus supplement will describe the terms and conditions regarding any optional or mandatory redemption or option to repurchase the debt securities of the related series.
Covenants
Existence
Except as described under the section below titled “—Merger, Consolidation or Sale,” VICI LP will be required to do everything necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, it will not be required to preserve any right or franchise if its board of directors, if any, or board of directors of any direct or indirect general partner of VICI LP (or any duly authorized committee thereof) determines that the preservation of the right or franchise is no longer desirable in the conduct of VICI LP’s business.
Maintenance of Properties
VICI LP will be required to cause all of its material properties used or useful in the conduct of its business or any of its subsidiaries’ businesses to be maintained and kept in good condition, repair and working order (normal wear and tear, casualty and condemnation excepted) and supplied with all necessary equipment and to cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in VICI LP’s judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times. However, VICI LP will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss if it is in its best interests, (2) discontinuing maintenance or operation of any property if, in its reasonable judgment, doing so is in its best interest, or (3) selling or otherwise disposing for value its properties in the ordinary course of business.
Payment of Taxes and Other Claims
VICI LP will be required to pay or discharge, before they become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon VICI LP or any of its subsidiaries or upon the income, profits or property of VICI LP or any of its subsidiaries, and (2) all material lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material lien upon the property of VICI LP or any of its subsidiaries. However, VICI LP will not be required to pay or discharge any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith.
Statement as to Compliance
Within 120 calendar days after the close of each fiscal year, VICI LP must deliver to the Trustee a certificate signed by any principal executive officer, principal financial officer or principal accounting officer of VICI LP or any direct or indirect general partner of VICI LP stating whether or not the certifying officer has knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof. Within 30 calendar days of becoming aware of (i) any default in the performance or observance of any covenant, agreement or condition contained in the indenture, or (ii) any Event of Default, an Officer’s Certificate specifying with particularity such default or Event of Default and further stating what action VICI LP has taken, is taking or proposes to take with respect thereto.
Additional Covenants
Any additional material covenants applicable to the debt securities of the applicable series will be specified in the applicable prospectus supplement.
Events of Default
Unless otherwise specified in the applicable prospectus supplement, an Event of Default with respect to the debt securities of any series is defined in the indenture as being:
(1)
default for thirty (30) days in the payment of any installment of interest or additional amounts payable with respect to such interest under the debt securities of that series;

(2)
default in the payment of the principal of or premium, if any, or any additional amounts payable in respect of any principal of or premium, if any, on the debt securities of that series, when the same becomes due and payable or default is made in the deposit of any sinking fund payment with respect to the debt securities of that series when the same becomes due and payable;

(3)
VICI LP fails to comply with any of its other agreements contained in the debt securities or the indenture (other than an agreement a default in whose performance or whose breach is elsewhere specifically dealt with in the indenture or which has expressly been included in the indenture solely for the benefit of a series of debt securities other than that series) upon receipt by VICI LP of notice of such default by the Trustee or receipt by VICI LP and the Trustee of notice of such default by holders of not less than twenty five percent (25%) in aggregate principal amount of the debt securities of that series then outstanding and VICI LP fails to cure (or obtain a waiver of) such default within sixty (60) days after VICI LP receives such notice;
(4)
failure to pay any recourse indebtedness for monies borrowed by VICI LP or any significant subsidiary of VICI LP in an outstanding principal amount in excess of $150,000,000 at final maturity or upon acceleration after the expiration of any applicable notice and grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within thirty (30) days after written notice of such failure to VICI LP from the Trustee (or to VICI LP and the Trustee from holders of at least twenty five percent (25%) in principal amount of the outstanding debt securities of that series); or

(5)
specified events of bankruptcy, insolvency, or reorganization with respect to VICI LP or any significant subsidiary of VICI LP.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities. The Trustee is required to give notice to holders of the debt securities of the applicable series within ninety (90) days after a responsible officer (as described in the indenture) of the Trustee has actual knowledge (as such knowledge is described in the indenture) of a default relating to such debt securities, unless such default has been cured or waived; provided, however, that in the case of an Event of Default as described in (3) above, the Trustee will not give notice to the holders until at least sixty (60) days after the occurrence thereof.
If an Event of Default specified in clause (5) above occurs, then the principal of, and premium, if any, on all the outstanding debt securities of the applicable series and unpaid interest, if any, accrued thereon shall automatically become immediately due and payable. If any other Event of Default with respect to the outstanding debt securities of the applicable series occurs and is continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding may declare the principal of, and premium, if any, on all of the debt securities of that series, or such lesser amount as may be specified in the terms of that series of debt securities, and unpaid interest, if any, accrued thereon to be due and payable immediately. However, upon specified conditions, the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding may rescind and annul any such declaration of acceleration and its consequences.
The holders of a majority in aggregate principal amount of the outstanding debt securities of a series may waive any past default with respect to the debt securities of such series and its consequences except as further described under “—Modification, Waivers and Meetings.”
The indenture provides that no holders of debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities, or for the appointment of a receiver or Trustee, or for any other remedy under the indenture, except in the case of failure of the Trustee, for sixty (60) days, to act after it has received written notice of an Event of Default with respect to such series from such holder of a debt security of such series, a written request to institute proceedings in respect of such Event of Default from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of indemnity or security satisfactory to it, and no inconsistent direction has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series. Notwithstanding any other provision of the indenture, each holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, and any additional amounts on that debt security on the respective stated maturities for those payments, and in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, such debt security in accordance with its terms, and to institute suit for the enforcement of any such payment and any such right to convert or exchange, and this right shall not be impaired without the consent of such holder.
Subject to the provisions of the indenture requiring the Trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the Trustee indemnity or security satisfactory to it. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to the debt securities of such series, provided that the direction would not conflict with any rule or law or with the indenture or with the debt securities of any other series and could not involve the Trustee in personal liability, such direction would not be unduly prejudicial to the rights of any other holders of debt securities of that series (or the debt securities of any other series) not joining in such action, and the Trustee may take any other action deemed proper by the Trustee, which is not inconsistent with such direction.
Modification, Waivers and Meetings
The indenture permits VICI LP and the Trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment (voting as separate classes), to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of the applicable series under the indenture. However, no modification or amendment shall, without the consent of the holder of each outstanding debt security affected thereby:
•
change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on, or any additional amounts, if any, with respect to, any debt securities;

•
reduce the principal amount of, or any premium on, any debt securities, reduce the rate (or modify the calculation of such rate) of interest on, or the redemption or repurchase price of, any debt securities, reduce any additional amounts payable with respect to any debt securities or change VICI LP’s obligation to pay additional amounts;

•
reduce the amount of principal of any original issue discount securities that would be due and payable upon acceleration of the maturity of any debt security;

•
adversely affect any right of repayment or repurchase at the option of any holder or change any mandatory or optional redemption provisions in a manner that is adverse to any holder;

•
change any place where, or the currency in which, the principal of, any premium or interest on, or any additional amounts with respect to any debt securities are payable;

•
impair the holder’s right to institute suit to enforce the payment of principal, or any premium or interest on, any debt securities, or any additional amounts payable with respect to any debt securities on or after their stated maturity (or, in the case of redemption, on or after the redemption date, or, in the case of repayment or repurchase, on or after the date for repayment or repurchase);

•
impair the holder’s right to institute suit to enforce the right to convert or exchange any debt security which is convertible or exchangeable in accordance with its terms;

•
reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities;

•
reduce the percentage of the outstanding debt securities of any series whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;

•
modify the sections of the indenture setting forth the provisions of the indenture that may not be amended without the consent of each holder, or providing for the waiver of past defaults and the waiver of certain covenants, except to increase any such percentage or provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of such series affected thereby;

•
release a guarantor from any of the obligations under a guarantee except as permitted under the indenture; or

•
make any change that adversely affects the right, if any, to convert or exchange any debt security for common equity or other securities or property.

The indenture also contains provisions permitting VICI LP and the Trustee, without the consent of the holders of any debt securities, to modify or amend the indenture, among other things:
•
to evidence a successor to VICI LP or successive successions, and the assumption by any such successor of the covenants of VICI LP contained in the indenture and the debt securities;

•
to add to the covenants of VICI LP for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon VICI LP in the indenture;

•
to change or eliminate any restrictions on the payment of principal of or any premium or interest on or any additional amounts with respect to any debt securities or any guarantee, provided any such action shall not adversely affect the interest of the holders of debt securities of any series;

•
to establish the form or terms of debt securities of any series and any deletions from or additions or changes to the indenture in connection therewith (provided that any such deletions, additions and changes shall not be applicable to any other series of debt securities then outstanding);

•
to evidence and provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in the indenture;

•
to make any change necessary to comply with any requirement of the SEC in connection with the indenture under the Trust Indenture Act;

•
to comply with applicable gaming laws, to the extent that such supplemental indenture is not materially adverse to the holders of debt securities of such series;

•
to add to the Events of Default in a manner that benefits the holders of all or any series of debt securities issued under the indenture;

•
to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities; provided that the action shall not adversely affect the interests of the holders of debt securities in any material respect;

•
to provide for any guarantee for the benefit of the holders of debt securities of a series, to secure the debt securities or to confirm and evidence the release, termination or discharge of any guarantee or lien securing the debt securities which such release, termination or discharge is permitted by the indenture;

•
to amend or supplement any provision contained in the indenture, in any supplemental indenture or in any debt securities, provided that the amendment or supplement (i) does not (a) apply to any outstanding debt securities issued before the date of the amendment or supplement and entitled to the benefits of that provision, or (b) modify the rights of holders of any such debt securities with respect to such provision, or (ii) becomes effective only when no debt security described in clause (i)(a) is outstanding;

•
in the case of any debt security which is convertible into or exchangeable for shares of common equity or other securities or property, to safeguard or provide for the conversion or exchange rights in the event of any reclassification or change of outstanding shares or any merger, consolidation, statutory share exchange or combination of VICI LP with or into another person, or any sale, lease, assignment, transfer, disposition or other conveyance of all or substantially all of the assets of VICI LP to any other person or similar transactions, if expressly required by the terms of such series of debt securities;

•
to conform the terms of the indenture or the debt securities of a series, as applicable, to the description thereof contained in any prospectus, prospectus supplement, term sheet or other offering document relating to the offer and sale of such debt securities;

•
to provide for the issuance of additional debt securities, subject to the limitations established in the indenture;

•
to make any change that would provide any additional rights or benefits to the holders of debt securities or that does not adversely affect the legal rights under the indenture of any holder;

•
to add to or change any provisions of the indenture to such extent as is necessary to permit or facilitate the issuance of debt securities in uncertificated form;

•
to add a co-issuer or co-obligor of the debt securities;

•
to provide for reduction in the minimum denominations of the debt securities; or

•
to comply with the rules of any applicable depository or the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive VICI LP’s compliance with some of the restrictive provisions of the indenture, which may include covenants, if any, which are specified in the applicable prospectus supplement. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the indenture with respect to the debt securities of that series and its consequences, except a default which is continuing (i) in the payment of the principal of, or premium, if any, or interest, if any, on, and any additional amounts with respect to, the debt securities of that series, (ii) with respect to the conversion or exchange of a series of debt securities convertible or exchangeable into common equity of VICI LP or other securities or property, or (iii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.
The indenture contains provisions for convening meetings of the holders of a series of debt securities. A meeting may be called at any time by the Trustee, and also, upon VICI LP’s request, or the request of holders of at least 10% in aggregate principal amount of the outstanding debt securities of any series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding debt securities of the applicable series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver, or other action which may be made, given or taken by the holders of a specified percentage, other than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in aggregate principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding debt securities of the applicable series, subject to exceptions; provided, however, that if any action is to be taken at that meeting with respect to a consent or waiver which may be given by the holders of a supermajority in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing that specified supermajority percentage in aggregate principal amount of the outstanding debt securities of that series will constitute a quorum.
Merger, Consolidation or Sale
VICI LP may merge or consolidate with or into, or sell, assign, convey, transfer or lease all or substantially all of its property and assets, in one transaction or series of related transactions, to, any other entity, provided that the following conditions are met:
•
VICI LP is the continuing entity, or the successor entity (if other than VICI LP) formed by or resulting from any consolidation or merger or which shall have received the sale, assignment, conveyance, transfer or lease of property and assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and any premium and interest on all of the debt securities and, in each case, the due and punctual performance and observance of all of the covenants and conditions in the indenture;

•
immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•
VICI LP or the successor entity of VICI LP shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with the applicable provisions of the indenture and that all conditions precedent provided for relating to such transaction have been complied with.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraph in which VICI LP is not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of VICI LP and (except in the case of a lease) VICI LP shall be discharged from its obligations under the debt securities and the indenture.
Discharge, Defeasance and Covenant Defeasance
Satisfaction and Discharge
Upon VICI LP’s direction, the indenture shall cease to be of further effect with respect to the debt securities of any series specified by VICI LP (except for provisions that survive pursuant to the terms of the indenture or the applicable series of debt securities), subject to the survival of specified provisions of the indenture, including (unless the accompanying prospectus supplement provides otherwise) VICI LP’s obligation to repurchase such debt securities at the option of the holders thereof, if applicable, and VICI LP’s obligation to pay additional amounts in respect of such debt securities to the extent described below, when:
•
either

(A)
all outstanding debt securities of that series have been delivered to the Trustee for cancellation, subject to exceptions, or

(B)
all debt securities of that series (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of VICI LP, are to be called for redemption within one year, and, in the case of (i), (ii) or (iii), VICI LP has deposited with the Trustee, in trust for such purpose, funds in the currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series, including the principal thereof and, premium, if any, and interest, if any, thereon, and, to the extent that (x) the debt securities of that series provide for the payment of additional amounts and (y) the amount of any additional amounts which are or will be payable is at the time of deposit reasonably determinable by VICI LP, in the exercise of its reasonable discretion, those additional amounts, to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

•
VICI LP has paid all other sums payable by it under the indenture with respect to the debt securities of that series (including amounts payable to the Trustee); and

•
VICI LP has delivered to the Trustee an Officer’s Certificate and an opinion of counsel to the effect that all conditions precedent to the satisfaction and discharge of the indenture in respect of the debt securities of such series have been complied with.

If the debt securities of any series provide for the payment of additional amounts, VICI LP will remain obligated, following the deposit described above, to pay additional amounts on those debt securities to the extent that they exceed the amount deposited in respect of those additional amounts as described above.

Defeasance and Covenant Defeasance
Unless otherwise specified in the applicable prospectus supplement, VICI LP may elect with respect to the debt securities of a particular series either:
•
to defease and discharge itself from any and all obligations with respect to those debt securities (“legal defeasance”), except for, among other things:

(1)
the obligation to pay additional amounts, if any, upon the occurrence of specified events of taxation, assessment, or governmental charge with respect to payments on those debt securities to the extent that those additional amounts exceed the amount deposited in respect of those amounts as provided below;

(2)
the obligations to register the transfer or exchange of those debt securities;

(3)
the obligation to replace mutilated, destroyed, lost, or stolen debt securities;

(4)
the obligation to maintain an office or agent of VICI LP in the United States, in respect of those debt securities;

(5)
the rights of holders of such outstanding debt securities to receive payments from moneys held in trust when such payments are due;

(6)
the obligation, if applicable, to repurchase those debt securities at the option of the holders thereof; and

(7)
the rights, powers, trusts, duties and immunities of the trustee; or

•
to be released from its obligations with respect to those debt securities under (1) certain covenants in the indenture related to the preservation of the rights (charter and statutory) and franchises of VICI LP and (2) if applicable, other covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to those debt securities (“covenant defeasance”), in either case upon the irrevocable deposit with the Trustee, in trust for that purpose, of an amount in the currency in which those debt securities are payable at maturity or, if applicable, upon redemption, and/or government obligations (as defined in the indenture) which through the scheduled payment of principal and interest in accordance with their terms will provide money, in an amount sufficient, in the written opinion of a nationally recognized firm of independent public accountants, to pay and discharge the principal of and any premium and any interest on, and, to the extent that (x) those debt securities provide for the payment of any additional amounts and (y) the amount of any such additional amounts which are or will be payable is at the time of deposit reasonably determinable by VICI LP, in the exercise of its reasonable discretion, the additional amounts with respect to, those debt securities, and any mandatory sinking fund or analogous payments on those debt securities, on the due dates for those payments. If the cash and government obligations deposited are sufficient to pay the principal of and any premium and any interest on the outstanding debt securities of the applicable series on a particular redemption date, VICI LP shall have given the Trustee irrevocable instructions to redeem those debt securities on that date.
The legal defeasance or covenant defeasance described above shall only be effective if, among other things:
•
it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which VICI LP is a party or is bound;

•
VICI LP shall have delivered to the Trustee an Officer’s Certificate and legal opinion to the effect that all conditions precedent to the legal defeasance or covenant defeasance, as the case may be, have been complied with;

•
in the case of legal defeasance, VICI LP shall have delivered to the Trustee an opinion of independent counsel stating that:

(A)
VICI LP has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)
since the date of the indenture, there has been a change in applicable federal income tax law, and in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;
•
in the case of covenant defeasance, VICI LP shall have delivered to the Trustee an opinion of independent counsel to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

and
•
no Event of Default or event which, with notice or lapse of time or both, would become an Event of Default with respect to debt securities of the applicable series shall have occurred and be continuing on the date of the deposit into trust, and, solely in the case of legal defeasance, no Event of Default with respect to such debt securities arising from specified events of bankruptcy, insolvency, or reorganization with respect to VICI LP or event which, with notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event VICI LP effects covenant defeasance with respect to debt securities of any series, the applicable covenants will cease to be applicable to such debt securities, but all other covenants not subject to covenant defeasance will be deemed to be in effect. The amount of monies and/or government obligations deposited with the Trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from an Event of Default. However, VICI LP would remain liable to make payment of those amounts due at the time of acceleration.
The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting legal defeasance or covenant defeasance with respect to the debt securities of a particular series.
Concerning the Trustee
The indenture provides that there may be more than one Trustee under the indenture, each with respect to one or more series of debt securities. If there are different Trustees for different series of debt securities, each Trustee will be a Trustee of a trust or trusts separate and apart from the trust or trusts administered by any other Trustee under the indenture. Unless otherwise indicated in any applicable prospectus supplement, any action permitted to be taken by a Trustee may be taken by such Trustee only with respect to the one or more series of debt securities for which it is the Trustee under the indenture. Any Trustee under the indenture may resign or be removed with respect to one or more series of debt securities. All registration, transfer, exchange, authentication and delivery (including authentication and delivery on original issuance of the debt securities) of, the debt securities of a series will be effected by the applicable Trustee with respect to that series at an office designated by the Trustee and all payments of principal of, and premium, if any, and interest on, the debt securities of a series will be effected by the applicable Trustee or the paying agent with respect to that series at an office designated by the Trustee or the paying agent, as the case may be.
UMB Bank, National Association has been appointed to act as the Trustee under the indenture. We may maintain corporate trust relationships in the ordinary course of business with the Trustee. The Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to the provisions of the Trust Indenture Act, the Trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any holder of debt securities, unless offered indemnity or security satisfactory to it by the holder against the losses, damages, costs, expense and liabilities which might be incurred thereby.
Under the Trust Indenture Act, the indenture is deemed to contain limitations on the right of the Trustee, should it become a creditor of VICI LP, to obtain payment of claims in some cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee may engage in other transactions with VICI LP. If it acquires any conflicting interest under the Trust Indenture Act relating to any of its duties with respect to the debt securities, however, it must eliminate the conflict or resign as Trustee.
Governing Law
The indenture, the debt securities and any related guarantees will be governed by, and construed in accordance with, the laws of the State of New York.
Notices
All notices to holders of debt securities shall be validly given if in writing and mailed, first-class postage prepaid to them at their respective addresses in the register maintained by the trustee, or delivered electronically pursuant to the applicable procedures of the depository.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
U.S. Federal Income Tax Considerations of an Investment in VICI REIT
The following is a summary of the material U.S. federal income tax considerations of an investment in our capital stock (“our stock”). For purposes of this section under the heading “Material U.S. Federal Income Tax Considerations,” references to “VICI REIT,” “we,” “our” and “us” generally mean VICI Properties Inc. and its subsidiaries or other lower-tier entities, except as otherwise indicated, and references to “tenants” are to persons who are treated as lessees of real property for purposes of the REIT requirements. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the regulations promulgated by the U.S. Department of the Treasury (the “Treasury Regulations”), rulings and other administrative pronouncements issued by the Internal Revenue Service (“IRS”), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The summary is also based upon the assumption that we and our subsidiaries and affiliated entities will operate in accordance with our and their applicable organizational documents. This summary is for general information only and is not tax advice. It does not discuss any state, local or non-U.S. tax laws or the possible application of the alternative minimum tax, the 3.8% Medicare tax on net investment income or U.S. federal gift or estate taxes, and it does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular investor in light of its investment or tax circumstances or to investors subject to special tax rules, such as:
•
banks, insurance companies, regulated investment companies, or other financial institutions;

•
dealers or brokers in securities or currencies;

•
partnerships, other pass-through entities and trusts, including REITs;

•
partners in partnerships holding our stock;

•
persons who hold our stock on behalf of other persons as nominees;

•
persons who receive our stock as compensation;

•
persons holding our stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•
persons who are subject to alternative minimum tax;

•
tax-exempt organizations, except to the extent provided in “—Taxation of Stockholders—Taxation of Tax-Exempt Stockholders” below; and

•
foreign investors, except to the extent provided in “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders” below.

In addition, this summary does not address tax considerations relating to the purchase, ownership and disposition of stock purchase contracts, stock represented by depository shares, warrants, rights, units representing an interest in two or more securities or debt securities. In the event we issue any such securities, the prospectus supplement will discuss the related tax considerations in greater detail.
This summary assumes that investors will hold shares of our stock as a capital asset, which generally means property held for investment.
The U.S. federal income tax treatment of holders of our stock depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences to any particular investor holding our stock will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences to you in light of your particular investment or tax circumstances of acquiring, holding, exchanging or otherwise disposing of our stock.

Taxation of VICI REIT
We elected to be taxed as a REIT under Sections 856 through 860 of the Code commencing with our taxable year ended December 31, 2017, upon the filing of our U.S. federal income tax return for such period. We believe that we are organized and operate in such a manner, and will continue to be organized and operate in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.
Our qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon REITs by the Code. Our ability to qualify to be taxed as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets that we own directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy such requirements for qualification and taxation as a REIT.
Taxation of REITs in General
As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify and continue to qualify to be taxed as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify,” below.
Provided that we qualify to be taxed as a REIT, generally we will be entitled to a deduction for distributions that we pay and therefore will not be subject to U.S. federal corporate income tax on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from an investment in a “C corporation.” A C corporation is a corporation that generally is required to pay tax at the corporate level. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when the income is distributed. In general, the income that we generate (other than at any taxable REIT subsidiary (“TRS”) of ours) is taxed only at the stockholder level upon a distribution to our stockholders.
Most U.S. stockholders (as defined below) that are individuals, trusts or estates are taxed on corporate dividends at a maximum U.S. federal income tax rate of 20% (the same as long-term capital gains). With limited exceptions, however, distributions from us or from other entities that are taxed as REITs are generally not eligible for this rate and will continue to be taxed at rates applicable to ordinary income, but non-corporate stockholders will generally be eligible for a deduction equal to 20% of such distributions. Currently, the highest marginal non-corporate U.S. federal income tax rate (exclusive of any Medicare tax, if applicable) applicable to ordinary income is 37% (before application of the 20% deduction which results in an effective 29.6% tax rate). See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.
Any of our net operating losses, foreign tax credits and other tax attributes generated or incurred by us generally do not pass through to VICI REIT stockholders, subject to special rules for certain items such as the undistributed but designated capital gain that we recognize. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions” below.
If we qualify to be taxed as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:
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We will be taxed at regular corporate rates on any undistributed taxable income, including undistributed net capital gains.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 21%).

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If we fail to satisfy the 75% gross income test and/or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

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If we violate the asset tests (other than certain de minimis violations) or certain other requirements applicable to REITs, as described below, and yet maintain qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to a penalty tax. In that case, the amount of the penalty tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the nonqualifying assets in question multiplied by the highest corporate tax rate (currently 21%) if that amount exceeds $50,000 per failure.

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If we fail to distribute during each calendar year at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (a) the amounts that we actually distributed and (b) the amounts we retained and upon which we paid income tax at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below in “—Requirements for Qualification—General” below.

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A 100% tax may be imposed on certain transactions between us and a TRS that do not reflect arm’s-length terms.

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If we acquire appreciated assets from a corporation that is not a REIT (i.e., a “C” corporation) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation (which is the case with respect to all or substantially all of the properties we acquired from Caesars Entertainment Operating Company, Inc., a Delaware corporation, pursuant to our formation transactions as well as certain other properties we have acquired), we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five- year period following our acquisition from the C corporation. Treasury Regulations exclude from the application of this built-in gains tax any gain from the sale of property we acquire in an exchange under Section 1031 (a like-kind exchange) or 1033 (an involuntary conversion) of the Code.

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The taxable income of our TRSs will be subject to U.S. federal corporate income tax.

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We may elect to retain and pay income tax on our net capital gain. In that case, a stockholder would include its proportionate share of our undistributed net capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for the stockholder’s proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in shares of our stock.

In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local, and foreign income, property, gross receipts and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General
The Code defines a REIT as a corporation, trust or association:
1.
that is managed by one or more trustees or directors;

2.
the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest

3.
that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

4.
that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

5.
the beneficial ownership of which is held by 100 or more persons;

6.
in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares or other beneficial interest is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities such as private foundations);

7.
that makes an election to be taxed as a REIT, or has made such an election for a previous taxable year which has not been revoked or terminated;

8.
that has no earnings and profits from any non-REIT taxable year at the close of any taxable year; and

9.
that meets other tests described below, including with respect to the nature of its income and assets and the amounts of its distributions.

The Code provides that conditions (1) through (4) above must be met during the entire taxable year, and that condition (5) above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) above need not be met during an entity’s initial tax year as a REIT (which, in our case, will be 2017). Our charter provides restrictions regarding the ownership and transfers of our shares of beneficial interest, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. These restrictions, however, may not ensure that we, in all cases, will be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the next two sentences, our status as a REIT will terminate. To monitor our compliance with condition above, we are generally required to maintain records regarding the actual ownership of our shares. If we comply with the record-keeping requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet condition (6) above, then we will be treated as having met condition (6) above.
To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares of beneficial interest. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury Regulations to submit a statement with your tax return disclosing your actual ownership of our stock and other information.
In addition, a REIT must have a taxable year that is the calendar year. We have adopted December 31 as our taxable year-end to satisfy this requirement.
Effect of Subsidiary Entities
Ownership of Partnership Interests
If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that we are deemed to own our proportionate share of the partnership’s assets, and to earn our proportionate share of the partnership’s income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership’s assets and income is based on our capital interest in the partnership (except that for purposes of the 10% value test, as described below, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). We calculate our capital interest in any partnership based on either our percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any of our subsidiary partnerships will be treated as our assets and items of income for purposes of applying the REIT requirements.
We have control of VICI LP and its subsidiaries and intend to operate them in a manner consistent with the requirements for our qualification as a REIT. We have a non-controlling interest in Harrah’s Joliet LandCo LLC, an entity taxed as a partnership that owns the Harrah’s Joliet property and is the lessor under the related Joliet Lease Agreement. Our non-controlling interest represents a 20% third-party ownership of Harrah’s Joliet LandCo LLC. If we become aware that such entity has taken or may take actions that could jeopardize our status as a REIT or incur unexpected tax liability, we may be forced to dispose of the non-controlling interest or transfer it to a TRS. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail the gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or otherwise take corrective action on a timely basis. In that case, we could fail to qualify to be taxed as a REIT unless we were entitled to relief, as described below.
Disregarded Subsidiaries
If we own a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is generally disregarded as a separate entity for U.S. federal income tax purposes, and all of the subsidiary’s assets, liabilities and items of income, deduction and credit are treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), that is directly or indirectly (through disregarded subsidiaries) wholly owned by a REIT. Other entities that are wholly owned by us or our subsidiaries, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”
In the event that a disregarded subsidiary of ours ceases to be wholly owned—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would generally be treated as a either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirements that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See “—Asset Tests” and “—Income Tests” below.
Taxable REIT Subsidiaries
In general, we may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat such subsidiary corporation as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, and no more than 5% of the value of our assets can be represented by the securities of any single taxable corporation, in each case unless we and such corporation elect to treat such corporation as a TRS, provided that not more than 20% of the value of our total assets is represented by securities of one or more TRSs (25% for our 2017 taxable year). The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable subsidiary corporation generally is subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate and may reduce our ability to make distributions to VICI REIT stockholders.
We are not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary corporation to us is an asset in our hands, and we generally treat the distributions paid to us from such taxable subsidiary corporation, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations on a look-through basis in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to perform services or conduct activities that give rise to certain categories of income or to conduct activities that, if conducted by us directly, would be treated in our hands as prohibited transactions.
U.S. federal income tax law limits the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on certain transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s-length basis. We intend that all of our transactions with our TRSs, if any and as applicable, will be conducted on an arm’s-length basis.
We have subsidiaries that are corporations and TRSs. In the future, we may form or acquire additional TRSs, or elect to treat certain existing subsidiaries that are qualified REIT subsidiaries or disregarded entities as TRSs. TRSs might be used to hold all or a portion of an investment that, for example, would be treated as a non-real estate security for purposes of the REIT asset tests or excess personal property when testing rents from real property.
Income Tests
In order to qualify to be taxed as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, generally must be derived from “rents from real property,” gains from the sale of real estate assets (other than certain publicly offered REIT debt instruments that would not be real estate assets but for the inclusion of publicly offered REIT debt instruments), interests and gain derived from mortgage loans secured by real property or an interest in real property (including certain types of mortgage-backed securities and certain mortgage loans secured by both real and personal property), dividends received from other REITs, and specified income from temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from “prohibited transactions,” discharge of indebtedness, certain hedging transactions and certain foreign currency gains, must be derived from some combination of income that qualifies under the 75% gross income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property. Income and gain from certain hedging transactions will be excluded from both the numerator and the denominator for purposes of both the 75% and 95% gross income tests.
Rents from Real Property
Rents we receive from a tenant generally will qualify as “rents from real property” for the purpose of satisfying the gross income requirements for a REIT described above only if all of the conditions described below are met:
•
The amount of rent is not based in whole or in part on the income or profits of any person from the property. However, an amount we receive or accrue generally will not be excluded from the term “rents from real property” solely because it is based on a fixed-percentage or percentages of gross receipts or sales;

•
Neither we nor an actual or constructive owner of 10% or more of VICI REIT shares actually or constructively owns 10% or more of the interests in the assets or net profits of a non-corporate tenant, or, if the tenant is a corporation for U.S. federal income tax purposes, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant, taking into account applicable complex attribution rules. To ensure that our rental income will not be treated as nonqualifying income under the rule described in the preceding sentence, and thus to ensure that we will not inadvertently lose our REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, our charter provides restrictions on ownership and transfer of our shares, including restrictions on such ownership or transfer that would cause the rents received or accrued by us from tenants to be treated as nonqualifying rent for purposes of the REIT gross income requirements. Stockholders should be aware that events unknown to us (i.e., events other than a purchase or other transfer of shares) may result in ownership, under the applicable attribution rules, of shares in excess of our charter ownership limits.
•
Rents we receive from such a tenant that is a TRS of ours, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the TRS are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by a TRS are substantially comparable to rents paid by other tenants is determined at the time the lease with the TRS is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such TRS, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a TRS in which the parent REIT owns stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock of such TRS;

•
Rent attributable to personal property that is leased in connection with a lease of real property is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property”; and

•
We generally are not permitted to operate or manage our properties or to furnish or render services to our tenants, subject to a 1% de minimis exception and except as further provided below. We are permitted, however, to perform directly certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of these permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we are permitted to employ an independent contractor from whom we derive no revenue, or a TRS that is wholly or partially owned by us, to provide both customary and non-customary property management or services to our tenants without causing the rent that we receive from those tenants to fail to qualify as “rents from real property.” Any dividends that we receive from a TRS with respect to the TRS’s provision of non-customary services will, however, be nonqualifying income under the 75% gross income test.

We believe that all of our leases meet the above requirements so that rents we receive are “rents from real property.” We intend to structure future leases such that we are in compliance with the 75% and 95% gross income tests.
In addition, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for U.S. federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We have structured, and generally expect to continue to structure, our leases to qualify as true leases for U.S. federal income tax purposes. For example, with respect to the leases, generally:
•
the ground lease holder or property owning entity, on the one hand, and the lessee, on the other hand, intend for their relationship to be that of a lessor and lessee, and such relationship will be documented by a lease agreement;

•
the lessee has the right to exclusive possession and use and quiet enjoyment of the property covered by the lease during the term of the lease;

•
the lessee bears the cost of, and is responsible for, day-to-day maintenance and repair of the property and is responsible for how the property is operated;

•
the lessee bears the costs and expenses of operating the property, including the cost of any inventory used in their operation, during the term of the lease;

•
the lessee benefits from any savings and bears the burdens of any increases in the costs of operating the property during the term of the lease;

•
in the event of damage or destruction to a property, the lessee will be at economic risk because it will bear the economic burden of the loss in income from operation of the property subject to the right, in certain circumstances, to terminate the lease in whole or in part if the lessor does not restore the property to its prior condition;

•
the lessee generally indemnifies the lessor against all liabilities imposed on the lessor during the term of the lease by reason of (A) injury to persons or damage to property occurring at the property or (B) the lessee’s use, management, maintenance or repair of the property;

•
the lessee is obligated to pay, at a minimum, substantial base rent for the period of use of the property under the lease;

•
the lessee stands to incur substantial losses or reap substantial gains depending on how successfully it operates the property;

•
the lease enables the tenant to derive a meaningful profit, after expenses and taking into account the risks associated with the lease, from the operation of the property during the term of the lease; and

•
upon termination of the lease, the property will be expected to have a remaining useful life equal to at least 20% of its expected useful life on the date the lease is entered into, and a fair market value equal to at least 20% of its fair market value on the date the lease was entered into.

We generally treat our leases with respect to our properties as true leases for U.S. federal income tax purposes; however, there can be no assurance that the IRS would not consider a particular lease a financing arrangement instead of a true lease for U.S. federal income tax purposes. In that case, and in any case in which we intentionally structure a lease as a financing arrangement, our income from that lease would be interest income rather than rent and we expect to treat that interest as qualifying income for purposes of the 75% gross income test to the extent that the deemed “loan” amount does not exceed the fair market value of the real estate assets leased (and thus deemed to secure the deemed loan). All of the interest income from our loan would be qualifying income for purposes of the 95% gross income test. In addition, we expect to treat only a portion of the deemed “loan” amount as a qualifying “real estate asset” for purposes of the 75% asset test if and to the extent the loan amount does not exceed the fair market value of the real estate assets leased (and thus deemed to be securing the deemed loan). We believe that the characterization of a lease as a financing arrangement would not adversely affect our ability to qualify as a REIT.
Interest Income
Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation upon which such interest is paid is secured by a mortgage on (i) real property or an interest in real property or (ii) property described in (i) and other property if such other property constitutes 15% or less of the total fair market value of the secured property. If we receive interest income with respect to a mortgage loan that is described in the preceding clause (ii), such interest income may need to be apportioned between the real property and the other collateral for purposes of the 75% gross income test. Even if a loan is not secured by real property, or is not fully secured by real property, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

We may originate or acquire mezzanine loans or investments treated as subordinated debt for U.S. federal income tax purposes. Mezzanine loans include loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. Revenue Procedure 2003-65 provides a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.
Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, it is possible that some mezzanine loans may not meet all of the requirements for reliance on the safe harbor. We intend to invest in mezzanine loans in a manner that will enable us to satisfy the REIT gross income and asset tests.
Dividend Income
We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends that we receive from another REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.
Fee Income
Any fee income that we earn will generally not be qualifying income for purposes of either gross income test. Any fees earned by a TRS, however, will not be included for purposes of our gross income tests.
Hedging Transactions
Any income or gain that we or our pass-through subsidiaries derive from instruments that hedge certain risks, such as the risk of changes in interest rates, will be excluded from gross income for purposes of both the 75% and 95% gross income tests, provided that specified requirements are met, including the requirement that the instrument is entered into during the ordinary course of our business, the instrument hedges risks associated with indebtedness issued by us or our pass-through subsidiary that is incurred or to be incurred to acquire or carry “real estate assets” (as described under “—Asset Tests,” below), and the instrument is properly identified as a hedge along with the risk that it hedges within prescribed time periods. Certain items of income or gain attributable to hedges of foreign currency fluctuations with respect to income that satisfies the REIT gross income requirements may also be excluded from the 95% and 75% gross income tests as well as certain items of income or gain attributable to certain counteracting hedges that offset prior qualifying hedges where the prior debt is repaid or qualifying assets underlying such prior hedges are sold. To the extent that we do not properly identify such transactions as hedges or we hedge with other types of financial instruments, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.
Forward Sale Agreements
We enter into forward sale agreements from time to time and, subject to certain conditions, we have the right to elect physical, cash or net share settlement under these agreements at any time and from time to time, in part or in full. In the event that we elect to settle the forward sale agreements for cash and the settlement price is below the forward sale price, we would be entitled to receive a cash payment from the forward purchasers. Under Section 1032 of the Code, generally, no gains and losses are recognized by a corporation in dealing in its own shares, including pursuant to a “securities futures contract,” as defined in the Code by reference to the Exchange Act. Although we believe that any amount received by us in exchange for our shares of common stock would qualify for the exemption under Section 1032 of the Code, because it is not entirely clear whether the forward sale agreements qualify as “securities futures contracts,” the U.S. federal income tax treatment of any cash settlement payment we receive is uncertain. In the event that we recognize a significant gain from the cash settlement of the forward sale agreements, we might not be able to satisfy the gross income requirements applicable to REITs under the Code.
Failure to Satisfy the Gross Income Tests
If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify to be taxed as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify to be taxed as a REIT. Even if these relief provisions apply, and we retain our status as a REIT, we will be required to pay a tax equal to (1) the greater of (A) the amount by which we fail to satisfy the 75% gross income test and (B) the amount by which we fail to satisfy the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability (i.e., generally our net income divided by our gross income). We may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of our income.
Asset Tests
At the close of each calendar quarter, we must also satisfy certain tests relating to the nature of our assets. Specifically:
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At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property and stock of other REITs, as well as some kinds of mortgage-backed securities and mortgage loans. The term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property generating qualifying rents from real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease. Assets that do not qualify for purposes of the 75% asset test are subject to the additional asset tests described below;

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The value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets;

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We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs or qualified REIT subsidiaries and the 10% asset test does not apply to “straight debt” having specified characteristics or to certain other securities described below. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code;

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The aggregate value of all securities of TRSs that we hold, may not exceed 20% of the value of our total assets; and

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Not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the inclusion of debt instruments of publicly offered REITs in the meaning of real estate assets.

Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership, if we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met.
Similarly, although stock of another REIT is a qualifying asset for purposes of the REIT asset tests, any non-mortgage debt that is issued by another REIT may not so qualify (although such debt will not be treated as “securities” for purposes of the 10% asset test, as explained below).
Certain securities will not cause a violation of the 10% asset test (for purposes of value) described above. Such securities include instruments that constitute “straight debt,” which term generally excludes, among other things, securities having contingency features. A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the same issuer which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the Code provides that certain other securities will not violate the 10% value limitation. Such securities include (i) any loan made to an individual or an estate, (ii) certain rental agreements pursuant to which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT under attribution rules), (iii) any obligation to pay rents from real property, (iv) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (v) any security (including debt securities) issued by another REIT and (vi) any debt instrument issued by a partnership if the partnership’s income is of a nature that it would satisfy the 75% gross income test described above under “—Income Tests.” In applying the 10% value limitation, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in the equity and certain debt securities issued by that partnership.
No independent appraisals have been obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, the values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset requirements. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will cause a violation of the REIT asset tests.
Certain relief provisions are available to allow REITs to satisfy the asset requirements or to maintain REIT qualification, notwithstanding certain violations of the asset and other requirements. For example, if we should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause VICI REIT to lose its REIT qualification if (i) it satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of its assets and the asset requirements was not wholly or partly caused by an acquisition of nonqualifying assets, but instead arose from changes in the relative market values of our assets. If the condition described in (ii) were not satisfied, VICI REIT still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of the relief provisions described below.
In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets and $10,000,000 and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or the relevant tests are otherwise satisfied within that time frame.
Even if we did not qualify for the foregoing relief provisions, one additional provision allows a REIT that fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure and (b) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure or the period of time prescribed by Treasury Regulations to be issued, or otherwise satisfies the relevant asset tests within that time frame.

Annual Distribution Requirements
In order to qualify to be taxed as a REIT, we are required to make distributions, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:
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90% of our REIT taxable income (with certain adjustments), computed without regard to our net capital gains and the deduction for dividends paid; and

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90% of our after-tax net income, if any, from foreclosure property (as described below); minus the excess of the sum of specified items of non-cash income over 5% of our REIT taxable income, computed without regard to our net capital gain and the deduction for dividends paid.

We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if declared before we timely file our tax return for the year and if paid with or before the first regular distribution payment after such declaration. These distributions will be treated as received by VICI REIT stockholders in the year in which paid, except that any distribution that we declare in October, November or December of any year and that is payable to a stockholder of record on a specified date in any such month will be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
If we fail to distribute, with respect to each calendar year, at least the sum of (i) 85% of our ordinary income for such year, (ii) 95% of our capital gain net income for such year and (iii) any undistributed net taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed, plus (b) the amounts of income we retained and on which we have paid corporate income tax.
To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. We have the ability to elect to retain, rather than distribute, some or all of our net long-term capital gains and pay tax on such gains. If we were to make this election, VICI REIT stockholders would include their proportionate shares of such undistributed long-term capital gains in income and receive a corresponding credit for their share of the tax that we paid. VICI REIT stockholders would then increase the adjusted basis of their shares by the difference between (i) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (ii) the tax that we paid on their behalf with respect to that income.
To the extent that we may have available net operating losses carried forward from prior tax years, such losses, subject to applicable limitations, may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the tax treatment to VICI REIT stockholders of any distributions that are actually made. See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Distributions,” below.
From time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements described above, including due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt, acquire assets, or for other reasons. If these timing differences occur, we may borrow funds to pay distributions or we may pay distributions through the distribution of other property (including our stock) in order to meet the distribution requirements, while preserving our cash.
If our taxable income for a particular year is subsequently determined to have been understated, we may be able to rectify a resultant failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year but treated as an additional distribution to our stockholders in the year such dividends are paid. In this case, VICI REIT may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

Prohibited Transactions
Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property, as discussed below) that is held as inventory or primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or having been, held as inventory or for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as inventory or property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.
Derivatives and Hedging Transactions
We may enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, (i) income from a hedging transaction we enter into (A) in the normal course of our business primarily to manage risk of interest rate changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, including gain from the sale or disposition of a position in such a transaction or (B) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests will not constitute gross income for purposes of the 75% or 95% gross income test; and (ii) if we enter into a position described in clause (i)(A) above with respect to indebtedness described therein or clause (i)(B) above with respect to property generating income described therein, and in connection with the extinguishment or disposition of such indebtedness or property we enter into a transaction that would be a hedging transaction within the meaning of clause (i) above as to any position referred to in this clause (ii) if such position were ordinary property, then any income from such a position or transaction described in this clause (ii) will not constitute gross income for purposes of the 75% or 95% gross income test so long as, in each of the foregoing clauses (i) and (ii), the transaction or position is clearly identified, as specified in Treasury Regulations, before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into hedging transactions that are not described in the preceding clause (i) or (ii), the income from these transactions is likely to be treated as nonqualifying income for purposes of both the 75% and 95% gross income tests. Moreover, to the extent that a position in a hedging transaction has positive value at any particular point in time, it may be treated as an asset that does not qualify for purposes of the REIT asset tests. We intend to structure and have structured any hedging transactions in a manner that does not jeopardize our qualification as a REIT. We may conduct some or all of our hedging activities (including hedging activities relating to currency risk) through a TRS or other corporate entity, the income from which may be subject to U.S. federal income tax, rather than by participating in the arrangements directly or through pass-through subsidiaries. No assurance can be given, however, that our hedging activities will not give rise to income or assets that do not qualify for purposes of the REIT tests, or that our hedging activities will not adversely affect our ability to satisfy the REIT qualification requirements.
Foreclosure Property
Foreclosure property is real property and any personal property incident to such real property (i) that we acquire as the result of having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (ii) for which we acquired the related loan or lease at a time when default was not imminent or anticipated and (iii) with respect to which we made a proper election to treat the property as foreclosure property. We generally will be subject to tax at the maximum corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. We do not anticipate receiving any income from foreclosure property that does not qualify for purposes of the 75% gross income test.
Penalty Tax
Any redetermined rents, redetermined deductions, excess interest or redetermined TRS service income we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished to any of our tenants by a TRS, and redetermined deductions and excess interest represent any amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations or if the interest payments were at a commercially reasonable rate. Rents that we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Code. Redetermined TRS service income generally represents income of a TRS that is understated as a result of services provided to us or on our behalf.
Record Keeping Requirements
We are required to comply with applicable record keeping requirements. Failure to comply could result in monetary penalties. For example, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of common stock.
Built-In Gains Tax
If we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, during the five-year period beginning on the date we acquire the asset, we could be required to pay tax at the highest corporate rate on the gain, if any, we recognize on the disposition of the asset, to the extent that gain does not exceed the excess of (1) the fair market value of the asset over (2) our adjusted basis in the asset, in each case on the date we acquired the asset. Such gain is taken into account in determining our taxable income and capital gains, and the amount of tax paid is taken into account as a loss for purposes of the distribution requirements. This is the case with respect to all or substantially all of the properties acquired from CEOC pursuant to our formation transactions as well as certain other properties we have acquired after our formation. We may acquire additional properties subject to these rules in the future.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification other than the income or asset tests, we could avoid disqualification as a REIT if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are also available for failures of the income tests and asset tests, as described above in “—Income Tests” and “—Asset Tests.”
If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at regular corporate rates. We cannot deduct distributions to stockholders in any year in which we are not a REIT, nor would we be required to make distributions in such a year. In this situation, to the extent of current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), distributions to stockholders would be taxable as regular corporate dividends. Such dividends paid to U.S. stockholders that are individuals, trusts and estates may be taxable at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal rate) for qualified dividends. In addition, subject to the limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost our qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Tax Aspects of Investments in Partnerships
General
Following the MGP Transactions, VICI REIT will own substantially all of its investments indirectly through VICI OP, which will be VICI REIT’s operating company and is intended to be treated as a partnership for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. VICI REIT will include its allocable share of these partnership items for purposes of computing its REIT taxable income, and for purposes of the various REIT income tests, will include its proportionate share of these partnership items based on its capital interest in such partnership (except that for purposes of the 10% value test, our proportionate share of the partnership’s assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). Capital interest in a partnership is calculated based on either the partner’s percentage ownership of the capital of the partnership or based on the allocations provided in the applicable partnership’s operating agreement, using the more conservative calculation. Consequently, to the extent that VICI REIT holds an equity interest in a partnership, such partnership’s assets and operations may affect VICI REIT’s ability to continue to qualify as a REIT, even though it may have no control, or only limited influence, over any such partnership.
Entity Classification
The ownership by VICI REIT of equity interests in a partnership involves special tax considerations, including the possibility of a challenge by the IRS of the status of a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. If a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, generally would be subject to an entity-level tax on its income. In such a situation, the character of VICI REIT’s assets and items of its gross income would change and would preclude it from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of any one corporation) or the gross income tests as discussed in “—Asset Tests” and “—Income Tests” above, and in turn would prevent VICI REIT from qualifying as a REIT. See “—Failure to Qualify,” above, for a discussion of the effect of VICI REIT’s failure to meet these tests for a taxable year.
In addition, any change in the status of a subsidiary partnership for tax purposes might be treated as a taxable event, in which case VICI REIT could have taxable income that is subject to the REIT distribution requirements without receiving any cash.
Tax Allocations with Respect to an Investment in a Partnership
Under the Code and Treasury Regulations promulgated thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the contributing partner is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution, or the book-tax difference. Such allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership or partnership property that has been revalued on the books of the partnership, must be allocated in a manner so that the contributing partners, or partners who held an interest in the partnership at the time of such revaluation, are charged with the unrealized gain or benefit from the unrealized loss associated with the property at the time of such contribution or revaluation. Any elections or other decisions relating to VICI OP allocations under Section 704(c) of the Code (including whether to use the “traditional method,” the

“traditional method with curative allocations” or the “remedial method”) shall be made by a wholly owned subsidiary of VICI REIT that will be the managing member of VICI OP.
Partnership Audit Rules
Subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. These partnership audit rules could result in partnerships in which we directly or indirectly invest, including VICI OP following the MGP Transactions, being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment.
Taxation of Taxable U.S. Stockholders
The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of our stock applicable to taxable U.S. stockholders. A U.S. stockholder is any holder of shares of our stock that is, for U.S. federal income tax purposes a “U.S. person”, which includes:
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an individual who is a citizen or resident of the United States;

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a corporation (or entity treated as a corporation) created or organized in the United States or under the laws of the United States, or of any state thereof, or the District of Columbia;

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an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust if (i) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership and the partners in such partnership should consult their tax advisors about the material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of our stock.
Distributions
So long as we qualify to be taxed as a REIT, the distributions that we make to our taxable U.S. stockholders out of current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that we do not designate as capital gain dividends will generally be taken into account by such stockholders as ordinary income and will not be eligible for the dividends received deduction for corporations. With limited exceptions, our distributions are not eligible for taxation at the preferential income tax rates (i.e., currently at a 20% maximum U.S. federal income tax rate) for qualified dividends received by most U.S. stockholders that are individuals, trusts and estates from taxable C corporations but are generally eligible for a deduction equal to 20% of such distributions. This deduction is scheduled to expire after 2025. Such stockholders, however, are taxed at the preferential rates on distributions designated by and received from REITs to the extent that the distributions are attributable to:
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income retained by the REIT in the prior taxable year on which the REIT was subject to corporate- level income tax (less the amount of corporate tax on such income);

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dividends received by the REIT from TRSs or other taxable C corporations; or

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income in the prior taxable year from the sales of “built-in gain” property acquired by the REIT from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

Dividends that we designate as capital gain dividends will generally be taxed to our U.S. stockholders as long-term capital gains to the extent that such dividends do not exceed our actual net capital gain for the taxable year or our dividends paid for the taxable year, without regard to the period for which the stockholder that receives such dividend has held its shares. We may elect to retain and pay taxes on some or all of our net long- term capital gains, in which case we may elect to apply provisions of the Code that treat our U.S. stockholders as having received, solely for tax purposes, our undistributed capital gains, and the stockholders as receiving a corresponding credit for taxes that we paid on such undistributed capital gains and an increase in the adjusted basis of their shares equal to the difference between (i) the amount of such undistributed capital gains, minus (ii) the amount of such taxes that we paid on their behalf. See “—Taxation of VICI REIT” and “—Annual Distribution Requirements.” U.S. stockholders that are corporations may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders that are individuals, trusts and estates (although depending on the characteristics of the assets that produced these gains and on designations that we may make, certain capital gain dividends may be taxed at a 25% rate), and 21% in the case of U.S. stockholders that are corporations.
Distributions in excess of our current and accumulated earnings and profits (as determined for U.S. federal income tax purposes) will generally represent a return of capital and will not be taxable to a U.S. stockholder to the extent that the amount of such distributions does not exceed the adjusted basis of the U.S. stockholder’s shares in respect of which the distributions were made. Rather, the distribution will reduce the adjusted basis of the U.S. stockholder’s shares. To the extent that such distributions exceed the adjusted basis of a U.S. stockholder’s shares, the stockholder generally must include such distributions in income as long-term capital gain if the shares have been held for more than one year, or short-term capital gain if the shares have been held for one year or less. In addition, any distribution that we declare in October, November or December of any year and that is payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution before the end of January of the following calendar year.
To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. See “—Taxation of VICI REIT” and “—Annual Distribution Requirements.”
Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor would such losses affect the character of any distributions that we make, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits (as determined for U.S. federal income tax purposes).
Dispositions of Our Stock
If a U.S. stockholder sells or disposes of shares of our stock, it will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition, and the stockholder’s adjusted tax basis in the shares (generally the amount paid for such shares). In general, capital gains recognized by individuals, trusts and estates upon the sale or disposition of shares of our stock will be subject to a maximum U.S. federal income tax rate of 20% if the shares are held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if the shares are held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not such gains are classified as long- term capital gains. Capital losses recognized by a U.S. stockholder upon the disposition of shares of our stock that were held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, trusts and estates who may also offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our stock by a U.S. stockholder who has held the shares for nine months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of actual or deemed distributions that we make that are required to be treated by the stockholder as long- term capital gain.

If an investor recognizes a loss upon a subsequent disposition of shares of our stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss-generating transaction to the IRS. These regulations, though directed towards “tax shelters,” are broadly written and apply to transactions that would not typically be considered tax shelters. The Code imposes significant penalties for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of shares of our stock or transactions that we might undertake directly or indirectly. Moreover, you should be aware that we and other participants in the transactions in which we are involved (including their advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Redemption of Preferred Stock
The treatment to a holder of preferred stock accorded to any redemption by us (as distinguished from a sale, exchange or other disposition) of our preferred stock can only be determined on the basis of particular facts as to the holder of preferred stock at the time of redemption. In general, a holder of preferred stock will recognize capital gain or loss measured by the difference between the amount received upon the redemption and the holder of the preferred stock’s adjusted tax basis in the preferred stock redeemed (provided the preferred stock is held as a capital asset) if such redemption (i) results in a “complete termination” of a holder’s interest in all classes of our stock under Section 302(b)(3) of the Code or (ii) is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code. In applying these tests, there must be taken into account not only any preferred stock owned by the holder, but also such holder’s ownership of common stock, equity shares, other series of preferred stock and any options (including stock purchase rights) to acquire any of the foregoing. The holder also must take into account any such securities (including options) which are considered to be owned by such holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If a particular holder of preferred stock owns (actually or constructively) none of our common stock or an insubstantial percentage of our outstanding common stock or preferred stock, based upon current law, it is probable that the redemption of preferred stock from such a holder would be considered “not essentially equivalent to a dividend.” However, whether a distribution is “not essentially equivalent to a dividend” depends on all of the facts and circumstances, and a holder of preferred stock intending to rely on any of these tests at the time of redemption should consult its tax advisor to determine their application to its particular situation.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from the preferred stock will be treated as a distribution on the preferred stock as described under “Material U.S. Federal Income Tax Considerations—Taxation of Taxable U.S. Stockholders” and “—Taxation of Non-U.S. Stockholders” in the accompanying prospectus. If the redemption is taxed as a distribution, the holder’s adjusted tax basis in the redeemed preferred stock will be transferred to any other stockholdings of the holder of our preferred stock. If the holder of preferred stock owns no other shares of beneficial interest in us, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely.
Conversion of Preferred Stock
Except as provided below, (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of preferred stock into our common stock, and (ii) a U.S. stockholder’s basis and holding period in our common stock received upon conversion generally will be the same as those of the converted preferred stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Any of our shares of common stock received in a conversion that are attributable to accumulated and unpaid dividends on the converted preferred stock will be treated as a distribution that is potentially taxable as a dividend. Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share, and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held the preferred stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the U.S. federal income tax consequences of any transaction by which such holder exchanges shares of our common stock received on a conversion of preferred stock for cash or other property.
Passive Activity Losses and Investment Interest Limitations
Distributions that we make and gains arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of our capital shares and income designated as qualified dividend income, as described above, as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. To the extent that distributions we make do not constitute a return of capital, they will generally be treated as investment income for purposes of computing the investment interest limitation.
Taxation of Non-U.S. Stockholders
The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of shares of our stock applicable to non-U.S. stockholders. A “non-U.S. stockholder” is any holder of shares of our stock other than a partnership or U.S. person.
Ordinary Dividends
The portion of distributions received by non-U.S. stockholders that (i) is payable out of our current or accumulated earnings and profits, (ii) is not designated as capital gains, (iii) is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (or if required by an applicable income tax treaty, the non-U.S. stockholder does not maintain a permanent establishment in the United States to which such distributions are attributable) and (iv) is not attributable to gains from the sales or exchanges of United States real property interests, as defined in Section 897 of the Code (“USRPIs”), will be subject to U.S. withholding tax at the rate of 30%, unless reduced or eliminated by treaty. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT.
In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of shares of our stock. In cases where the distribution income from a non-U.S. stockholder’s investment in our stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business (through a United States permanent establishment, where applicable), the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distributions. Such effectively connected income must generally be reported on a U.S. income tax return filed by or on behalf of the non-U.S. stockholder. The income, as adjusted for certain items, may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the case of a non-U.S. stockholder that is a corporation.
Except as otherwise provided below, we expect to withhold U.S. federal income tax at the rate of 30% on any distributions made to a non-U.S. stockholder unless (i) a lower treaty rate applies and the non-U.S. stockholder provides us an IRS Form W-8BEN or W-8BEN-E (or applicable successor form) evidencing eligibility for that reduced treaty rate; or (ii) the non-U.S. stockholder provides us an IRS Form W-8ECI (or applicable successor form) with us claiming that the distribution is income effectively connected with the non-U.S. stockholder’s trade or business.
Non-Dividend Distributions
Unless shares of our stock constitute a USRPI, distributions that we make which are not dividends out of our earnings and profits, not attributable to gain from the disposition of USRPIs and not in excess of the adjusted tax basis of the non-U.S. stockholder’s shares will not be subject to U.S. income tax. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. For withholding purposes, because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat all distributions as made out of our current or accumulated earnings and profits. The non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. To the extent that such distributions exceed the non-U.S. stockholder’s adjusted tax basis in such shares, the distributions will generally give rise to gain from the sale or exchange of such shares, the tax treatment of which is described below. However, such excess distributions may be treated as dividend income for certain non-U.S. stockholders.
Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of United States Real Property Interests
Under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), a distribution that we make to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs that we held directly or through pass-through subsidiaries, or USRPI capital gains, will, except as described below, be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. income tax at the rates applicable to U.S. individuals or corporations, without regard to whether we designate the distribution as a capital gain dividend. See above under “—Ordinary Dividends” for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 21% (20% to the extent provided in Treasury Regulations) of the maximum amount that could have been designated as USRPI capital gain dividends. Distributions subject to FIRPTA may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty) in the hands of a non-U.S. stockholder that is a corporation. A distribution is not attributable to USRPI capital gain if we held an interest in the underlying asset solely as a creditor. Dividends received by a non-U.S. stockholder that we properly designate as capital gain dividends and are attributable to dispositions of assets other than USRPIs generally are not subject to U.S. federal income or withholding tax, unless (i) the investment in our stock is effectively connected with the non-U.S. stockholder’s U.S. trade or business (through a United States permanent establishment where applicable), in which case the non-U.S. stockholder would be subject to the same treatment as U.S. stockholders with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at the rate of 30% (unless reduced or eliminated by treaty), or (ii) the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case the non-U.S. stockholder will be subject to a 30% tax on his or her capital gains (reduced by certain capital losses). Substantially all of our assets will constitute USRPIs.
A capital gain dividend that would otherwise have been treated as a USRPI capital gain will not be so treated or be subject to FIRPTA, and generally will not be subject to the 21% withholding tax described above, and instead will be treated in the same manner as an ordinary dividend; if the distribution is received (i) with respect to a class of shares that is regularly traded on an established securities market located in the United States and the recipient non-U.S. stockholder does not own more than 10% of that class of shares at any time during the year ending on the date on which the distribution is received; (ii) by certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified stockholders”) except to the extent owners of such qualified stockholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital shares; or (iii) by a “qualified foreign pension fund” (as defined in the Code) or any entity all of the interests of which are held by such a qualified foreign pension fund. We anticipate that our common stock will continue to be “regularly traded” on an established securities market in the United States.
Retention of Net Capital Gains
Although the law is not clear on the matter, it appears that amounts we designate as retained net capital gains in respect of our stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions of capital gain dividends. Under this approach, the non-U.S. stockholders may be able to offset as a credit against their U.S. federal income tax liability their proportionate share of the tax paid by us on such retained net capital gains and to receive from the IRS a refund to the extent their proportionate share of such tax paid by us exceeds their actual U.S. federal income tax liability. If we were to designate any portion of our net capital gain as retained net capital gain, non-U.S. stockholders should consult their tax advisors regarding the taxation of such retained net capital gain.

Dispositions of Our Stock
Unless shares of our stock constitute USRPIs, a sale of such shares by a non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to certain exceptions discussed below, shares of our stock will be treated as USRPIs if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We believe that 50% or more of our assets consist, and will continue to consist, of USRPIs.
Even if the foregoing 50% test is met, however, shares of our common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT, less than 50% of value of which is held, directly or indirectly, by non-U.S. persons at all times during a specified testing period. No assurance can be given that we will be a domestically controlled qualified investment entity.
In the event that we are not a domestically controlled qualified investment entity, but shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, a non-U.S. stockholder’s sale of shares of our common stock nonetheless also would not be subject to tax under FIRPTA as a sale of a USRPI, provided that the selling non-U.S. stockholder held 10% or less of the outstanding shares of such class of stock at all times during a prescribed testing period. We expect that our common stock will be regularly traded on an established securities market.
Even if none of the foregoing tests are met and shares of our common stock are not considered to be regularly traded on an established securities market, dispositions of our capital shares by qualified stockholders would still be exempt from FIRPTA, except to the extent owners of such qualified stockholders own, actually or constructively, more than 10% of our capital shares. Furthermore, dispositions of our capital shares by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. stockholders should consult their tax advisors regarding the application of these rules.
If gain on the sale of shares of our stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be required to file a U.S. federal income tax return and would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Moreover, in order to enforce the collection of the tax, the purchaser of the shares could be required to withhold 15% of the purchase price and remit such amount to the IRS.
Gain from the sale of shares of our stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. stockholder in two cases: (i) if the non-U.S. stockholder’s investment in the shares is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (through a United States permanent establishment, where applicable), the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, except that a non-U.S. stockholder that is a corporation may also be subject to a branch profits tax at a rate of 30% (unless reduced or eliminated by treaty), or (ii) if the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain (reduced by certain capital losses). In addition, even if we are a domestically controlled qualified investment entity, upon disposition of shares of our common stock, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a USRPI if the non-U.S. stockholder (a) disposes of shares of our common stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a USRPI and (b) acquires, or enters into a contract or option to acquire, other of shares of the same class of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (a). The preceding sentence shall not apply to a non-U.S. stockholder if the non-U.S. stockholder did not own more than 5% of the shares at any time during the one-year period ending on the date of the distribution described in clause (a) of the preceding sentence and the class of shares is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market in the United States.

Non-U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning shares of our stock.
Taxation of Tax-Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they may be subject to taxation on their unrelated business taxable income (“UBTI”). While some investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that a tax-exempt stockholder has not held shares of our stock as “debt financed property” within the meaning of the Code (i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), distributions that we make and income from the sale of the shares generally should not give rise to UBTI to a tax-exempt stockholder.
Tax-exempt stockholders that are social clubs, voluntary employee benefit associations or supplemental unemployment benefit trusts exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9) or (c)(17) of the Code are subject to different UBTI rules, which generally require such stockholders to characterize distributions that we make as UBTI.
In certain circumstances, a pension trust that owns more than 10% of the value of shares of our stock could be required to treat a percentage of any distributions received from it as UBTI if we are a “pension- held REIT.” We will not be a pension-held REIT unless (i) we are required to “look through” one or more of our pension trust stockholders in order to satisfy the REIT “closely held” test and (ii) either (a) one pension trust owns more than 25% of the value of shares of our stock or (b) one or more pension trusts, each individually holding more than 10% of the value of the shares, collectively own more than 50% of the value of the shares. Certain restrictions on ownership and transfer of our shares generally should prevent a tax-exempt entity from owning more than 10% of the value of our stock and generally should prevent us from becoming a pension-held REIT.
Tax-exempt stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning our stock.
Other Tax Considerations
Legislative or Other Actions Affecting REITs
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot give you any assurances as to whether, or in what form, any proposals affecting REITs or their stockholders might be enacted, but these changes might include, in particular, increases in the U.S. federal income tax rates that apply to various categories of holders of our stock in certain circumstances, possibly with retroactive effect. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock. Investors should consult with their tax advisors regarding the effect of potential changes to the federal tax laws and on an investment in our stock.
Backup Withholding and Information Reporting
In general, VICI REIT is required to report to U.S. stockholders of our stock and to the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Backup withholding, at a rate of 24% through 2025 and 28% thereafter, may apply to dividends paid to a U.S. stockholders unless such holder (1) is a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide its correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS.
In general, VICI REIT is required to report annually to non-U.S. stockholders of shares of our stock the IRS the amount of dividends paid to such non-U.S. stockholders and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends, interest and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. Non-U.S. stockholders may be subject to backup withholding unless applicable certification requirements are met.
Payment of the proceeds from a sale of our stock within the United States is subject to both backup withholding and information reporting requirements unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our stock conducted through certain United States related financial intermediaries is subject to information reporting requirements (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the applicable holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Foreign Account Tax Compliance Act
A U.S. Federal withholding tax of 30% generally will be imposed on certain payments made to a “foreign financial institution” (as specifically defined under the Foreign Account Tax Compliance Act rules) unless such institution enters into an agreement with the U.S. tax authorities to withhold certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these withholding and reporting requirements may be subject to different rules. Under the Foreign Account Tax Compliance Act and administrative guidance, a U.S. Federal withholding tax of 30% generally also will be imposed on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent with certification identifying certain of its direct and indirect U.S. owners. Under certain circumstances, a stockholder may be eligible for refunds or credits of such taxes. These withholding taxes are imposed on distributions paid with respect to our stock. While withholding under the Foreign Account Tax Compliance Act would have applied also to payments of gross proceeds from the sale or other disposition of our stock on or after January 1, 2019, proposed Treasury Regulations eliminate withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Stockholders should consult with their tax advisors regarding the possible implications of this legislation on their ownership and disposition of shares of our stock.
State, Local and Foreign Taxes
We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. Our state, local or foreign tax treatment and that of our stockholders and holders of debt securities may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes that we or our subsidiaries may incur do not pass through to our stockholders as a credit against their U.S. federal income tax liability. Prospective investors should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws applicable to an investment in our stock.

BOOK-ENTRY SECURITIES
We may issue the securities offered by means of this prospectus in whole or in part in book-entry form, meaning that beneficial owners of the securities will not receive certificates representing their ownership interests in the securities, except in the event the book-entry system for the securities is discontinued. If securities are issued in book-entry form, they will be evidenced by one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to the securities. The Depository Trust Company is expected to serve as depository. Unless and until it is exchanged in whole or in part for the individual securities represented thereby, a global security may not be transferred except as a whole by the depository for the global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee of such depository to a successor depository or a nominee of such successor. Global securities may be issued in registered form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a class or series of securities that differ from the terms described here will be described in the applicable prospectus supplement.
Unless otherwise indicated in the applicable prospectus supplement, we anticipate that the following provisions will apply to depository arrangements. Upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual securities represented by such global security to the accounts of persons that have accounts with such depository, who are called “participants.” Such accounts shall be designated by the underwriters, dealers or agents with respect to the securities or by us if the securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to the depository’s participants or persons that may hold interests through such participants. Ownership of beneficial interests in the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depository or its nominee (with respect to beneficial interests of participants) and records of the participants (with respect to beneficial interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or nominee, as the case may be, will be considered the sole owner or holder of the securities represented by such global security for all purposes under the applicable instrument defining the rights of a holder of the securities. Except as provided below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual securities of the series represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such securities in definitive form and will not be considered the owners or holders thereof under the applicable instrument defining the rights of the holders of the securities.
Payments of amounts payable with respect to individual securities represented by a global security registered in the name of a depository or its nominee will be made to the depository or its nominee, as the case may be, as the registered owner of the global security representing such securities. None of us or VICI LP, our or VICI LP’s officers and directors or any trustee, paying agent or security registrar for an individual series of securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.
We expect that the depository for a series of securities offered by means of this prospectus or its nominee, upon receipt of any payment of principal, premium, interest, dividend or other amount in respect of a permanent global security representing any of such securities, will immediately credit its participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security for such securities as shown on the records of such depository or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Such payments will be the responsibility of such participants.

If a depository for a series of securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual securities of such series in exchange for the global security representing such series of securities. In addition, we may, at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such securities, determine not to have any securities of such series represented by one or more global securities and, in such event, will issue individual securities of such series in exchange for the global security or securities representing such series of securities.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions in any one or more of the following ways:
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directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;

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directly to agents;

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to or through brokers or dealers;

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to the public through underwriting syndicates led by one or more managing underwriters;

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to one or more underwriters acting alone for resale to investors or to the public;

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in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

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through forward delivery contracts; and

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through a combination of any such methods of sale.

Common stock or preferred stock of VICI REIT may be issued upon conversion of preferred stock of VICI REIT or debt securities of VICI LP or in exchange for units or other interests of an operating subsidiary of VICI REIT (including VICI OP). Securities may also be issued upon exercise of warrants of VICI REIT. VICI REIT and VICI LP reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.
If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.
Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.
Sales of the securities may be effected from time to time in one or more transactions, including negotiated transactions:
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at a fixed price or prices, which may be changed;

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at market prices prevailing at the time of sale;

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at prices related to prevailing market prices; or

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at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.
In the sale of the securities, underwriters or agents may receive compensation from us in the form of underwriting discounts or commissions and may also receive compensation from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
Discounts, concessions and commissions may be changed from time to time. Dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts, concessions or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting compensation under applicable federal and state securities laws.

The applicable prospectus supplement will, where applicable:
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describe the terms of the offering;

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identify any such underwriter, dealer or agent;

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describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate by all underwriters and agents;

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describe the purchase price or the public offering price of the securities;

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identify the amounts underwritten; and

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identify the nature of the underwriter’s or underwriters’ obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of our common stock, which are listed on the NYSE. Any common stock of VICI REIT sold pursuant to a prospectus supplement will be listed on NYSE, subject to official notice of issuance. We may elect to list any series of preferred stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.
We may offer the securities into an existing trading market on the terms described in a prospectus supplement relating thereto. Underwriters, dealers and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.
We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If disclosed in the applicable prospectus supplement, in connection with those derivative transactions third parties may sell securities covered by this prospectus and such prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or from others to settle those short sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplements.
Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.
Underwriters may engage in overallotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.
The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.
Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against or contribution towards certain civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.
If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total amount of the securities less the amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.
To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

LEGAL MATTERS
Certain legal matters with respect to the validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Hogan Lovells US LLP. Additional legal matters may be passed upon for any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The financial statements of VICI Properties Inc. incorporated by reference in this prospectus, and the effectiveness of VICI Properties Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.
The financial statements of VICI Properties L.P. incorporated by reference in this prospectus, and the effectiveness of VICI Properties L.P.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We and VICI LP file annual, quarterly and current reports, proxy statements and other information with the SEC. The historical audited and unaudited financial statements of Caesars (which are not included or incorporated by reference in this prospectus), as the parent and guarantor of CEOC, one of our significant lessees, have been filed with the SEC. Caesars files annual, quarterly and current reports and other information with the SEC (which are not included or incorporated by reference in this prospectus). In addition, the historical audited and unaudited financial statements of MGM (which are not included or incorporated by reference in this prospectus), which is the parent and guarantor of MGP Lessee, LLC, one of our significant lessees, have been filed with the SEC. MGM files annual, quarterly and current reports and other information with the SEC (which are not included or incorporated by reference in this prospectus).
SEC filings are also available to the public from the SEC’s web site at www.sec.gov and our SEC filings are also available from our website at www.viciproperties.com. We make no representation as to the accuracy or completeness of the information regarding Caesars and MGM that is contained in this prospectus, which is obtained from Caesars’ and MGM’s publicly available information, or that is available through the SEC’s website or otherwise made available by Caesars or MGM, and none of such publicly available Caesars or MGM information is incorporated by reference in this prospectus. None of the information on, or accessible through, our website or any other website identified herein is incorporated into this prospectus, and does not constitute a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows VICI REIT and VICI LP to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus. This prospectus incorporates by reference the documents and reports listed below:
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VICI REIT’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 20, 2025;

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VICI REIT’s definitive proxy statement on Schedule 14A for its 2025 annual meeting of stockholders, filed with the SEC on March 17, 2025 (solely to the extent incorporated by reference into Part III of VICI REIT’s Annual Report on Form 10-K for the year ended December 31, 2024);

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VICI REIT’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on April 30, 2025;

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VICI REIT’s current reports on Form 8-K, filed with the SEC on February 4, 2025, March 27, 2025, April 7, 2025 and April 29, 2025; and

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The description of VICI REIT’s common stock, which is contained in Item 1 of its Registration Statement on Form 8-A filed with the SEC on January 29, 2018.

VICI REIT and VICI LP also incorporate by reference the information contained in all other documents VICI REIT and VICI LP, as applicable, file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)) after the date of this prospectus.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will provide to each person, including any beneficial owner of our securities, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with the prospectus free of charge upon written or oral request. VICI REIT’s and VICI LP’s filings with the SEC are available on our website at www.viciproperties.com, in the “Investors” section, as soon as reasonably practicable after they are filed with the SEC. The information that is contained on, or is or becomes accessible through, our website is not part of this prospectus. You may also obtain a copy of these filings at no cost by calling us at (646) 949-4631 or writing to us at the following address:
VICI Properties Inc.
535 Madison Avenue, 28th Floor
New York, New York 10022 Attn:
Secretary

$1,750,000,000
VICI Properties L.P.
$900,000,000 5.400% Senior Notes Due 2031
$850,000,000 5.750% Senior Notes Due 2036

PROSPECTUS SUPPLEMENT

Wells Fargo Securities
Barclays
Mizuho
Truist Securities
BNP PARIBAS
BofA Securities
Capital One Securities
Citigroup
Citizens Capital Markets
J.P. Morgan
SMBC Nikko
Deutsche Bank Securities
Goldman Sachs & Co. LLC
Morgan Stanley
Scotiabank
August 5, 2026